                                                                     EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT




         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of May 31, 1996 among KDI/TRIANGLE CORPORATION, a Michigan corporation (the "Purchaser"), a wholly-owned subsidiary of MICROWAVE COMPONENTS ENTERPRISES, INC., a Michigan corporation ("Enterprises"), KDI D/H CORPORATION, a Delaware corporation ("KDI D/H"), and KDI/TRIANGLE ELECTRONICS, INC., a Delaware corporation and wholly-owned subsidiary of KDI D/H (the "Seller").


                                    Recitals:

         A. The Seller is engaged in the business of designing, manufacturing and marketing catalog and custom engineered RF and electronic microwave frequency components and subassemblies, which components and subassemblies are utilized in a wide variety of commercial applications and defense systems relating to telecommunications, cellular telephone cell site equipment, radar, navigation, military electronic countermeasures and medical and industrial monitoring and tracking systems in air, ground, sea and space environments (the "Seller's Business").

         B. The Purchaser desires to purchase and the Seller desires to sell the assets of the Seller related to and used in the Seller's Business, upon the terms and conditions set forth herein.

         C. The Seller, KDI D/H and Merchant Financial, Inc., a Michigan corporation and an affiliate of the Purchaser ("MFI"), entered into a letter of intent, dated January 22, 1996, relative to the transactions contemplated herein (the "Letter of Intent").


                                   Agreement:

         NOW, THEREFORE, in consideration of these premises and subject to the representations, warranties, covenants and other terms and conditions contained herein and for the consideration provided herein, the parties agree as follows:


         I. DEFINITIONS.

            For purposes of this Agreement, the following capitalized terms shall have the following meanings:

            "Account Balance Amount" has the meaning set forth in Section
9.15(b).


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                  "Accounts Payable" has the meaning set forth in Section
3.1(b).

                  "Accounts Receivable" has the meaning set forth in Section 2.2(b).

                  "Accounts Receivable Adjustment" has the meaning set forth in
Section 4.2(a).

                  "Accruals" has the meaning set forth in Section 3.1(c).

                  "Assumed Environmental Liabilities" has the meaning set forth in Section 3.1(f).

                  "Assumed Liabilities" has the meaning set forth in Section
3.1.

                  "Assumed Pension Liabilities" has the meaning set forth in
Section 9.15(c).

                  "Broker" has the meaning set forth in Section 5.5.

                  "Cash" has the meaning set forth in Section 2.2(a).

                  "CERCLA" means the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Chemical Bank Credit Agreement" means that certain Amended & Restated Credit Agreement, dated as of August 31, 1995, among KDI D/H, the several lenders from time to time parties thereto and Chemical Bank, as Agent.

                  "Closing" has the meaning set forth in Section 12.1.

                  "Closing Date" has the meaning set forth in Section 12.1.

                  "Closing Date Net Working Capital Adjustment" has the meaning set forth in Section 4.5(a).

                  "Closing Date Net Working Capital Base" has the meaning set forth in Section 4.2(b)(ii).

                  "Closing Date Working Capital Balance Sheet" has the meaning set forth in Section 4.5(a).

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Contracts" has the meaning set forth in Section 2.2(i).


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                  "Contract Obligations" has the meaning set forth in Section
3.1(a).
                  "Customer and Supplier List" has the meaning set forth in
Section 2.2(h).

                  "Deed" has the meaning set forth in Section 8.1.

                  "Defined Benefit Plan" means the Defined Benefit Plan for Former Employees of KDI Corporation-KDI/triangle Electronics, Inc.

                  "Employee Death Benefit Policy" means the policy of the Seller which was terminated on May 31, 1993 pursuant to which the Seller distributed to not more than 25 retirees a certificate which could be presented by a retiree's estate upon the retiree's death in exchange for payment by the Seller of $2,500.

                  "Enterprises" means Microwave Components Enterprises, Inc., a Michigan corporation and the Purchaser's parent corporation.

                  "Environmental Laws" shall include, without limitation, any and all federal, state or local laws (including, statutes, regulations, ordinances, codes, rules, policies, and other governmental restrictions and requirements) relating to the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, CERCLA, the Federal Toxic Substance Control Act, the New Jersey Spill Compensation and Control Act, the New Jersey Industrial Site Recovery Act, the New Jersey Air Pollution Control Act, the New Jersey Water Pollution Control Act, the New Jersey Solid Waste Management Act, regulations, ordinances, codes, rules, policies, guidelines and other governmental restrictions and requirements of the Environmental Protection Agency, state governmental authorities and local governmental authorities.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Agent" has the meaning set forth in Section 4.4(b).

                  "Escrow Agreement" has the meaning set forth in Section
4.4(b).

                  "Escrow Fund" has the meaning set forth in Section 4.4(b).

                  "401(k) Plan" means the KDI D/H Corporation Employee Retirement Benefit Plan.

                  "Excluded Assets" has the meaning set forth in Section 2.3.

                  "Excluded Liabilities" has the meaning set forth in Section
3.2.

                  "Financial Statements" has the meaning set forth in Section
6.3.



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                  "Freeze Date" has the meaning set forth in Section 6.14(f).

                  "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

                  "Government Contract" has the meaning set forth in Section 2.2(i)(E).

                  "Government Contract Rights" has the meaning set forth in
Section 2.2(i)(E).

                  "Hazardous Materials" shall include, without limitation, (A) any flammable substances, explosives, radioactive materials, hazardous substances, hazardous wastes, toxic substances, pollutants, contaminants or effluents regulated by any of the Environmental Laws, as defined herein (including but not limited to any "hazardous substance" as defined in CERCLA, as amended by the Superfund Amendments and Reauthorization Act ("SARA"), 42 USC ss.9601 et. seq.), and (B) friable asbestos, polychlorinated biphenyls, urea formaldehyde, nuclear fuel or material, chemical waste, explosives, petroleum products and by-products (including any fraction thereof).

                  "Hazardous substance," "release" and "threatened release" shall have the meanings specified in CERCLA and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in the Environmental Laws; provided, however, in the event multiple Environmental Laws define any such term, and any one Environmental Law defines such term more broadly than any other, or any amendment broadens the meaning of any term defined therein, such broader meaning shall apply.

                  "Industrial Establishment" has the meaning set forth in
Section 9.14(g).

                  "Intellectual Property" has the meaning set forth in Section 2.2(g).

                  "Intellectual Property Contract Rights" has the meaning set forth in Section 2.2(i)(C).

                  "Inventory" has the meaning set forth in Section 2.2(c).

                  "Inventory Adjustment" has the meaning set forth in Section 4.2(c).

                  "IRS" means the Internal Revenue Service.

                  "ISRA" means the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq.


                  "KDI D/H" means KDI D/H Corporation, a Delaware corporation.

                  "KDI D/H Delivered Documents" has the meaning set forth in
Section 5.2.


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                  "KDI D/H Non-Competition Agreement" has the meaning set forth in Section 9.12.

                  "KDI PPI Stock Purchase Agreement" means the Stock Purchase Agreement, dated November 10, 1995, among KDI D/H, KDI Precision Products, Inc. and the Buyers (as defined therein) relative to the sale by KDI D/H of its KDI Precision Products, Inc. stock.

                  "Knowledge", as used in this Agreement with respect to the knowledge of KDI D/H, means the knowledge of Kevan Langner and Roger Byer, and, as used in this Agreement with respect to the knowledge of the Seller, means the knowledge of Michael Snyder, Ray Kaminsky, Kevan Langner, Roger Byer, George Enslee, Donna Zarro, and Albert Bauer.

                  "Lease Rights" has the meaning set forth in Section 2.2(i)(D).

                  "Liens" means any and all liens, claims, encumbrances, mortgages, pledges, security interests, option, restriction on transfer (including without limitation any right of first refusal or offer), forfeiture, penalty,and other restrictions.

                  "Material Adverse Effect" means a material and adverse effect on an entity's business, future prospects, assets, properties, financial condition or results of operations or relate in any material adverse way to the transactions contemplated in this Agreement.

                  "Merger" has the meaning set forth in Section 6.14(g).

                  "MFI" means Merchant Financial, Inc., a Michigan corporation and an affiliate of the Purchaser.

                  "Mortgage Obligations" has the meaning set forth in Section 3.1(e).

                  "NJDEP" means the New Jersey Department of Environmental Protection.

                  "Negative Declaration" has the meaning set forth in Section 9.14(a).

                  "Net Working Capital Adjustment" has the meaning set forth in
Section 4.2(b).

                  "New Jersey Tax Certificate" has the meaning set forth in
Section 6.21(b).

                  "New Jersey Taxes" has the meaning set forth in Section
6.21(b).

                  "New Jersey Taxes Escrow Amount" has the meaning set forth in
Section 6.21(b).

                  "New Pension Plan" has the meaning set forth in Section
9.15(a).


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                  "New 401(k) Plan" has the meaning set forth in Section
9.15(b).

                  "No Further Action Letter" has the meaning set forth in
Section 9.14(a).

                  "Ordered Party" has the meaning set forth in Section 9.14(b).

                  "Other Contract Rights" has the meaning set forth in Section 2.2(i)(F).

                  "Owned Real Estate" has the meaning set forth in Section
6.6(a).

                  "Pension Plan and Trust" has the meaning set forth in Section 6.14(b).

                  "Permits" has the meaning set forth in Section 6.15.

                  "Permitted Liens" has the meaning set forth in Section 6.5(a).

                  "Personal Property" has the meaning set forth in Section
2.2(e).

                  "Plans" has the meaning set forth in Section 6.14(a).

                  "Preliminary Net Working Capital Adjustment" has the meaning set forth in Section 4.4.

                  "Preliminary Assessment", "Site Investigation", "Remedial Investigation" and "Remedial Action Workplan" have the meanings set forth in
Section 9.14(c).

                  "Pre-Paid Assets" has the meaning set forth in Section 2.2(d).

                  "Purchase Contract Rights" has the meaning set forth in
Section 2.2(i)(B).

                  "Purchase Price" has the meaning set forth in Section 4.1.

                  "Purchased Assets" shall have the meaning set forth in Section II.

                  "Purchaser" means KDI/Triangle Corporation, a Michigan corporation.

                  "Purchaser Delivered Documents" has the meaning set forth in
Section 7.2.

                  "Purchaser Management Severance Agreements" has the meaning set forth in Section 9.3.

                  "Purchaser Non-Management Severance Arrangements" has the meaning set forth in Section 9.3.


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                  "Real Estate" has the meaning set forth in Section 2.2(f).

                  "Release" has the meaning set forth in Section 11.6.

                  "Remedial Action Workplan" has the meaning set forth in
Section 9.14(a).

                  "Remediation Agreement" has the meaning set forth in Section 9.14(b).

                  "Remediation Funding Source" has the meaning set forth in
Section 9.14(b).

                  "Sales Contract Rights" has the meaning set forth in Section 2.2(i)(A).

                  "Secured Creditors" has the meaning set forth in Section 6.4.

                  "Seller" means KDI/triangle Electronics, Inc., a Delaware corporation.

                  "Seller Non-Competition Agreement" has the meaning set forth in Section 9.11.

                  "Seller's Auditors" means Arthur Andersen LLP.

                  "Seller's Business" has the meaning set forth in Recital A to this Agreement.

                  "Seller Delivered Documents" has the meaning set forth in
Section 6.2.

                  "Seller Management Severance Agreements" has the meaning set forth in Section 6.18(e).

                  "Seller Non-Management Severance Arrangements" has the meaning set forth in Section 6.18(e).

                  "Spin-Off" has the meaning set forth in Section 6.14(g).

                  "Survey Defect" has the meaning set forth in Section 8.3.

                  "Surveys" has the meaning set forth in Section 8.2.

                  "Title Commitments" has the meaning set forth in Section 8.1.

                  "Title Company" has the meaning set forth in Section 8.1.

                  "12/31/95 Adjusted Net Working Capital Base" has the meaning set forth in Section 4.2(b)(i).


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                  "Unpermitted Exception" has the meaning set forth in Section
8.3.

                  "Unpermitted Lien" has the meaning set forth in Section 8.3.

                  "WARN" shall mean the federal Worker Adjustment and Retraining Notification Act

                  "Warranty Obligations" has the meaning set forth in Section 3.1(d).


         II.      AGREEMENT TO PURCHASE AND SELL.

         2.1 Agreement. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) and as of the Closing Date (as hereinafter defined), the Seller shall sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, the assets of the Seller related to and used in the Seller's Business, with such assets being collectively referred to as the "Purchased Assets".

         2.2 Purchased Assets. The Purchased Assets shall consist of all of the Seller's right, title and interest in and to the following assets:

                  (a) Cash. All of the cash and cash equivalents as at the Closing Date (collectively, the "Cash").

                  (b) Accounts Receivable. All of the accounts receivable, including reserves related thereto, as at the Closing Date (the "Accounts Receivable").

                  (c) Inventory. All of the inventory, including raw materials, work-in-progress and finished goods, and the reserves related thereto, as at the Closing Date (the "Inventory"). The Purchaser and the Seller expressly acknowledge and agree that the Inventory is being purchased hereunder for resale.

                  (d) Pre-Paid Assets. All of the pre-paid expenses and pre-paid deposits as at the Closing Date (collectively, the "Pre-Paid Assets").

                  (e) Personal Property. All of the tooling, jigs, machinery and operating equipment (including measuring and inspecting devices) used in the Seller's Business, all of the office equipment (including furniture, computers, printers and related software) used in the Seller's Business, and all other tangible personal property used in the Seller's Business (the "Personal Property"), which Personal Property includes the personal property described on
SCHEDULE 2.2(e) attached hereto.

                  (f) Real Estate. All real property, whether owned or leased, including all land, buildings, structures, easements, oil, minerals, riparian rights, appurtenances and privileges relating


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thereto, land lying in the bed of any street, road or avenue, adjoining the real property to the center line thereof, all rights of way abutting, adjacent, contiguous or adjoining the real property and all leaseholds, licenses, leasehold improvements, fixtures and other appurtenances and options, including options to purchase and renew, or other rights thereunder (the "Real Estate"), including, but not limited to, the Owned Real Estate described on SCHEDULE 6.6 attached hereto.

                  (g) Intellectual Property. All of the Seller's intellectual property rights used in connection with the Seller's Business, including, without limitation, (i) all trademark registrations and applications therefor, and trademarks (whether or not registered or registrable), and the goodwill pertaining thereto, (ii) the exclusive use of the name "KDI/triangle Electronics" and "KDI/Triangle" and the non-exclusive use of the name "KDI" with respect to the Seller's Business as conducted as of December 31, 1995 (i.e., the date referenced in Section 19 of the KDI PPI Stock Purchase Agreement), (iii) all copyrights, whether or not registered, (iv) all patents and pending patent applications, (v) all inventions, processes, methods, patterns, devices, formulae, discoveries, improvements and other know-how, whether patentable or not, (vi) all trade secrets, (vii) all plans, specifications, technical data (as defined by the U.S. Government with respect to Government Contracts), know-how, computer programs and software, product designs and specifications, and other related items and other data used in the Seller's Business (including those items relating to customers' requirements for products or services), and (viii) all causes of action for infringement of the trademarks, tradenames, copyrights, and patents being transferred pursuant to this Agreement (collectively, the "Intellectual Property"), which Intellectual Property includes the intellectual property currently of public record, as well as the causes of action described in subsection (viii) above, described on
SCHEDULE 2.2(g) attached hereto.

                  (h) Customer and Supplier List. Copies of all correspondence, files, documents, and other information currently in Seller's possession or control, whether set forth on paper-like media or contained or stored in electronic or computer media, describing the customers (including distributors, dealers, and sales representatives related thereto) and describing the suppliers (including distributors, dealers, and sales representatives related thereto) pertaining to the Seller's Business through the Closing Date, including, without limitation, names of applicable contacts, addresses, nature and volume of orders, date of purchases, sales or purchase contracts, etc. (the "Customer and Supplier List").

                  (i) Contract Rights. All rights of the Seller under all of the contracts (the "Contracts") related to the Seller's Business, including:

                           (A) All sales orders or contracts for the sale by the
                  Seller to third parties of the Seller's products and/or services (the "Sales Contract Rights"); SCHEDULE 2.2(i) attached hereto contains a list of all such Sales Contract Rights as of the date hereof.

                           (B) All purchase orders or contracts for the purchase
                  by the Seller from third parties of products and/or services (the "Purchase Contract Rights"); SCHEDULE 2.2(i) attached hereto contains a list of all such Purchase Contract Rights as of the date hereof.


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                           (C) All contracts with respect to the use of the
                  Intellectual Property by the Seller or a third party, including, without limitation, any trademark licenses, royalty agreements, patent licenses, etc. (the "Intellectual Property Contract Rights"), which Contracts as of the date hereof are described on SCHEDULE 2.2(i) attached hereto.

                           (D) All leases for equipment and personal property
                  (the "Lease Rights"); SCHEDULE 2.2(i) attached hereto contains a description of all such Lease Rights as of the date hereof which concern amounts greater than $10,000 or which were entered into out of the normal course of the Seller's Business.

                           (E) All of the Seller's Government Contracts (the
                  "Government Contract Rights"); SCHEDULE 2.2(i) attached hereto contains a description of all such Government Contract Rights as of the date hereof which concern amounts greater than $10,000 or which were entered into out of the normal course of the Seller's business. As used herein, "Government Contract" means any prime contract, subcontract (to the Knowledge of the Seller), basic ordering agreement, letter contract, purchase order or delivery order of any kind between the Seller and (1) the U.S. Government, or any state or local government, (2) any prime contractor of the foregoing, or (3) any subcontractor to any contract described in clauses (1) or (2) above. The description of each of the Government Contracts on SCHEDULE 2.2(i) shall include information relevant to clauses (1)-(3) above (i.e., the identity of the governmental entity and an indication as to whether the Seller is the prime contractor or a subcontractor).

                           (F) All of the Seller's contracts under distributor
                  agreements, sales representative agreements and other similar contracts for the sale of its products, as well as all other contracts of the Seller (the "Other Contract Rights");
                  SCHEDULE 2.2(i) attached hereto contains a description of all such Other Contract Rights as of the date hereof which concern amounts greater than $10,000 or which were entered into out of the normal course of the Seller's Business.

The foregoing Sales Contract Rights, the Purchase Contract Rights, the Intellectual Property Contract Rights, the Lease Rights, the Government Contract Rights and the Other Contract Rights are collectively referred to as the "Contract Rights." The Seller shall update SCHEDULE 2.2(i) so as to reflect the Contract Rights required to be disclosed in SCHEDULE 2.2(i) in effect as of the Closing Date; provided that such update shall not contain any Contract Rights which have arisen outside of the normal course of business unless the Purchaser, in its sole discretion, agrees to the assignment of same.

                  (j) ShadowNet System Product Line. All technology, Intellectual Property and other rights and assets comprising or related to the Seller's ShadowNet System product line.

                  (k) Permits. All transferable rights under the Permits (as defined in Section 6.15).
                  (l) Warranties. All transferable rights under third party warranties, including


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manufacturer warranties, relating to the Purchased Assets.

                  (m) Claims. Any and all rights, claims or causes of action related to the Seller's Business or the Purchased Assets.

                  (n) Books and Records. Originals or copies of all books, records and other data of Seller to the extent such books, records or other data relate to the Seller's Business or the Purchased Assets; provided that neither the Seller's tax returns nor the Seller's corporate minute books, stock records, and related items shall be included in the Purchased Assets. The Seller shall have the right to retain copies of all originals provided.

                  (o) Other. Other than the Excluded Assets, all other assets related to the Seller's Business of every kind, nature and description, wherever located, whether tangible or intangible, including the Seller's goodwill.

            2.3 Excluded Assets. The Purchased Assets shall exclude, and the Seller shall retain, the Seller's right to income tax refunds with respect to income taxes paid prior to the Closing Date (the "Excluded Assets").


            III.  OBLIGATIONS AND LIABILITIES.


            3.1 Assumed Liabilities. The Purchaser shall assume on the Closing Date only the following obligations and liabilities of the Seller (collectively, the "Assumed Liabilities"):

                  (a) Contract Obligations. The obligations and liabilities under or related to the contracts related to the Contract Rights described in
Section 2.2(i) of this Agreement (the "Contract Obligations").

                  (b) Accounts Payable. The obligations and liabilities related to all of the Seller's current trade related payables incurred in the normal course of business as at the Closing Date (the "Accounts Payable"), which as of March 31, 1996, are estimated to have an outstanding balance of $3,508,061.

                  (c) Accruals. The obligations and liabilities related to all of the Seller's current and normal operating accruals as at the Closing Date, provided that (i) such accruals shall exclude (A) any taxes owing or refunds due on previously earned income, (B) the Assumed Environmental Liabilities, (C) the Assumed Pension Liabilities, (D) the current portion of long-term debt and pension accruals as at the Closing Date and (E) any accrual on the Seller's books for the litigation described in Items 2 and 3 on SCHEDULE 6.16, and (ii) such accruals shall include (A) all compensation, bonuses, commissions, severance or other remuneration which the Seller's employees shall be entitled to receive in connection with their employment by the Seller through the Closing Date (including severance


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

payable to Messrs. Finer, Murphy and Ringuette) (provided that the Seller's obligations for severance payments payable to Messrs. Hartwig, Kaminsky, Pelrin, Schrafnagl and Snyder under the Seller Management Severance Agreements shall not be included in the Accruals to the extent that the foregoing individuals enter into the Purchaser Management Severance Agreements on or before the Closing
Date), (B) all accruals related to the termination of the ShadowNet System product line, (C) the New Jersey Taxes Escrow Amount, (D) the personal property taxes, the utility expenses and the real estate taxes described in Section 3.3,
(E) an accrual for the Seller's estimated liability for the Assumed Litigation which shall be mutually agreed upon by the Seller and the Purchaser; provided that the parties acknowledge and agree that (x) in the event the proceeding described in Item 1 on SCHEDULE 6.16 is settled prior to the Closing Date then there may be no need to establish an accrual therefor, except as otherwise required by GAAP, and (y) the amount accrued with respect to the liabilities and obligations of the Seller with respect to the proceeding set forth in Item 5 on
SCHEDULE 6.16 shall be in an amount equal to $7,500 and (F) an accrual for the Seller's obligations under the Employee Death Benefit Policy and for retiree health care coverage for the employees identified in subparagraph (i) on
SCHEDULE 6.14(c), which shall be mutually agreed upon by the Seller and the Purchaser (the foregoing are collectively referred to as the "Accruals"). As of March 31, 1996, the Accruals (except with respect to accruals for the Assumed Litigation, Employee Death Benefit Policy and retiree health care coverage) are estimated to have an outstanding balance of $1,946,610.

                  (d) Warranty Costs. The obligations and liabilities related to all of the Seller's warranty costs respecting any goods or equipment sold prior to, and finished goods on hand as of, the Closing Date (the "Warranty Obligations").

                  (e) Mortgage Obligations. The obligations and liabilities related to the mortgages described on SCHEDULE 3.1(e) attached hereto, which, as of March 31, 1996, are estimated to have an outstanding balance of $938,626 (the "Mortgage Obligations") and are secured by the Real Estate described in SCHEDULE 3.1(e).

                  (f) Environmental Liabilities. The obligations and liabilities of the Seller relating to the matters disclosed on SCHEDULE 3.1(f) attached hereto (the "Assumed Environmental Liabilities").


                  (g) Pension Liabilities. The Assumed Pension Liabilities listed on SCHEDULES 9.15(a) and 9.15(b).

                  (h) Litigation. The obligations and liabilities of the Seller with respect to the proceedings set forth in Items 1 and 5 on SCHEDULE 6.16; provided that the Purchaser shall be entitled to assert a claim for payment under the Escrow Agreement to the extent that its liability for either or both of Items 1 and 5 on SCHEDULE 6.16 exceeds the amount accrued for such litigation in the Accruals (the "Assumed Litigation").



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


                  (i) Employee Death Policy; Retiree Health Coverage. The obligations and liabilities of the Seller relating to the Employee Death Benefit Policy and retiree health care coverage for the employees listed in subparagraph
(i) of SCHEDULE 6.14(c).


           3.2 Excluded Liabilities. Except for the Assumed Liabilities described in Section 3.1 of this Agreement, the Purchaser shall not assume any obligations or liabilities of the Seller or of KDI D/H of any kind or nature whatsoever, known or unknown, whether or not incurred or accrued in connection with the operation of the Seller's Business including, without limitation, (i) any obligations for severance pay to the Seller's employees or any other employee benefits, (ii) Item 2 set forth on SCHEDULE 6.16, Item 3 on SCHEDULE
6.16 or any other litigation pending against the Seller or KDI D/H, except for the Assumed Litigation, (iii) any pension or environmental liabilities other than the Assumed Pension Liabilities and the Assumed Environmental Liabilities or (iv) any liability related to violations of law by the Seller, including violations of the Government Cost Accounting Standards, the Federal Acquisition Regulations or other government contract laws (collectively, the "Excluded Liabilities"). As set forth in Article XVI of this Agreement and subject to the limitations set forth in Section 16.4, the Seller shall indemnify the Purchaser against any loss associated with any obligation or liability not expressly assumed hereunder.

         3.3      Prorations and Adjustments.

                  (a) Personal Property Taxes. The Seller shall accrue as part of the Accruals all current personal property taxes through the Closing Date by an appropriate adjustment to the Accruals.

                  (b) Utility Expenses. The Seller shall accrue as part of the Accruals all current utility expenses through the Closing Date by an appropriate adjustment to the Accruals, such that the Seller shall be responsible for all items accruing prior to the Closing Date and the Purchaser shall be responsible for all items accruing on and after the Closing Date.

                  (c) Real Estate Taxes. The Seller shall accrue as part of the Accruals all property taxes and assessments, general and special, due, levied or otherwise applicable to the Real Estate through the Closing Date. With respect to Real Estate taxes which have been levied but are not yet due and payable, the Seller shall credit the Purchaser at Closing with the amount of such taxes or assessments based on the amount of the most recently ascertainable taxes or assessments.

                  (d) Real Estate Transfer Taxes. The Seller shall pay all real estate transfer taxes arising out of the transactions contemplated hereby.


         IV.      PURCHASE PRICE.

         In consideration of the purchase and sale of the Purchased Assets, and the other terms and conditions contained herein, the Purchaser shall pay to the Seller a purchase price which shall be determined, adjusted, paid and allocated as follows:

         4.1 Purchase Price. Subject to the adjustments described herein, the purchase price shall be an amount equal to $14,256,000 (the "Purchase Price").

         4.2 Adjustments. The Purchase Price shall be subject to the following adjustments:

                  (a) Delinquent Accounts Receivable. The Purchase Price shall be adjusted downward in an amount equal to any delinquent Accounts Receivable in excess of the reserve therefor set forth on the Closing Date Working Capital Balance Sheet (as defined below) and calculated in a manner consistent with past practices of the Seller (the "Accounts Receivable Adjustment"); provided that, the aggregate amount of all adjustments shall be paid solely out of and capped at an amount equal to the balance of the then Escrow Fund held pursuant to the Escrow Agreement. Accounts Receivable shall be considered to be delinquent if they are outstanding at the Closing Date and are not collected within the twelve
(12) month period following the Closing Date.

                  (b) Net Working Capital Adjustment. The Purchase Price shall be adjusted upward or downward in an amount equal to the increase or decrease, as the case may be, in the Closing Date Net Working Capital Base (as defined below) compared to the 12/31/95 Adjusted Net Working Capital Base (as defined below) (the "Net Working Capital Adjustment"):

                        (i) 12/31/95 Adjusted Net Working Capital Base. The net working capital base of the Seller as at December 31, 1995, derived from the Seller's audited December 31, 1995 balance sheet and as adjusted for the termination of the Shadownet System product line and for bonus accrual, was $8,012,000 and was calculated as follows (the "12/31/95 Adjusted Net Working Capital Base"):



                  Cash                                $   646,000
                  Accounts receivable
                    (net of reserves)                   6,150,000
                  Inventory
                    (net of reserves)                   5,818,000
                  Prepaids                                 91,000
                  Accounts payable                     (3,286,000)
                  Accruals                             (1,977,000) *
                                                        ---------
                    Subtotal                          $ 7,442,000 **


                  Adjustments
                    Add:  Shadownet
                          System Accrual                  450,000

                    Add:  Bonus Accrual                   120,000
                                                      -----------
                           Total                      $ 8,012,000
                                                      ===========


                  -------

                  * Accruals excluded any taxes owing or refunds due on previously earned income, the Assumed Environmental Liabilities and the Assumed Pension Liabilities. Accruals included all compensation, bonuses, commissions, severance or other remuneration to which the Seller's employees would be entitled to receive in connection with their employment by the Seller through December 31, 1995.

                  ** Net working capital excluded the current portion of long-term debt and pension accruals.

                           (ii)     Closing Date Net Working Capital Base. As
used herein, the "Closing Date Net Working Capital Base" means the net working capital base of the Seller as at the Closing Date, with such base to be in an amount equal to the sum of the following items as at the Closing Date: (A) the Cash; (B) plus, the Accounts Receivable; (C) plus, the sum of the Inventory (which shall be valued in the same manner as previously used by the Seller); (D) plus, the Prepaids; (E) less, the Accounts Payable; and (F) less, the Accruals.

                  (c) Inventory Adjustment. The Purchase Price shall be adjusted downward in an amount equal to any obsolete or damaged Inventory in excess of the reserve therefor set forth on the Closing Date Working Capital Balance Sheet and calculated in a manner consistent with past practices of the Seller (the "Inventory Adjustment"). Inventory shall be deemed to be obsolete if such Inventory is more than two (2) years old as of the Closing Date and if such items are not budgeted for sale in the twelve (12) month period following the Closing Date; Inventory also shall be deemed to be obsolete if such Inventory is more than two (2) years old at the Closing Date, and though budgeted for sale in the twelve (12) month period following the Closing Date, remains unsold at the end of such year when run against such twelve (12) month period's sales budget. Inventory shall be deemed to be damaged if such Inventory is reasonably determined by the Purchaser, acting in good faith and consistently with the past practices of the Seller, not to be saleable and merchantable in the ordinary course of business.

          4.3 Determination of Preliminary Net Working Capital Adjustment. The preliminary determination of the Net Working Capital Adjustment shall be made as of May 31, 1996 by the Chief Financial Officer of the Seller based upon the financial information of the Seller consistent with past practices of the Seller and based on his reasonable good faith estimate of the difference between the 12/31/95 Adjusted Net Working Capital Base and the Seller's net working capital base as of May 31, 1996 (with such net working capital base to be determined in accordance with the Section 4.2(b)(ii), substituting May 31, 1996 for the Closing Date, and crediting such net working capital base to the extent that the principal amount of the Mortgage Obligations is less than $865,000 at May 31, 1996 or debiting the net working capital base to the extent that the principal amount of the Mortgage Obligations is greater than $865,000 at May 31,
1996) and shall be delivered to the Purchaser at the Closing (the "Preliminary Net Working Capital Adjustment"). The Seller represents and warrants to the Purchaser that (x) the Seller's determination of its net working capital base as May 31, 1996 will (i)
present fairly the financial condition of the Seller with respect to the Seller's net working capital balance sheet as of such date, (ii) be prepared in accordance with GAAP (the Seller's determination of GAAP shall be conclusive as between the parties if the review opinion of the Seller's Auditors states no material modifications should be made to the Seller's financial statements to be in conformity with GAAP) and using the principles the Seller's Auditors applied in auditing the Seller's financial statements at December 31, 1995 including, without limitation, a reconciliation of the Seller's perpetual inventory records to the general ledger and the valuation of work-in-process at net realizable values, (iii) be consistent with the Seller's books and records, and (iv) be prepared in accordance with the books and records of the Seller (which books and records will be complete in all material respects); and (y) the Preliminary Working Capital Adjustment shall be prepared consistently with the Seller's determination of its net working capital base at May 31, 1996; provided that the Seller will not be deemed to have breached these representations and warranties if its representatives have used their commercially reasonable good faith efforts (including consultation with the Seller's Auditors, if necessary) to comply in all material respects with such representations and warranties.
SCHEDULE 4.3 attached hereto sets forth an example of the Preliminary Net Working Capital Adjustment, as adjusted, using the Seller's net working capital base at March 31, 1996.

         4.4 Payment of Initial Purchase Price. The initial Purchase Price shall be paid to the Seller at the Closing as follows:

                  (a) Cash. The Purchaser shall pay to the Seller, in cash (by wire transfer of immediately available federal funds or by other mutually agreeable manner), an amount equal to the sum of the following:

                           (i)      $12,756,000; and

                           (ii)     In the event that the Preliminary Net
Working Capital Adjustment is positive, an amount equal to such increase shall be added to the $12,756,000 cash payment described above, but, in the event that the Preliminary Net Working Capital Adjustment is negative, an amount equal to such decrease shall be subtracted from the $12,756,000 cash payment described above.

                  (b) Escrow. The Purchaser shall place in escrow with Comerica Bank or with such other escrow agent as shall be mutually agreed upon by the parties (the "Escrow Agent") an amount equal to $1,500,000 (the "Escrow Fund"), which shall be held subject to, adjusted from time to time and distributed in accordance with the terms and conditions of, an Escrow Agreement in substantially the form of EXHIBIT 4.4(b) attached hereto (the "Escrow Agreement"). SCHEDULE 4.4 attached hereto sets forth an example of the calculation of the initial Purchase Price payable at Closing using the financial information available to the parties at March 31, 1996.

         4.5 Preparation of Closing Date Working Capital Balance Sheet; Determination of Closing Date Net Working Capital Adjustment.

                  (a) As soon as practicable, but in any event no later than forty-five (45) days after the Closing Date, the Seller shall prepare and deliver to the Purchaser the following: (i) a balance sheet relative to the Seller's Closing Date Net Working Capital Base (the "Closing Date Working Capital Balance Sheet"); and (ii) a determination of the Net Working Capital Adjustment as of the Closing Date based upon the criteria described above in
Section 4.2(b), with the Seller receiving a credit for any reduction in the principal amount of the Mortgage Obligations between May 31, 1996 and the date of determination of the Closing Date Net Working Capital Base (the "Closing Date Net Working Capital Adjustment"). The Closing Date Working Capital Balance Sheet shall be reviewed by the Seller's Auditors who will issue an American Institute of Certified Public Accountants Review Opinion as of the Closing Date. Such review opinion will contain wording regarding departures from GAAP which is consistent with the wording included in the reports of the Seller's Auditors issued in connection with the audited financial statements of the Seller for 1995. The Closing Date Net Working Capital Adjustment shall be determined by the Seller, and the Seller's Auditors will perform the following procedures with respect to such determination: (1) trace and agree the amounts derived from the May 31, 1996 unaudited interim balance sheet; and (2) trace and agree the amounts derived from the Closing Date Working Capital Balance Sheet and verify the arithmetic accuracy of the Seller's determination of the adjustment. The Seller represents and warrants that (x) the Closing Date Working Capital Balance Sheet will (i) fairly represent the Seller's financial condition with respect to the Seller's Closing Date Working Capital Balance Sheet at the Closing Date (ii) be prepared in accordance with GAAP (the Seller's determination of GAAP shall be conclusive as between the parties if the review opinion of the Seller's Auditors states no material modifications should be made to the Seller's financial statements to be in conformity with GAAP) and using the principles the Seller's Auditors applied in auditing the Seller's financial statements at December 31, 1995, including, without limitation, a reconciliation of the Seller's perpetual inventory records to the general ledger and the valuation of work-in-process at net realizable values, (iii) be consistent with the Seller's books and records, and (iv) be prepared in accordance with the books and records of the Seller (which books and records will be complete in all material respects); and (y) the Closing Date Working Capital Adjustment shall be prepared consistently with the Closing Date Working Capital Balance Sheet; provided that, the Seller will not be deemed to have breached these representations and warranties if its representatives have used their commercially reasonable good faith efforts (including consultation with the Seller's Auditors, if necessary) to comply in all material respects with such representations and warranties.

                  (b) With respect to the preparation of the Closing Date Working Capital Balance Sheet and the determination of the Closing Date Net Working Capital Adjustment, the Purchaser, the Seller and their respective independent public accountants and other representatives shall have the right to review and observe the taking of the physical count of the Inventory, if any, and of the valuation of same and shall have full and complete access to all books and accounts, workpapers and other records and files relating thereto. The Seller shall use its best reasonable commercial efforts to provide such access to all workpapers and supporting collateral documents relating to the foregoing which are in the possession or control of the Seller's Auditors or other representatives.

                  (c) Subject to further adjustment as described below in
Section 4.6, the Closing Date Working Capital Balance Sheet and the Closing Date Net Working Capital Adjustment as prepared and determined by the Seller and delivered to the Purchaser in accordance with this Section 4.5 shall be binding and conclusive on the parties hereto, subject to Section 4.5(d), unless, on or prior to 30 days after the delivery thereof, the Purchaser gives written notice to the Seller of the Purchaser's objection to any item thereon, including a reasonable description of the nature and amount of any alleged breach of the Seller's representations and warranties in Sections 4.3 and 4.5(a). In the event such an objection is made, any item not objected to shall be binding and conclusive on the parties hereto, subject to Section 4.5(d), and if the parties are unable to reach agreement with respect to any item objected to or any alleged breach of such representations and warranties within fifteen (15) days after the Purchaser's notice of objection, the joint determination of the respective independent public accountants of the Purchaser and the Seller as to any such item shall be binding and conclusive on the parties hereto, subject to
Section 4.5(d). If the independent public accountants representing the Purchaser and the Seller cannot agree within twenty (20) days after the expiration of the aforementioned fifteen (15) day period, at the option of either the Purchaser or the Seller, any item so disputed shall be submitted to a third independent public accountant mutually selected by the Purchaser and the Seller and determinations thus made shall be binding upon the parties hereto, subject to
Section 4.5(d). If the Purchaser and the Seller cannot mutually agree, the third independent accountant shall be KPMG Peat Marwick LLP. Each party shall pay the cost of its own independent public accountants for services rendered in this process and shall bear one-half (1/2) of the cost of the third independent public accountant, if one is selected. The Purchaser and the Seller shall use their best efforts to complete the final determination of the final adjustments no later than one hundred fifty (150) days after the Closing Date.

                  (d) The parties acknowledge and agree that, in the event that the Purchaser discovers a breach or breaches of the Seller's representations and warranties set forth in Section 4.5(a) after the determination of the Closing Date Net Working Capital Adjustment as described in Section 4.5(c), then the Purchaser shall be entitled to its rights and remedies as provided herein with respect to any damages arising as a result thereof, provided that any such damages would be paid solely out of the Escrow Fund.

         4.6      Payment of Adjustments to Purchase Price.

                  (a) Closing Date Net Working Capital Adjustment. If the Closing Date Net Working Capital Adjustment as finally determined pursuant to
Section 4.5 above is different than the Preliminary Net Working Capital Adjustment, then the parties shall, within seven (7) days of determination thereof (through the use of immediately available funds and after taking into account the Preliminary Net Working Capital Adjustment) take such actions as are necessary to comply with the provisions of Section 4.2(b) for purposes of effecting the Net Working Capital Adjustment, which actions shall include either: (i) a payment by the Seller to the Purchaser, which payment shall be made first out of the Escrow Fund held pursuant to the Escrow Agreement and, second, if the amount due hereunder exceeds the amount of the Escrow Fund, the Seller shall make a cash payment equal to such amount not covered by the Escrow Fund; provided that, in the event of any breach or breaches by the Seller of its representations and warranties in Sections 4.3 or 4.5(a), which in the aggregate would cause the Seller to pay to the Purchaser an amount hereunder in excess of $50,000 more than the Seller would have been required to pay the Purchaser hereunder but for such breach or breaches, then one hundred percent of the amount due hereunder shall be paid by the Seller to the Purchaser in cash and the Escrow Fund shall not be used whatsoever for the Seller's obligations under this Section 4.6; or (ii) a payment by the Purchaser to the Seller in cash. Upon determination pursuant to Section 4.5(c) of the Closing Date Net Working Capital Adjustment, the Purchaser and the Seller hereby agree to execute a Certificate of Distribution in the form of Annex A to the Escrow Agreement for the amount, if any, determined under Section 4.5(c) to be payable out of the Escrow Fund from the Seller to the Purchaser. In the event the Purchaser shall subsequently discover a breach or breaches of the Seller's representations and warranties set forth in Section 4.5(a), the Purchaser may assert a claim for consideration and payment in accordance with the terms and conditions of the Escrow Agreement.

                  (b) Post Closing Date Inventory Adjustment. On the tenth
(10th) business day after the first (1st) anniversary of the Closing Date, the Purchaser shall prepare and deliver to the Seller a certificate describing the Inventory Adjustment determined in accordance with Section 4.2(c) above; provided that the amount of such adjustment shall be paid solely out of, and capped at an amount equal to, the then balance of the Escrow Fund held pursuant to the Escrow Agreement; and provided further that such claim for adjustment shall be submitted for consideration and payment in accordance with the terms and conditions of the Escrow Agreement. In the event of any such Inventory Adjustment, the actual damaged or obsolete Inventory, as the case may be, shall be reassigned to the Seller.

                  (c) Accounts Receivable Adjustment. Within ten (10) business days after the first (1st) anniversary of the Closing Date, the Purchaser shall prepare and deliver to the Seller a certificate describing the Accounts Receivable Adjustment determined in accordance with Section 4.2(a) above; provided that the Accounts Receivable Adjustment shall be paid solely out of, and capped at an amount equal to, the then balance of the Escrow Fund held pursuant to the Escrow Agreement; and provided further that such claim for adjustment shall be submitted for consideration and payment in accordance with the terms and conditions of the Escrow Agreement. In the event of any such Accounts Receivable Adjustment, delinquent Accounts Receivable in the principal amount equal to such Accounts Receivable Adjustment (as mutually selected by the Purchaser and the Seller) shall be reassigned to the Seller.

            4.7 Allocation. The parties hereto mutually agree that the allocation of the Purchase Price among the Purchased Assets and the Assumed Liabilities shall be mutually determined by the Purchaser and the Seller within one (1) year of the Closing Date. Attached hereto as EXHIBIT 4.7 is the preliminary estimate relative to such allocation. The parties hereto also mutually agree that, for tax reporting purposes, they shall each report the transactions contemplated by this Agreement in accordance with such allocation and shall not take a position for tax purposes inconsistent therewith.

         V.       REPRESENTATIONS AND WARRANTIES OF KDI D/H.

         KDI D/H hereby represents, warrants and covenants to the Purchaser, on and as of the date hereof, as follows:

         5.1 Organization and Standing. KDI D/H is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         5.2 Authority and Action. KDI D/H has full power and authority to enter into this Agreement and each of the other agreements, documents or instruments to be delivered at the Closing or thereafter by KDI D/H and to perform and consummate the transactions contemplated herein and therein. Such other agreements, documents or instruments to be delivered at the Closing or thereafter by KDI D/H, pursuant to this Agreement or otherwise are collectively referred to as the "KDI D/H Delivered Documents". All corporate action required to be taken by or on the part of KDI D/H to authorize the execution and delivery of this Agreement and the KDI D/H Delivered Documents and to authorize KDI D/H to perform and consummate the transactions contemplated hereby and thereby has been, or prior to the Closing will be, duly and properly taken. This Agreement has been and, upon execution and delivery, each of the KDI D/H Delivered Documents will be duly executed and delivered by KDI D/H. This Agreement constitutes and, upon execution and delivery, each of the KDI D/H Delivered Documents will constitute valid and binding obligations of KDI D/H, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         5.3 Ownership of Seller. The Seller is wholly-owned by KDI D/H through ownership of 100% of the issued and outstanding shares of capital stock of the Seller.

         5.4      Litigation and Investigations. Except as set forth on SCHEDULE
5.4 hereto, there are no actions, suits, proceedings or governmental investigations existing or, to the best Knowledge of KDI D/H, threatened against or affecting KDI D/H or any of KDI D/H's property or assets, or any judgments, decrees, orders, rulings, writs or injunctions specifically referring to KDI D/H which (either by reason of adherence or default) may have a Material Adverse Effect.

         5.5 Fees and Commissions. KDI D/H has contracted Houlihan Lokey Howard & Zukin Capital as its exclusive broker ("Broker") for the transactions contemplated by this Agreement and is responsible for all fees payable to Broker. KDI D/H has not agreed to pay or become liable to pay any broker's, finder's or originator's fees or commission for which the Purchaser shall have liability by reason of services alleged to have been rendered for or at the instance of KDI D/H in connection with this Agreement and the transactions contemplated hereby. In the event any such liability for fees and commission shall arise, KDI D/H shall be specifically liable and responsible for the payment of same.

         5.6 No Default. To the best Knowledge of KDI D/H after reasonable inquiry within KDI D/H, KDI D/H is not in breach or violation of, and neither the execution and delivery of this

Agreement or the KDI D/H Delivered Documents by KDI D/H nor performance or compliance with its or their terms will result in a breach or violation of, (a) the Certificate of Incorporation or Bylaws of KDI D/H, (b) any agreement, indenture, mortgage, lease or other obligation or instrument to which KDI D/H is a party or by which any of its property is bound, except any such breach or violation that would not have a Material Adverse Effect or (c) any law, statute, rule, regulation or any judgment, order or decree to which KDI D/H is a party or by which KDI D/H or any of its properties are subject, except any such breach or violation that would not have a Material Adverse Effect.


         VI.      REPRESENTATIONS AND WARRANTIES OF THE SELLER.

         The Seller hereby represents, warrants and covenants to the Purchaser, on and as of the date hereof, as follows:

         6.1 Organization and Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller is qualified to do business as a foreign corporation in the State of New Jersey. To the best Knowledge of the Seller after reasonable inquiry within the Seller, the Seller is not required to be qualified as a foreign corporation in any other jurisdiction because of the character or location of its properties (owned, leased or licensed) or the nature or conduct of the Seller's Business, except where the failure to be so qualified would not have a Material Adverse Effect. The Seller has all requisite corporate power and authority and, to the best Knowledge of the Seller after reasonable inquiry within the Seller, all requisite and sufficient licenses, franchises, permits and authorizations to own, lease and license its properties and assets and to carry on its business as presently conducted.

         6.2 Authority and Action. The Seller has full power and authority to enter into this Agreement and each of the other agreements, documents or instruments to be delivered at the Closing or thereafter by the Seller pursuant to this Agreement or otherwise and to perform and consummate the transactions contemplated herein and therein. Such other agreements, documents or instruments to be delivered at the Closing or thereafter by the Seller pursuant to this Agreement or otherwise are collectively referred to as the "Seller Delivered Documents". All corporate action required to be taken by or on the part of the Seller to authorize the execution and delivery of this Agreement and the Seller Delivered Documents, and to authorize the Seller to perform and consummate the transactions contemplated hereby and thereby, has been, or prior to the Closing will be, duly and properly taken. This Agreement has been and, upon execution and delivery, each of the Seller Delivered Documents will be duly executed and delivered by the Seller. This Agreement constitutes and, upon execution and delivery, each of the Seller Delivered Documents will constitute valid and binding obligations of the Seller, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         6.3 Financial Information. Attached hereto as SCHEDULE 6.3 are the following financial statements of the Seller (the "Financial Statements"): (a) audited balance sheets and statements of income, changes in stockholders equity, and cash flow as of and for the fiscal years ended December 31, 1995 and 1994; and (b) unaudited balance sheets and statements of income, changes in stockholders equity and cash flow as of and for the fiscal years ended December 31, 1993, 1992 and 1991 and as of and for the three (3) month period ended March 31, 1996. Except as described on SCHEDULE 6.3, the Financial Statements (including the notes thereto): (i) present fairly the financial condition of the Seller at their respective dates and the results of the Seller's operations for the periods then ended in accordance with GAAP;
(ii) are consistent with the Seller's books and records; and (iii) have been prepared in accordance with the books and records of the Seller (which books and records are correct and complete in all material respects).

         6.4 Liabilities. Since December 31, 1995, no material liabilities of the Seller's Business (accrued or contingent, asserted, known or unknown) have been incurred, except for those reflected in the Financial Statements or incurred in the ordinary course of business since December 31, 1995 and reflected in the books and records made available to and to be transferred to the Purchaser pursuant to this Agreement or as disclosed in this Agreement and or on a Schedule hereto. To the Knowledge of the Seller, except as reflected in the Financial Statements or disclosed on the Schedules, there are no material liabilities of the Seller (accrued or contingent, asserted, known or unknown) prior to December 31, 1995 which are required to be reflected in Financial Statements in accordance with GAAP. As of the Closing Date, except for the Mortgage Obligations, all of the Seller's secured liabilities will be held by persons who are parties to the release attached hereto as EXHIBIT 11.6 (collectively, the "Secured Creditors"). As of the Closing Date, except for the Assumed Liabilities, Seller will not have any unsecured liabilities. To the best Knowledge of Seller, there are no liabilities which may arise from the termination of the ShadowNet System product line and which are not part of the Accruals or the Accounts Payable.

         6.5      Purchased Assets -- General.

                  (a) Ownership; Liens and Encumbrances; Liabilities. The Seller owns all of the Purchased Assets, free and clear of all Liens, other than the Mortgage Obligations and other than the permitted liens described on SCHEDULE
6.5 attached hereto (the "Permitted Liens"). At the Closing and as of the Closing Date, the Seller will transfer to the Purchaser all of the Purchased Assets free and clear of all Liens other than the Mortgage Obligations and Permitted Liens.

                  (b) Consents. Except with respect to the consent of the United States federal government relative to security clearances and except as described on SCHEDULE 6.5 attached hereto, all of the Purchased Assets, including claims, contracts, orders, leases, licenses and rights, are assignable and transferrable in the manner contemplated herein without the prior consent of any governmental entity or other third party. For purposes of this Section 6.5(b), the Seller makes no representations concerning (i) the assignability or transferability of agreements or contracts that are terminable by the Seller without penalty or not more than sixty (60) days notice and (ii) agreements or contracts under which the Seller is or may be obligated to pay or receive a sum less than $10,000 in the aggregate with respect to all of such agreement or contracts.

                  (c) Utilization of Assets. Except for the Excluded Assets, the Purchased Assets constitute all of the assets (tangible or intangible) being used by the Seller in the operation of the Seller's Business as presently conducted.

                  (d) Location. Except as described in SCHEDULE 6.5 attached hereto and other than Inventory or Personal Property in transit, all of the Inventory and the Personal Property is now, and on the Closing Date will be, in the Seller's possession and located at the Seller's manufacturing facilities located at 60 South Jefferson Road, Whippany, New Jersey 07981 or at 31 Farinella Drive, East Hanover, New Jersey 07936.

         6.6.     Real Estate.

                  (a) SCHEDULE 6.6 sets forth an accurate, correct and complete list of each parcel of real property owned by the Seller (the "Owned Real Estate"), including a street address, complete legal description and a list of all contracts and agreements relating to or affecting the Real Estate or any interest therein. The Seller has delivered to the Purchaser accurate, correct and complete copies of all such contracts and agreements. The Seller has, and will at Closing have, fee simple insurable title to, and is, or will be at Closing, in possession of, all of the Owned Real Estate, in each case free and clear of all liens (except for the Mortgage Obligations and matters disclosed on SCHEDULE 6.5 as Permitted Liens), tenancies and other possessory interests, contracts of sale, contract sale agreements, conditional sale or other title retention agreements, licenses, options, rights of first refusal, defects in title, encumbrances, encroachments and other rights burdening or otherwise affecting the Owned Real Estate in any way whatsoever, including without limitation: (i) rights or claims of parties in possession; (ii) easements or claims not shown by public records; (iii) encroachments, overlaps, boundary line or water drainage disputes or any other matter which would be disclosed by an accurate survey of the Owned Real Estate; (iv) or options to purchase. All contracts, agreements and undertakings affecting the Owned Real Estate as set forth in SCHEDULE 6.6(a) are legally valid and binding and in full force and effect; there are no defaults, offsets, counterclaims or defenses thereunder; and the Seller has received no written notice of default, offset, counterclaim or defense under any such contracts or agreements.

                  (b) Except as may be indicated in the Title Policy or on the Survey(s) (as defined in Sections 8.1 and 8.2, respectively), no Owned Real Estate is located within a flood, coastal or erosion hazard area. Except for Permitted Liens, neither the whole nor any portion of any Real Estate owned, leased, occupied or used by the Seller has been condemned, requisitioned or otherwise taken by any public authority, and no notice of any such condemnation, requisition or taking has been received. To the Knowledge of the Seller, no such condemnation, requisition or taking is threatened or contemplated. The Seller has no Knowledge of any public improvements which may require an expenditure of funds or result in special assessments against or otherwise affect the Owned Real Estate.

                  (c) The Owned Real Estate is in substantial compliance with all applicable zoning, building, health, fire, water, use or similar statutes, codes, ordinances, laws, rules or regulations. The zoning of each parcel of Owned Real Estate permits the existing improvements and the continuation without additional requirements following consummation of the transactions contemplated hereby of the Seller's Business as presently conducted thereon. To the Seller's Knowledge, there is no proposed federal, state or local statute, ordinance, order, requirement, law or regulation (including, but not limited to, zoning changes) which may materially and adversely affect the current or planned use of such Real Estate. The Seller has no Knowledge that the current use of the Real Estate or any plants or equipment located thereon is dependent on any nonconforming use or other permit. The Seller has received the licenses, certificates, permits, approvals, authorizations and variances listed on
SCHEDULE 6.15 and, to the Seller's Knowledge, the Permits comprise all of the material licenses, certificates of occupancy, permits and authorizations required to operate the Seller's Business and utilize the Real Estate. The Seller has all material easements and rights necessary to conduct the Seller's Business, including easements for all utilities, services, roadway, railway and other means of ingress and egress. To the Knowledge of the Seller, no fact or condition exists which would result in the termination or impairment of access to the Real Estate or discontinuation of sewer, water, electric, gas, telephone, waste disposal or other utilities or services.

                  (d) The Seller has delivered to the Purchaser accurate, correct and complete copies of all title insurance policies, title reports, surveys, property reports and similar reports in Seller's possession, if any, with respect to each parcel of Real Estate.

                  (e) Except as set forth on SCHEDULE 6.6, there is no construction work being done at, or construction materials being supplied to, any parcel of Real Estate, except in connection with routine maintenance projects.

                  (f) SCHEDULE 6.6(f) contains copies of the real estate tax bills and detailed assessments in the Seller's possession relating to the last five (5) years. The Real Estate is each a separately subdivided parcel and is separately assessed from all adjacent property for purposes of real estate taxes. The sale or lease of the Real Estate to Purchaser does not and will not violate or conflict with the requirements of any subdivision plan or any other restriction of record applicable to the Real Estate. The use of the Real Estate is currently separate and distinct from other businesses conducted in the subdivision and does and will comply with all subdivision requirements and will not require the consent or approval of or filing with any authority or other person. The sale or lease of the Real Estate to Purchaser does not and will not adversely affect any existing property tax abatement and will not result in any upward reassessment of facilities located thereon.

                  (g) The Seller has no Knowledge of defects in the exterior walls or the interior bearing walls, the foundation, the roof or any structural component of any plant, building, garage or other such structure located on the Real Estate which would have an adverse effect on the operation of the Real Estate as presently operated, and the electrical, plumbing, heating and air conditioning systems, and all building facilities and equipment, of any plants, buildings, garages or structures are in good operating condition and repair, considering their related age and current use.

                  (h) The Seller has not received any written or oral notice or order by any authority, any insurance company which has issued a policy with respect to any of the facilities located on any of the Owned Real Estate parcels or any board of fire underwriters or other body exercising similar functions which; (i) relates to material violations of building, safety, fire or other ordinances or regulations, (ii) claims any material defect or deficiency with respect to any of such facilities or (iii) requests the performance of any material repairs, alterations or other work to or in any of such facilities or in the streets bounding the same which has not been satisfied, waived or cured and which would substantially detract from the value of the Real Estate.

                  (i) To the Seller's Knowledge, no defect or condition of the Real Estate or the soil or geology thereof exists which will impair the current use thereof.

                  (j) The Seller has legal and practical access to at least one
(1) publicly dedicated right-of-way or road; the Seller has not received written notices of any adverse claims to such access that would materially adversely affect the use currently being made of such access by the Seller.

                  (k) To the Seller's Knowledge, there are no encroachments onto the Real Estate of any improvements on any adjoining property.

                  (l) Public and private utilities servicing the Real Estate have adequate capacity to meet the utility requirements to the extent presently operated by Seller for the current use of such Real Estate.

                  (m) To the Seller's Knowledge, there is no plan, study or report by any governmental authority or any nongovernmental person or agency which if implemented may adversely affect the current or planned use of the Real Estate.

                  (n) The Seller has no oral or written agreement with any real estate broker, agent or finder with respect to the Real Estate.

         6.7. Real Estate Leases. The Seller is not a party to any lease for real property, either as a lessor or lessee.

         6.8 Accounts Receivable. Except as described on SCHEDULE 6.8, the Accounts Receivable arose from bona fide transactions by the Seller.

         6.9 Inventory. Except as described on SCHEDULE 6.9, substantially all of the Inventory is merchantable in the ordinary course of business.

         6.10 Personal Property. Except as disclosed on SCHEDULE 2.2(e), substantially all of the Personal Property presently in use in the Seller's Business is now, and on Closing Date will be, in good, useable condition and repair, ordinary wear and tear and routine maintenance excepted, and, to the best Knowledge of the Seller after reasonable inquiry within the Seller, in conformity with all material applicable ordinances, regulations and other laws.

         6.11 Intellectual Property. SCHEDULE 2.2(g) sets forth a true and correct list of that portion of the Intellectual Property which is currently of public record, as well as the causes of action described in Section 2.2(g)(vii) above. The Seller has no Knowledge of and has received no notice of any conflict with, or any infringement of, third party-owned patents, patent applications, copyrights, trademarks, tradenames, trade secrets, know-how, or inventions caused by the Seller's use of or ownership interest in the Intellectual Property. The Seller has no Knowledge of and has received no notice of any conflict with, or any infringement of, the Seller-owned patents, patent applications, copyrights, trademarks, tradenames, trade secrets, know-how, or inventions caused by a third-party's use of or ownership interest in the Intellectual Property. No officer, director, shareholder or employee of the Seller has an ownership interest in any of the Intellectual Property. Except as set forth in SCHEDULE 2.2(g), the Seller is not a party to any agreement or arrangement providing for the payment of license fees or royalties in connection with the Intellectual Property and there is no claim or obligation to pay any such license fee or royalty. To the best Knowledge of the Seller after reasonable inquiry within the Seller, the Seller owns or possesses adequate and enforceable licenses or other rights to use the Intellectual Property now used in the conduct of the Seller's Business, and is not in default under any such license or right.

         6.12 Relationship with Customers and Suppliers. Except as described on
SCHEDULE 6.12 hereto, no information has come to the attention of the Seller which might reasonably lead it to believe that any customer or supplier of the Seller would or intends to cease dealing with the Seller or the Purchaser, as the case may be, or would or intends to alter or modify in any material manner the amount of such customer's or supplier's dealings with the Purchaser in the event of the consummation of the transactions contemplated hereby.

         6.13 Contracts. Set forth on SCHEDULE 2.2(i) is a list or description of certain of the Contract Rights and the Contract Obligations which are being assigned to and assumed by the Purchaser hereunder (i.e., the "Contracts"). The Purchaser shall have been given true and correct copies of all written instruments evidencing the Contracts set forth on SCHEDULE 2.2(i) on or prior to the Closing including true and correct copies of all written instruments evidencing the Contracts set forth on SCHEDULE 2.2(i) as updated after the date hereof, provided that the copies given and to be given with respect to the Sales Contract Rights shall be limited to those which concern amounts greater than $50,000 or which were entered into outside of the normal course of the Seller's Business and the copies given and to be given with respect to Purchase Contract Rights shall be limited to those which concern the ten highest monetary values or which were entered into outside of the normal course of the Seller's Business. To the best Knowledge of Seller, after reasonable inquiry within the Seller, (a) all of the Contracts are valid and binding obligations of the parties thereto in accordance with their respective terms; (b) there exists no condition, event or act (including, without limitation, the consummation of the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would (i) become a default or an event of default, or would constitute a breach of any provision of any such Contracts, or (ii) would permit the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any of the Purchased Assets; and (c) the Seller has not violated any of the terms or conditions of any such Contracts. The Seller is not subject to the cost accounting standards of the United States federal government with respect to government contract matters.

         6.14     Employee Benefit Plans

                    (a)(1) SCHEDULE 6.14(a) contains a true and complete list of all written and unwritten plans, funds, programs, policies, arrangements, etc. providing health and welfare benefits to the employees and former employees of the Seller (except with respect to the Seller's Employee Death Benefit Policy) listed on SCHEDULE 9.15(d) now maintained by Seller or under which Seller has any obligations in respect of any such employee (the "Health and Welfare Plans"). Except with respect to the Seller's Employee Death Benefit Policy, with respect to each other Health and Welfare Plan, complete copies of (i) all current plan and trust documents, summary plan descriptions, insurance contracts, and any other descriptions relating thereto, (ii) copies of prior plan and trust documents, summary plan descriptions, insurance contracts, and any other descriptions relating thereto, to the extent that they are relevant to the administration of a current Health and Welfare Plan; (iii) copies of all substantive written communications relating thereto and written statements of all substantive non-written communications relating thereto, and (iv) all substantive correspondence to or from any governmental agency relating thereto, if any, have been delivered to the Purchaser or will be so delivered at least ten (10) days prior to the Closing Date.

                  (a)(2) With respect to the 401(k) Plan and the Defined Benefit Plan (the "Plans), complete copies of (i) all current and prior plan and trust documents, summary plan descriptions, insurance contracts, and any other descriptions relating thereto, (ii) statements indicating the amount and nature of Plan assets as of December 31, 1995, and as of each month end up to and including April 30, 1996; (iii) copies of all substantive written communications relating thereto and written statements of all substantive non-written communications relating thereto, (iv) all substantive correspondence to or from any governmental agency relating thereto, (v) copies of any responses to accountant's requests for information relating thereto and applicable to any date or period on or after January 1, 1992, (vi) all substantive correspondence between an attorney and the Plans or the Seller (to the extent such correspondence relates to such Plans) dated or received on or after January 1, 1992, (vii) the six most recent annual actuarial valuation reports, if any,
(viii) the six most recently filed Form 5500s or 5500-C/Rs and Schedules, as applicable, (ix) all IRS rulings, if any (including, but not limited to private letter rulings and technical advice memoranda) dated on or after January 1, 1992 or pertaining to any date or period on or after January 1, 1992, and (x) all IRS determination letters dated on or after January 1, 1992 or pertaining to any date or period on or after January 1, 1992, if any, have been delivered to the Purchaser or will be so delivered at least ten (10) days prior to the Closing Date.

                    (b) The 401(k) Plan and the Defined Benefit Plan and the trusts, if any, forming a part thereof (each referred to herein as a "Pension Plan and Trust") are now and since their inception have been covered by a favorable determination letter issued by the IRS and, based solely on the terms of each Pension Plan and Trust, each Pension Plan and Trust now meets, and since its inception has met, in all material respects the requirements for qualification under Code Section 401(a) and is now, and since its inception has been, exempt from taxation under Section 501(a) of the Code; (ii) the IRS has not taken any action to revoke any of such IRS favorable determination letters; (iii) Seller has performed or is performing normally in all material respects all obligations required to be performed under each Pension Plan and Trust (including, but not limited to, the making of all contributions required by ERISA), is not in default under or in violation of, and has no Knowledge of any such default or violation by any other party to, any and all of the Plans; (iv) Seller is in material compliance with the operational rules and other requirements prescribed by any and all statutes, orders or governmental rules or regulations applicable to each Pension Plan and Trust, including but not limited to ERISA and the Code, and has no Knowledge of any defect in the operation of either Pension Plan and Trust that could reasonably be expected to result in a loss of the tax-qualified or tax-exempt status of either Pension Plan and Trust; (v) neither Seller nor, to the best Knowledge of Seller, any other "disqualified person" or "party in interest," within the meanings of Section 4975 of the Code and Section 3(14) of ERISA, respectively, has engaged in any "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could, following the Closing Date, subject any Pension Plan and Trust, the Purchaser or any officer, director or employee of the Purchaser, to any material tax or penalty imposed under the Code or ERISA; (vi) there are no material actions, suits or claims pending (other than routine claims for benefits) or, to the best Knowledge of Seller, threatened against any Pension Plan and Trust or against the assets of any Pension Plan and Trust; (vii) no Pension Plan and Trust which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code has incurred any "accumulated funding deficiency," as such term is defined in Code Section 412(a), whether or not waived, and each such Pension Plan and Trust has been funded in accordance with the Code and ERISA; (viii) each "plan official," within the meaning of Section 412 of ERISA, of each Pension Plan and Trust is bonded to the extent required by said Section 412; (ix) there has not been a termination of any Pension Plan and Trust and, with respect to the individuals listed on SCHEDULE 9.15(a) or SCHEDULE 9.15(b) there has not been a partial termination of any Pension Plan and Trust, and, except as set forth on SCHEDULE 6.14(b) which shall be provided by the Seller to the Purchaser within 10 days prior to the Closing, no "reportable event," within the meanings of Section 4043(b) or 4063(a) of ERISA, has occurred with respect to any Plan (other than those which may result from the transactions contemplated hereby); (x) no Pension Plan and Trust is a "multiple employer plan," within the meaning of the Code or ERISA, or a "multiemployer plan," within the meaning of Section 3(37) of ERISA; (xi) Seller has complied in all material respects with the reporting and disclosure requirements of ERISA and with applicable federal and state securities laws; and (xii) there are no leased employees (as defined in Code
Section 414(n)) that must be taken into account under any Plan pursuant to Code
Section 414(n)(3).

     (c) With respect to each Health and Welfare Plan and except as indicated on
SCHEDULE 6.14(c), (i) no retiree benefits are payable pursuant to any "employee welfare benefit plan" (as defined in ERISA Section 3(1)) and, with respect to those employees of the Seller listed on

SCHEDULE 9.15(d), there are no agreements in effect that would obligate Seller or Purchaser to pay any such benefits in the future; (ii) each Health and Welfare Plan which is a "group health plan" (as defined in Code Section 5000(b)) complies and in each case has complied in all material respects with the applicable requirements of ERISA Sections 601 through 609, Code Section 162(k) (through December 31, 1988) and Code Section 4980(B) (commencing on January 1,
1989); (iii) each Health and Welfare Plan may be amended or terminated by Seller at any time whether before or after the Closing Date; (iv) Seller has performed or is performing normally all obligations required to be performed under each Health and Welfare Plan (including, but not limited to, the making of all contributions required by ERISA), is not in default under or in violation of, and has no Knowledge of any such default or violation by any other party to, any and all of the Health and Welfare Plans; (v) to the best Knowledge of the Seller, the Seller is in material compliance with the operational rules and other requirements prescribed by any and all statutes, orders or governmental rules or regulations applicable to each Health and Welfare Plan, including but not limited to ERISA and the Code; (vi) neither Seller nor, to the best Knowledge of Seller, any other "disqualified person" or "party in interest," within the meanings of Section 4975 of the Code and Section 3(14) of ERISA, respectively, has engaged in any "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could, following the Closing Date, subject any Health and Welfare Plan, the Purchaser or any officer, director or employee of the Purchaser, to any material tax or penalty imposed under the Code or ERISA; (vii) there are no material actions, suits or claims pending (other than routine claims for benefits) or, to the best Knowledge of Seller, threatened against Health and Welfare Plan; (viii) no Health and Welfare Plan is a "multiple employer plan," within the meaning of the Code or ERISA, or a "multiemployer plan," within the meaning of Section 3(37) of ERISA; and (ix) Seller has complied in all material respects with the reporting and disclosure requirements of ERISA and with applicable federal and state securities laws.

                  (d) With respect to the Defined Benefit Plan and any other plan which is subject to the minimum funding requirements of Code Section 412 and, if applicable, Title IV of ERISA, (i) as of the Closing Date, Seller shall have made all required premium payments to the PBGC; and (ii) no amendment of such plan has occurred which required or could require Seller or the Purchaser to provide security to such plan under Code Section 401(a)(29).

                  (e) Between the date of this Agreement and the Closing Date, neither the Defined Benefit Plan, the 401(k) Plan, nor any Health and Welfare Plan will be terminated or amended without the consent of the Purchaser.

                  (f) Benefit accruals under the Defined Benefit Plan were frozen as of December 31, 1993 (the "Freeze Date"), in accordance with Section 204(h) of ERISA, such that no additional benefits accrued under the Defined Benefit Plan after the Freeze Date.

                  (g) The facts stated in SCHEDULE 6.14(g) - Alexander & Alexander's form of opinion letter are complete and accurate and to the Seller's Knowledge the Merger, the Spinoff, and the Spinoff Allocations (as defined in SCHEDULE 6.14(g)) comply with the requirements of applicable law, including Sections 401(a)(12) and 414(l) of the Code.

                  (h) Neither the Defined Benefit Plan nor the 401(k) Plan is or was top-heavy for any plan year within the meaning of Section 416 of the Code.

                  (i) As of January 1, 1996, the fair market value of the assets of the Defined Benefit Plan to be transferred to the New Pension Plan equaled $545,700, and the present value of accrued benefit liabilities (vested or non-vested) to be transferred from the Defined Benefit Plan to the New Pension Plan equaled $1,750,658, based on the method for calculating accrued benefits and the methods and actuarial assumptions for calculating present value that are stated in the Defined Benefit Plan and in SCHEDULE 9.15(a).

                  (j) No part of the assets or liabilities listed on SCHEDULE 9.15(a) or 9.15(b) and no health and welfare benefits provided by Seller and/or any predecessor of Seller or person or entity related to or under common control with Seller, within the meaning of ERISA or any other applicable labor law, for any of the employees listed in SCHEDULE 9.15(d) are or ever have been provided pursuant to any collective bargaining agreement or were ever subject to mandatory or voluntary collective bargaining.

                  (k) Seller will prepare SCHEDULES 9.15(a), 9.15(b) and 9.15(d) and furnish them to Purchaser no later than ten (10) days prior to the Closing Date.

     6.15 Permits. The Seller currently holds all necessary licenses, permits and approvals of all applicable federal, state and local authorities with respect to the operation of the Seller's Business, the ownership of the Purchased Assets, including the Real Estate (collectively, the "Permits"), all of which Permits are described on SCHEDULE 6.15 hereto and, except as described on SCHEDULE 6.15, are transferable to the Purchaser. All such Permits are in good standing and there is no investigation or proceeding pending or threatened with respect to such Permits. True copies of the Permits have been provided to the Purchaser prior to the date hereof.

     6.16 Litigation and Investigations. Except as set forth on SCHEDULE 6.16 hereto, there are no actions, suits, claims, demands, legal or administrative proceedings or governmental investigations existing or, to the best Knowledge of the Seller, threatened against or affecting the Seller, the Seller's Business, the Purchased Assets, or any of its property or assets, or any judgments, decrees, orders, rulings, writs or injunctions specifically referring to the Seller which (either by reason of adherence or default) may have a Material Adverse Effect.

     6.17 Warranties; Product Liability; Etc. SCHEDULE 6.17 contains a complete and accurate list of any and all warranties made by the Seller covering or relating to any of the products or services sold by the Seller, including those related to the warranty obligations. Except for losses, claims, damages and expenses which are described on SCHEDULE 6.17, to the best Knowledge of the Seller after reasonable inquiry within the Seller, there are no liabilities of the Seller, fixed or contingent, asserted and arising out of or based upon incidents occurring on or before the date hereof with respect to:


                  (a) Any product liability or any similar claim that relates to any of the products sold by the Seller to others;

                  (b) The delivery of faulty service; or

                  (c) Any claim for the breach of any express or implied product warranty, or any similar claim that relates to any product sold or service delivered by the Seller and the Seller has no Knowledge of any product or service defects which could give rise to any such liabilities or claims.

         6.18     Labor and Employee Matters.

                  (a) Identification. SCHEDULE 6.18 contains a true and complete list of the names, annual compensation, commencement date and description of responsibilities of the Seller's employees who are involved in the Seller's Business.

                  (b) Nature of Employment; Agreements. Except as described on
SCHEDULE 6.18, each employee of the Seller is employed on an at-will basis. Except as described on SCHEDULE 6.18, the Seller does not have any written agreements and, to the best Knowledge of the Seller after reasonable inquiry within the Seller, any oral agreements with any of its employees engaged in the Seller's Business, or any agreement which would interfere with the Seller's ability to discharge such employees. Except as described on SCHEDULE 6.18, the Seller has not made any representation to the Seller's employees relative to the subsequent employment of the employees with the Purchaser. Except as described on SCHEDULE 6.18 hereto, the Seller is not a party to any written sales representative agreement, consulting agreement or other independent contractor agreement with respect to the Seller's Business.

                  (c) Union Contracts; Labor Difficulty. There is no collective bargaining agreement or union contract binding on the Seller and, to the best Knowledge of Seller after reasonable inquiry within the Seller, there is no labor strike, dispute, slowdown, organization drive, stoppage or other material labor difficulty, pending or threatened against the Seller.

                  (d) Charges, Complaints, Etc. Except as described on SCHEDULE
6.18 attached hereto, Seller has no Knowledge of and has not received any notice from any governmental agency of any alleged violation of applicable laws that remains unresolved respecting employment and employment practices, terms and conditions of employment and wage and hours. Except as described on SCHEDULE
6.18 attached hereto, there are no unfair labor practice charges or complaints, minimum wage or overtime or equal pay charges or complaints, occupational safety/health charges or complaints, wrongful discharge charges or complaints, employee grievances, discrimination claims or workers' compensation claims pending or, to the best Knowledge of the Seller, threatened against the

Seller before any federal, state, local, or other governmental court or authority.

               (e) Severance. Except for the severance obligations set forth in those certain severance agreements described on SCHEDULE 6.18 attached hereto between the Seller, on the one hand, and Messrs. Kaminsky, Schrafnagl, Snyder, Ringuette, Hartwig, Murphy and Pelrin, on the other hand, true and complete copies of which have been provided to the Purchaser prior to the date hereof (collectively, the "Seller Management Severance Agreements"), and except for the severance arrangements for the other employees of the Seller as described on
SCHEDULE 6.18 attached hereto (collectively, the "Seller Non- Management Severance Arrangements"), the Seller does not have any obligations for severance payments to its employees arising out of the transactions contemplated herein or otherwise.

      6.19 Environmental Laws. Except as described on SCHEDULE 3.1(f) or
SCHEDULE 6.19 attached hereto, to the best Knowledge of Seller after reasonable inquiry within Seller:

               (a) No Hazardous Materials are currently or have been used, stored, emitted or discharged (unless used, stored, emitted or discharged in compliance with all applicable Environmental Laws), released, disposed of, or otherwise deposited, at, on, in, from under or about the Real Estate by the Seller in any quantity that requires or that may result in liability for investigation, reporting, or clean up under any applicable Environmental Laws.

               (b) No activity has been undertaken on the Real Estate by the Seller that has caused or may have caused:

                    (i) The Real Estate to become a treatment, storage or disposal facility within the meaning of the Environmental Laws;

                    (ii) A release or threatened release of any Hazardous Materials in any quantity that requires or that may result in liability for investigation, reporting, or clean up under any applicable Environmental Laws; or

                    (iii) The discharge of Hazardous Materials into the air, land, surface water, ground water, wetlands or other water source or system thereof, or the dredging or filling of any waters or wetlands, that would require a permit or give rise to liability under the Environmental Laws.

               (c) There are no substances or conditions at, on, in, under or about the Real Estate or any other property now or previously owned or operated by the Seller that may give rise to a claim or cause of action under the Environmental Laws.

               (d) No underground storage tanks have been installed, used or removed by the Seller, or are presently located in, on or under the Real Estate.

               (e) With respect to the operation of the Seller's Business and the use of the Real

Estate, the Seller has obtained all permits, licenses and other authorizations required under the Environmental Laws relating to pollution or protection of the environment (indoor or outdoor, relating to air, land, water (i.e., surface water, ground water, wetlands or other water source or system thereof), noise, odor or otherwise) which could affect the Seller's ability to conduct the Seller's Business as presently conducted, and all such permits, licenses and other authorizations are in full force and effect as of the date hereof. The Seller is and has at all times been in substantial compliance with all such permits, licenses and authorizations, and is, as of the date hereof, in substantial compliance with all such Environmental Laws related thereto. Seller has made timely and complete application for issuance, renewal, extension and reissuance of all Permits applicable to or required for the operation of Seller's Business and the use of the Real Estate. Seller has not obtained information from regulatory agencies having jurisdiction or otherwise, which would lead a reasonable person with knowledge of the facts and circumstances to believe that such Permits may not be issued, renewed, extended or reissued in due course and as requested without material cost or penalty.

                  (f) The Seller has not generated, stored, disposed of or transported to a landfill or other facility, which is listed on the U.S. Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, the NJDEP's Report prepared by the Site Remediation Program of the Known Contaminated Sites in New Jersey, dated July 1995, or any analogous state listing. The Seller has not received, nor is the Seller aware of, any request for response action, administrative or other order (or request therefor), judgment, complaint, claim, investigation, request for information or other request for relief in any form relating to any facility where Hazardous Materials generated or transported by Seller have been or may have been handled, stored, disposed of, placed or located.

                  (g) The Seller has not received any written notice (i) of any pending or threatened claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or response actions or for compensation, with respect to the Real Estate, alleging noncompliance with or violation of any Environmental Law or seeking relief under any Environmental Law, or (ii) that any unit of government or third party has determined that there exists a violation of Environmental Law.

                  (h) The Real Estate is not and never has been listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, the NJDEP's Report prepared by the Site Remediation Program of the Known Contaminated Sites in New Jersey, dated July 1995, or any analogous state listing.

                  (i) The Seller has disclosed and delivered to Purchaser all environmental reports, audits, investigations, and other material documents which Seller has ever obtained or ordered or which the Seller has in its possession or control with respect to the Real Estate and the operation of the Seller's Business.

                  (j) The Real Estate and the Seller's Business are in substantial compliance with all Environmental Laws.

         6.20 Compliance with Laws. Except for the Environmental Laws (which are the subject of Section 6.19 above), to the best Knowledge of Seller after reasonable inquiry within the Seller, the Seller, with regard to the Seller's Business, the Purchased Assets, business practices, products or services, is not in violation of any applicable laws, statutes, regulations, rules, orders or other requirements of any governmental authority, the violation of which might have a Material Adverse Effect. Except for the Environmental Laws (which are discussed in Section 6.19 above), the Seller is not aware of, and has not received any notice of, (a) any pending or threatened review or investigation of an alleged violation of any such laws, statutes, regulations, rules, orders or other requirements, or (b) any past, present or future events, conditions, actions or plans which may interfere with or prevent continued compliance with such laws, statutes, regulations, rules, orders or other requirements or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation.

         6.21     Taxes.

                   (a) General. All tax returns, including, without limitation, income, sales and personal property tax returns, required to be filed by reason of the operations conducted by the Seller by either the Seller or KDI D/H on or prior to the Closing Date with the United States or any state or any other governmental agency or authority have been or will be duly prepared and filed, and were or will be true and correct and complete. All taxes due or to become due by reason of the operations conducted by the Seller, including, without limitation, the sale of the Purchased Assets as contemplated by this Agreement, have been or will be paid when due, other than the taxes payable by the Purchaser. Neither the Seller nor KDI D/H have received any notice of assessment of additional taxes or an intent to assess additional taxes and has not executed or filed with any taxing authority any agreement extending the period for assessment of any income or other taxes. The Purchaser will have no liability whatsoever for any federal, state or local tax payments based upon or measured by the income of the Seller, the ownership of its property, the conduct of the Seller's Business prior to the Closing Date or arising out of the transactions contemplated hereby, or arising out of or related to the sale or transfer of the Purchased Assets contemplated by this Agreement. Except for taxes not yet due and payable, there are no tax liens upon any of the properties or assets, real, personal or mixed, tangible or intangible of the Seller, there are no pending claims, examinations or proceedings by any authority or agency relating to the assessment of any taxes, interest or penalty on such properties or assets, and, to the best Knowledge of the Seller, there is no basis for any such claim or assessment. Except as described on SCHEDULE 6.21 attached hereto, during the three year period ending on the Closing Date, the Seller has not been audited, or received notice of any proposed audit, by the Internal Revenue Service or any other governmental agency or authority.

                  (b) New Jersey Taxes. Without limiting the generality of the foregoing, except to the extent otherwise provided as part of the Accruals, the Seller shall timely comply with, and pay, all taxes, interest, and penalties as may be due and unpaid under, all New Jersey tax laws (the "New Jersey Taxes"). The Seller shall timely cooperate with the Purchaser in preparing and filing the necessary forms and notices required to be filed with the applicable tax authorities of New Jersey under NJSA ss. 54:32B-22, including the Notification of Sale, Transfer or Assignment in Bulk to be filed with the New Jersey Department of the Treasury, and shall pay all taxes as may be due and imposed under New Jersey law except for those taxes which are part of the Accruals as to which the Purchaser shall be responsible. In addition, upon notice from such tax authorities as to the applicable amount of the Purchase Price which should be held in escrow pending payment of the New Jersey Taxes in order to limit or eliminate liability for the non-payment by the Seller of such taxes (the "New Jersey Taxes Escrow Amount"), the parties agree that, to the extent not otherwise reflected in the Accruals, such amount shall be added to the Accruals. As soon as reasonably practicable after the Closing, the Seller shall deliver to the Purchaser the receipt or certificate contemplated under New Jersey law from such tax authorities evidencing that all such New Jersey Taxes have been paid or are not due (the "New Jersey Tax Certificate"). Within 5 business days of receipt of the New Jersey Tax Certificate, the Purchaser shall pay to the Seller the portion of the New Jersey Taxes Escrow Amount, if any, which was included in the Accruals and which exceeded the estimate of the tax authorities as to the New Jersey Taxes due the State of New Jersey from the Seller.

         6.22 Insurance Coverage. SCHEDULE 6.22 hereto sets forth a complete and correct list of all insurance policies currently maintained by the Seller and identifies the insurance company, type of coverage and annual premium for each such policy.

         6.23 No Default. To the best Knowledge of the Seller after reasonable inquiry within the Seller, the Seller is not in breach or violation of, and neither the execution and delivery of this Agreement or the Seller Delivered Documents by the Seller, nor performance of or compliance with its or their terms will result in a breach or violation of, (a) the Certificate of Incorporation or Bylaws of the Seller, (b) any agreement, indenture, mortgage, lease or other obligation or instrument to which the Seller is a party or by which any of its property is bound, except any such breach or violation that would not have a Material Adverse Effect, or (c) any law, statute, rule, regulation or any judgment, order or decree to which the Seller is a party or by which the Seller or any of its properties is subject, except any such breach or violation that would not have a Material Adverse Effect.

         6.24 No Material Adverse Change. Except as set forth in SCHEDULE 6.24 hereto, from the date of the latest balance sheet in the Financial Statements, there has been no material and adverse change in the business, operations, properties or financial condition of the Seller, or, to the best the Knowledge of the Seller after reasonable inquiry within the Seller, any facts related to the Seller's Business or the Purchased Assets which, by reason of passage of time or otherwise, may reasonably be expected to result in any such material and adverse change, except as otherwise described herein or in the Seller Delivered Documents.

         6.25 Insider Interests. SCHEDULE 6.25 attached hereto sets forth each interest which any officer, employee, director or shareholder of the Seller has in any of the Purchased Assets or in any of the Contracts pertaining to the Seller's Business.

         6.26 Hart-Scott-Rodino Antitrust Improvements Act of 1976. Neither the Seller nor its "ultimate parent entity", as that term is defined in 16 C.F.R.
Part 801.1(a)(3), has annual net sales or total assets of $100 million or more, as determined pursuant to 16 C.F.R. Part 801.11. Neither Seller nor its "ultimate parent entity" are required to file a premerger notification with the Federal Trade Commission or with the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the transactions contemplated by this Agreement.

         6.27 Sensitive Transactions. To the best Knowledge of the Seller after reasonable inquiry within the Seller, none of the Seller, or any employee, agent or representative of any of the Seller has directly or indirectly used funds or other assets of the Seller for illegal contributions, gifts, or payments to or for the benefit of any governmental official or employee, or any other person or entity.

         6.28 Fees and Commissions. The Seller has not agreed to pay or become liable to pay any broker's, finder's or originator's fees or commission for which the Purchaser shall have liability by reason of services alleged to have been rendered for or at the instance of the Seller in connection with this Agreement and the transactions contemplated hereby. In the event any such liability for fees and commission shall arise, the Seller shall be specifically liable and responsible for the payment of same.

         6.29 Misstatement or Omission. Except with respect to those representations and warranties limited by the best Knowledge of the Seller after reasonable inquiry within the Seller, no representation or warranty by the Seller in this Agreement, and none of the Seller Delivered Documents furnished or to be furnished by the Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.


         VII.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser hereby represents and warrants to the Seller and KDI D/H, on and as of the date hereof, as follows:
         7.1 Organization and Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. The Purchaser has all requisite corporate power and authority to carry on its business as presently conducted.

         7.2 Authority and Action. The Purchaser has full power and authority to enter into this Agreement and each of the other agreements, documents or instruments to be delivered at the Closing or thereafter by the Purchaser pursuant to this Agreement or otherwise (collectively, the "Purchaser Delivered Documents") and to perform and consummate the transactions contemplated herein and therein. All corporate action required to be taken by or on the part of the Purchaser to authorize the execution and delivery of this Agreement and the Purchaser Delivered Documents and to authorize the

Purchaser to perform and consummate the transactions contemplated hereby and thereby has been, or prior to the Closing will be, duly and properly taken. This Agreement has been and, upon execution and delivery, each of the Purchaser Delivered Documents will be duly executed and delivered by the Purchaser. This Agreement constitutes and, upon execution and delivery, each of the Purchaser Delivered Documents will constitute valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally.

         7.3 Hart-Scott-Rodino Antitrust Improvement Act of 1976. Neither the Purchaser nor its "ultimate parent entity", as that term is defined in 16 C.F.R.
Part 801.1(a)(3), has annual net sales or total assets of $100 million dollars or more, as determined pursuant to 16 C.F.R. Part 801.11. Neither the Purchaser nor its "ultimate parent entity" are required to file a pre-merger notification with the Federal Trade Commission or the Antitrust Division of the United States Department of Justice under the Hart- Scott-Rodino Antitrust Improvement Act of 1976, as amended, in connection with the transactions contemplated by this Agreement.

         7.4 Litigation and Investigations. There are no actions, suits, proceedings or governmental investigations existing or, to the best Knowledge of the Purchaser, threatened against or affecting the Purchaser or any of the Purchaser's property or assets, or any judgments, decrees, orders, rulings, writs or injunctions specifically referring to the Purchaser which (either by reason of adherence or default) may have a Material Adverse Effect.

         7.4 Fees and Commissions. Neither the Purchaser nor any affiliate thereof have agreed to pay or become liable to pay any broker's, finder's or originator's fees or commission for which the Seller or KDI D/H shall have liability by reason of services alleged to have been rendered for or at the instance of the Purchaser in connection with this Agreement and the transactions contemplated hereby. In the event any such liability for fees and commission shall arise, the Purchaser shall be specifically liable and responsible for the payment of same.

           7.6 No Default. To the best Knowledge of the Purchaser after reasonable inquiry within the Purchaser, the Purchaser is not in breach or violation of, and neither the execution and delivery of this Agreement or the Purchaser Delivered Documents by the Purchaser nor performance or compliance with its or their terms will result in a breach or violation of, (a) the Articles of Incorporation or Bylaws of the Purchaser, (b) any agreement, indenture, mortgage, lease or other obligation or instrument to which the Purchaser is a party or by which any of its property is bound, except any such breach or violation that would not have a Material Adverse Effect or (c) any law, statute, rule, regulation or any judgment, order or decree to which the Purchaser is a party or by which the Purchaser or any of its properties are subject, except any such breach or violation that would not have a Material Adverse Effect.



   VIII.    REAL ESTATE MATTERS.

         8.1 Title Policy. Within ten (10) days after the date of this Agreement, the Purchaser shall order a commitment(s) for a 1992 Form B ALTA Owner's Title Insurance Policy with respect to each parcel of Owned Real Estate (the "Title Commitments") issued by a title insurer licensed to do business in New Jersey and approved by the Seller (which approval will not be unreasonably withheld) (the "Title Company"). Each such Commitment when delivered to the Seller, shall be accompanied by legible copies of each exception to title referred to therein. At the Closing, the Purchaser shall, at its expense, cause to be delivered to the Purchaser, in a form reasonably satisfactory to the Purchaser, an ALTA Owner's Title Insurance Policy Form B dated as of the Closing Date issued to the Purchaser by the Title Company, with respect to each parcel of Owned Real Estate which title insurance policy(s) insure that the fee simple absolute title to the parcel of Owned Real Estate described therein is marketable and valid and vested in Purchaser, subject only to the Permitted Liens in respect of such property and to all exceptions which the Purchaser has approved or is deemed to have approved pursuant to Section 8.3 below and to no other exceptions, printed or otherwise and such policies shall affirmatively insure against encroachments and against violations of applicable covenants, conditions and restrictions. The premiums for such policies as well as the Title Commitment and survey charges, including, but not limited to, charges for title abstract and examination (including all search, continuation and later-date fees), shall be paid by the Purchaser. Such title insurance policies shall be
(i) issued by the Title Company, (ii) showing in SCHEDULE A thereof the approved legal description of such Owned Real Estate and each easement appurtenant thereto, (iii) with the standard printed exceptions deleted, and otherwise showing in SCHEDULE B thereof only the Permitted Exceptions, and (iv) containing such endorsements as may reasonably be requested by Purchaser. At Closing, the Seller shall deliver to the Purchaser, in a form reasonably satisfactory to the Purchaser and the Title Company, a bargain and sale deed covenanting against the grantor's own acts (the "Deed") for each parcel of Owned Real Estate which shall be in recordable form free and clear of all liens, claims and encumbrances, other than Permitted Liens and any matters which Purchaser shall have approved or be deemed to have approved pursuant to Section 8.3 below, and for each such parcel such affidavits or other instruments as the Title Company may require to issue and delete standard exceptions and any required special endorsements.

           8.2 Surveys. Within ten (10) days after the date of this Agreement, the Seller shall cause to be delivered to Purchaser and the Title Company, at the Seller's expense, surveys of the Owned Real Property (the "Surveys") prepared by a survey or registered in the State on which the Owned Real Estate is located, in accordance with the 1992 minimum standard detail requirements for ALTA/ACSM surveys, Class A, and dated after the date of this Agreement showing the Owned Real Estate, all known easements and rights granted by license thereon which can be depicted on the Surveys, all improvements (including fences and driveways), and access to and from a dedicated and accepted public right-of-way. Each such Survey shall (a) be certified to the Purchaser and its assigns, its mortgage lender, if any, and the Title Company, and (b) comply with any requirements imposed by the Title Company as a condition to the removal of any survey exception from the general exceptions in the Title Commitment. Each Survey shall indicate whether the improvements located on the surveyed land encroach onto adjoining land or onto any easements, building lines or setback requirements, and whether there are any encroachments by improvements from adjoining land onto the surveyed land or onto any easements for the benefit of the surveyed land. Each Survey shall show all conditions as then existing, including the location of all pipes, wires and conduits serving the Owned Real Estate and their connections to public ways, parking areas denominated as such, loading docks and other improvements and the access to and from the improvements on the Owned Real Estate.

         8.3 Unpermitted Exceptions and Survey Defects. If (i) any Commitment discloses a title exception other than a Permitted Lien (an "Unpermitted Lien") or (ii) any Survey discloses an encroachment, overlap or other defect or reflects that any utility service to the improvements or access thereto does not lie wholly within the Owned Real Estate or an unencumbered easement for the benefit of the Owned Real Estate or reflects any other matter whatsoever affecting the use or improvements of the Real Estate (a "Survey Defect"), then, upon the occurrence of either (i) or (ii) above the Purchaser or the Purchaser's counsel may deliver written objections to the Seller of such matter and thereafter, the Seller shall have fifteen (15) days from the date of delivery thereof to have the Unpermitted Lien removed from such Commitment or title abstract or insured over, or the Survey Defect corrected all in a manner reasonably satisfactory to the Purchaser, and in any such event the Closing shall be extended, if necessary, to the date which is five (5) business days after the expiration of such fifteen (15)-day period. Nothing contained in this Agreement shall be construed to require the Seller to incur any expense or commence any proceeding to remove any such Unpermitted Liens or Survey Defects. If the Seller fails to have any Unpermitted Lien removed or any Survey Defect corrected to the reasonable satisfaction of the Purchaser within the time specified therefor, the Purchaser, at its sole option, upon not less than three
(3) days' prior written notice to the Seller, acting in its sole discretion may:

                  (a) Take title to the subject parcel of Owned Real Estate as it then is with the right to deduct from the cash portion of the Purchase Price to be paid for the Purchased Assets pursuant to Article IV above an amount (reasonably determined by the Purchaser acting in good faith) equal to all liquidated liens, claims, encumbrances and costs of correction; or

                  (b) Reduce the cash portion of the Purchase Price for the Purchased Assets to be paid pursuant to Article IV above by an amount (reasonably determined by the Purchaser acting in good faith) equal to the reduction in value of the Purchased Assets created by all of the Unpermitted Liens or Survey Defects; or

                  (c) Refuse to take title to the subject parcel of Owned Real Estate and deduct from the Purchase Price to be paid for the Purchased Assets pursuant to Article IV above an amount (reasonably determined by the Purchaser acting in good faith) equal to the portion of the consideration allocable to such parcel; or

                  (d) Terminate this Agreement and all of the Purchaser's obligations hereunder pursuant to Article XIV below. Notwithstanding the foregoing, the existence of Liens other than Permitted Liens shall not be objections to title provided that properly executed instruments in recordable form, necessary to satisfy same, are delivered to the Purchaser and the Title Company at the Closing together with any recording or filing fees required in connection therewith.

         8.4 Internal Revenue Code ss.1445. The Seller shall furnish the Purchaser on or before the Closing Date with a certificate of non-foreign status signed by the appropriate party and sufficient in form and substance to relieve the Purchaser of all withholding obligations under Code ss.1445 (26 U.S.C. ss.1445). In the event that the Seller cannot furnish such a certificate or the Purchaser is not entitled to rely upon such certificate under the provisions of Code ss.1445 and the regulations thereunder, the Seller shall take and/or permit the Purchaser to take any and all steps necessary to allow the Purchaser to satisfy the requirements of Code ss.1445, all at the Seller's expense.


         IX.      COVENANTS.

         The parties hereto hereby covenant and agree as follows:

         9.1 Access and Information. For purposes of enabling the Purchaser and MFI to complete their due diligence review, the parties agree that, from and after the date hereof, for a period ending on the date such review is completed to the Purchaser's sole satisfaction or the Closing Date, whichever is earlier, the Seller shall permit the Purchaser, MFI and their counsel, accountants, lenders, investors, agents and other representatives, full access during normal business hours and upon reasonable advance notice to the Real Estate and to all of the properties, books, contracts, commitments and records of the Seller reasonably relating to the Purchased Assets and the Seller's Business, and during such period the Seller shall furnish the Purchaser and MFI with all such statements (financial and otherwise), records and documents or copies thereof, and other information reasonably relating to operations of the Seller's Business as the Purchaser and MFI shall, from time to time, reasonably request. Without limiting the generality of the foregoing, the Seller shall allow the Purchaser and MFI ongoing access during such period to the Seller's environmental audits and other information relating to environmental matters, periodic management reports, current accounts receivable aging reports, inventory reports, and cash balance reports. The Seller shall allow the Purchaser and MFI to conduct further environmental audits if the Purchaser or MFI so request, to be conducted at Purchaser's and MFI's expense. The Seller shall also allow the Purchaser and its representatives ongoing access during such period to the Seller's Government Contract audits, both internal and external, and other information relating to Government Contract compliance or performance in the areas of financial control or costs, including defective pricing, labor or socio-economic clause implementation, purchasing and subcontract selection or management, security clearances, or other Government Contract requirements, as well as any allegation of violation or noncompliance with any contract provision, regulation, or statute. The Seller shall use its best efforts to cause its independent public accountants, attorneys and other representatives to cooperate with the Purchaser, MFI and their accountants, lenders, investors, agents and other representatives in connection with the right of access granted herein.

          9.2 Contact with Employees, Etc.; Customers and Suppliers.

                  (a) The Seller shall cooperate with and use its best commercially reasonable efforts to assist the Purchaser in its efforts to employ or retain those employees, agents, salespersons, and independent sales representatives or other contractors who are employed or retained by the Seller with respect to the Purchased Assets and the operation of the Seller's Business and, for such purposes, shall provide the Purchaser with a reasonable opportunity to identify and interview such persons within a reasonable time prior to the Closing. Although the Purchaser shall offer employment to all current employees of the Seller effective as of the Closing Date, the Purchaser reserves the right to make employment changes after the Closing in such a manner as it shall determine in its sole discretion.

                  (b) The Seller shall cooperate with and use its best commercially reasonable efforts to assist the Purchaser in its efforts to hold discussions with the material customers (particularly, AT&T) and suppliers of the Seller. The Purchaser shall not directly or indirectly contact any customers or suppliers of the Seller without the prior consent of the Seller (which consent shall not be unreasonably withheld).

          9.3 New Hires. The parties hereto expressly acknowledge and agree that the Purchaser will hire the employees employed by the Seller as of the Closing Date and the Seller's employees who are hired by the Purchaser shall be considered as "new hires." The Purchaser shall provide those employees hired as of the Closing Date who are currently parties to the Seller Management Severance Agreement with the opportunity to enter into new severance agreements on or before the Closing Date in substantially the form attached hereto as EXHIBIT 9.3-1 (the "Purchaser Management Severance Agreements"). In addition, the Purchaser shall provide those employees hired as of the Closing Date who are covered by the Seller Non-Management Severance Arrangements with new severance arrangements which are substantially similar to the Seller Non-Management Severance Arrangements, including credit for years of service with the Seller, provided that such new severance arrangement will provide that salary continuation payments for terminated employees who are subsequently re-employed will be offset by the salary received by such employees in their subsequent employment during the continuation period (collectively, the "Purchaser Non-Management Severance Arrangements"). The Purchaser Non-Management Severance Arrangements shall be substantially in the form attached hereto as EXHIBIT 9.3-2. Except to the extent otherwise provided for as part of the Accruals and except to the extent otherwise provided in this Section 9.3 or in Section 9.15, the Purchaser shall not have any responsibility or liability with respect to the payment of severance or other compensation or termination pay to any of the Seller's employees whose employment is terminated as a result of or in connection with the consummation of this Agreement or with respect to any other employee benefits.

         9.4 Operation of Business. From and after the date hereof and through the Closing Date, the Seller shall operate the Seller's Business consistent with past operations and practices and shall use its best efforts to maintain the Seller's Business intact, retain the present employees of the Seller's Business and preserve the confidence of suppliers, distributors, dealers, representatives and customers related thereto. Without limiting the generality of the foregoing, neither the Seller nor the KDI D/H shall (a) enter into any contracts that could have a material adverse impact on the business, assets, properties, financial condition, results of operations, cash flows or relate in any adverse way to the transactions contemplated in this Agreement, (b) materially increase the compensation or employee benefits of any executive employee of the Seller, (c) transfer, sell, or dispose of any of the Purchased Assets, or enter into any agreements relative to the foregoing, except in the ordinary course of business,
(d) amend the Seller's Articles of Incorporation, or (e) merge, consolidate, participate in a share exchange or otherwise transfer the stock or assets of the Seller to any other party, or enter into any agreements relative to the foregoing.

         9.5 ShadowNet System Product Line Investigation. From and after the date hereof through the Closing, KDI D/H and the Seller will use their best commercially reasonable efforts to conduct an investigation for purposes of identifying and quantifying all liabilities which may arise from or in connection with the termination of the ShadowNet System product line, including possible claims from purchasers thereof, and KDI D/H and the Seller will disclose the results of such investigation to the Purchaser.

         9.6 Exclusivity. None of KDI D/H, the Seller or any of their officers, directors, employees, agents or other representatives or affiliates will solicit any party relating to any proposal contemplating merger, consolidation, liquidation, stock sale, sale of all or substantially all of the assets of the Seller or any similar action with any person or entity, nor will they encourage any of the foregoing. The Seller shall notify MFI immediately of the details of any indication of interest from any persons with respect to the foregoing of which it becomes aware.

         9.7 WARN. The Purchaser and the Seller hereby covenant and agree that
(a) the Seller shall assume all liability relating to any violation of WARN with respect to the Seller's employees occurring as a result of actions taken by the Seller or KDI D/H prior to the Closing Date, and (b) the Purchaser shall assume all liability relating to any violations of WARN with respect to the Seller's employees occurring as a result of actions taken by the Purchaser on or after the Closing Date.

         9.8 Notice of Material Adverse Change. From and after the date hereof and through the Closing Date, the Seller shall promptly notify the Purchaser in writing of any event having a Material Adverse Effect or materially affecting the accuracy of any of the representations and warranties of the Seller contained herein on and as of the date hereof or on and as of the Closing Date.

         9.9 Consents. From and after the date hereof and through the Closing Date, the Seller shall use its best commercially reasonable efforts in obtaining any consents, assignments, novations, approvals, orders, qualifications, licenses, permits or other authorizations, and waivers from any governmental entity or other third parties necessary to permit the consummation of the transactions contemplated by this Agreement, provided that the parties acknowledge and agree that the consent of the United States federal government relative to security clearances cannot be obtained until after the Closing and that the Seller shall use its best commercially reasonable efforts in obtaining same as soon as is reasonably practicable after the Closing.

          9.10 Assigned/Novated Contracts. This Agreement shall not constitute an assignment, attempted assignment, novation, attempted novation or transfer or attempted transfer of any Contract that cannot be assigned, transferred or novated without a third party consent that has not been obtained if such assignment, attempted assignment, novation, attempted novation, transfer or attempted transfer would constitute a breach of such Contract. The Purchaser and the Seller, immediately following execution of this Agreement and through and after the Closing, each shall use commercially reasonable efforts, working in cooperation, to obtain any consent necessary for the assignment or novation of each Contract (it being understood that neither party shall be required to offer or grant financial accommodations or assumption of any additional obligations or liabilities in connection therewith). The Purchaser and the Seller shall cooperate, to the extent reasonably requested by either of them, in connection therewith, including executing agreements of assumption or novation. If such consent is not obtained, or if an attempted assignment or transfer thereof would be ineffective or would adversely affect the rights of the Purchaser thereunder so that the Purchaser would not in fact receive all such rights as of the Closing, the Purchaser and the Seller will cooperate in a mutually agreeable arrangement under which the Purchaser would obtain substantially the same economic benefits that would be obtained under an assignment thereof and assume the obligations thereunder in accordance with this Agreement (including subcontracting, sublicensing, or subleasing to the Purchaser, or under which the Seller would enforce for the benefit of the Purchaser, with the Purchaser assuming the Seller's obligations, any and all rights of the Seller against a third party thereto, subject to the Purchaser's indemnifying and holding the Seller harmless from performing such obligations and reimbursing the Seller for its reasonable out-of-pocket expenses approved by the Purchaser in connection therewith). The Seller will promptly pay to the Purchaser when received all monies received by the Seller under any Contract or any claim or right or any benefit arising thereunder not transferred pursuant to this Section 9.10, except to the extent the same represents a reassigned asset. In no event shall the Seller or KDI D/H be obligated (i) to pay any money to the Seller, the U.S. Government or any third party or to offer or grant financial accommodations to the Purchaser, the U.S. Government or any third party or, except as specifically provided herein, to assume any obligations or liabilities in connection with or relating to any Contract as a result of the assignment of any Contract (by way of novation or otherwise) or any claim or right or any benefit arising thereunder or resulting therefrom pursuant to this Agreement, or (ii) after consummation of the Closing, to take any action under or pursuant to any Contract referred to in this Section 9.10, whether for the benefit of the Purchaser or otherwise except as specifically required pursuant to this Section 9.10, this Agreement or any agreement, document or instrument to be delivered at the Closing or thereafter by the Seller pursuant to this Agreement or otherwise. Nothing in this Section 9.10 shall be construed to require the Seller to take any action pursuant to this Section 9.10 in the event that a condition precedent to the Seller's obligation to close has not been satisfied or waived by the Seller.

         9.11 Seller Non-Competition Agreement. The Purchaser and the Seller agree to execute and deliver a non-competition agreement, in substantially the form attached hereto as EXHIBIT 9.11 (the "Seller Non-Competition Agreement"), prior to or as of the Closing Date.

         9.12 KDI D/H Non-Competition Agreement. The Purchaser and KDI D/H agree to execute and deliver a non-competition agreement, in substantially the form attached hereto as EXHIBIT 9.12 (the "KDI D/H Non-Competition Agreement"), prior to or as of the Closing Date.

         9.13 Escrow Agreement. Contemporaneously with the execution of this Agreement, Seller, KDI D/H and Purchaser shall execute and deliver the Escrow Agreement.

         9.14 Industrial Site Recovery Act.

                  (a) The Seller's Business has a Standard Industrial Classification Code of 3679, one of the codes subject to ISRA. The Seller and the Purchaser agree that the Seller is required to comply with the provisions of ISRA at both its Whippany and East Hanover facilities prior to Closing. The parties desire, and the Seller agrees, that the Seller's compliance obligations shall be satisfied by receipt from NJDEP of: (1) a "No Further Action Letter", or (2) an approved "Negative Declaration", or (3) an approved "Remedial Action Workplan", as such terms are defined at N.J.S.A. 13:1K-8, N.J.S.A. 58:10B-1.

                  (b) In order to effectuate a Closing prior to obtaining a No Further Action Letter, Negative Declaration, or approved Remedial Action Workplan, Seller, at its sole discretion, shall have the right to apply for, and obtain from NJDEP, a "Remediation Agreement", as such term is defined at N.J.S.A. 13:1K-9(e). In connection with any Remediation Agreement, the Seller (or a Seller-related party) shall be designated as the party responsible for obtaining approval of, and implementing, the Remedial Action Workplan, and Seller (or a Seller-related party) shall provide and maintain any required "Remediation Funding Source", as such term is defined at N.J.S.A. 58:10B-3, in form and amount acceptable to NJDEP. In no event shall the Purchaser be required to be an "Ordered Party" to the Seller's Remediation Agreement. Upon entry into a Remediation Agreement with NJDEP, the Seller shall have been deemed to have fulfilled all conditions precedent to Closing with respect to ISRA.

                  (c) Seller shall, at its sole cost and expense, undertake and complete, with reasonable due diligence, all actions necessary to achieve compliance with the provisions of ISRA, any Remediation Agreement issued by NJDEP, and all other requirements imposed by NJDEP pursuant to ISRA or other New Jersey environmental statutes, regulations and programs arising from the Seller's obligation to comply with ISRA. Such actions shall include, but shall not be limited to, the filing with NJDEP of a complete General Information Notice on NJDEP's standard form within five (5) days of the execution of this Asset Purchase Agreement, the development and performance of a "Preliminary Assessment", "Site Investigation", "Remedial Investigation" and "Remedial Action Workplan", as defined at N.J.S.A. 13:1K- 8, as necessary, and the preparation and submittal of necessary and appropriate reports to NJDEP relating to such actions. In the event this transaction closes upon the issuance of a Remediation Agreement or an approved Remedial Action Workplan, the Seller agrees that it shall undertake all necessary actions to receive a No Further Action Letter or an approved

Negative Declaration.

                  (d) The Seller shall keep the Purchaser fully informed of its progress in achieving ISRA compliance by providing copies of all correspondence and documents sent by the Seller to NJDEP or received by the Seller from NJDEP. In the event the Seller elects to comply with ISRA pursuant to the "expedited procedures" set forth at N.J.S.A. 13:1K-11.2 to -11.8, the Seller shall provide drafts to the Purchaser, at least one (1) business day prior to the delivery of such documents to NJDEP, of the Preliminary Assessment Report and all other submittals the Seller proposes to deliver to NJDEP in connection with a request for expedited approval. The Purchaser shall, during such one (1) business day period, have an opportunity to review such documents and consult with and provide comments to the Seller. In all other instances, the Seller shall, to the extent practicable, provide to the Purchaser drafts of submittals to NJDEP prior to delivery of such documents to NJDEP, and the Purchaser shall have an opportunity to consult with and provide comments to the Seller.

                  (e) The Seller shall continue after the Closing to fulfill its obligations to comply with ISRA to NJDEP's satisfaction, such compliance to include providing and maintaining any Remediation Funding Source required by NJDEP in connection with an approved Remedial Action Workplan or Remediation Agreement.

                  (f) The Purchaser hereby grants to the Seller, its consultants and contractors, and to the NJDEP, the right to enter upon the Real Estate at all reasonable times, without notice, as required to monitor the work necessary for the Seller to comply with ISRA. The Purchaser shall cooperate with the Seller, at the Seller's cost and expense, to enable the Seller to meet its obligations under this Section 9.14.

                  (g) The Purchaser and the Seller understand that NJDEP may accept remedial action workplans or other proposals that will not require removal, containment, or other remediation activities for all contaminants in soil, sediments, surface waters, or ground waters at or in proximity to the real property on which an "Industrial Establishment", a term defined at N.J.S.A. 13:1K-6, is located or otherwise in order to meet unrestricted (residential) standards for soil or sediments or ground water quality criteria. The Seller agrees that in connection with the approval by NJDEP of the Remedial Action Workplan and/or the issuance of a No Further Action Letter or an approved Negative Declaration, the Seller shall not propose, without the Purchaser's prior written consent (which consent will not be unreasonably withheld), a restriction on the future use of the Seller's Whippany or East Hanover facilities to commercial/industrial uses only, or restrictions on the withdrawal or use of ground water.

         9.15     Employee Benefit Plans; Assumed Pension Liabilities.

                  (a)      Defined Benefit Plan.

                     (i) For each individual (participant, beneficiary or other) who is entitled to a benefit from the Defined Benefit Plan and who, after and subject to Closing, will be entitled to a benefit from the plan to be implemented by the Purchaser to receive assets and liabilities from the Defined Benefit Pension Plan (the "New Pension Plan"),
SCHEDULE 9.15(a) shall contain the following:

                                    (A) the amount of the assets and accrued
                           benefits and any other benefit liabilities to be transferred from the Defined Benefit Plan to the New Pension Plan for each individual;

                                    (B) the date of birth, compensation, hours
                           and years (or other measure) of service, and the other data and assumptions supporting the calculations in (A) and a statement of the applicable benefit formula(s) and the arithmetic calculation of the accrued benefits (including the accrued benefits as of April 30, 1988), the vested accrued benefits and any other benefit liabilities for each individual listed in (A);

                                    (C) the name, date of birth, date of hire,
                           date and reason for termination, Social Security Number, most current address, marital status, years of service and any other data used to compute vesting percentages, plan entry dates and benefit accruals, most current beneficiary designation and QPSA waiver, if any, and any other information reasonably necessary for the proper administration of the New Pension Plan.

                           (ii) As of the Closing Date the Purchaser shall
establish the New Pension Plan, a new defined benefit pension plan which is intended to be qualified under Section 401(a) of the Code, for the benefit of those individuals listed on SCHEDULE 9.15(a) attached hereto. To the extent permitted under the Code's nondiscrimination and controlled group rules and without materially changing the Purchaser's current employee benefit plans, the New Pension Plan will be frozen, such that no additional benefits accrue to the listed individuals and the provisions of the New Pension Plan shall be substantially similar to the provisions of the Defined Benefit Plan in this and other respects. The New Pension Plan shall grant service credit for service performed with the Seller prior to the Closing Date, based on the service information provided in SCHEDULE 9.15(a). The Purchaser shall provide the Seller with a copy of the New Pension Plan for review and approval by the Seller (which approval shall not be unreasonably withheld) prior to the Purchaser filing an application for a determination letter from the Internal Revenue Service with respect to the qualification of the New Pension Plan under Section 401(a) of the Code.

                           (iii) At Closing or as soon as practicable
thereafter, the Seller shall cause the trustees of the Defined Benefit Plan to calculate and transfer to the trustees of the New Pension Plan cash in an amount equal to $545,700 as of December 31, 1995, increased by earnings generated and decreased by any losses, transaction expenses and benefit payments calculated in accordance with past practices between January 1, 1996 and the date of transfer; provided that Purchaser shall have applied to the IRS for a favorable determination letter stating that the New Pension Plan is qualified under

Section 401(a) of the Code and agreed to hold Seller harmless in the event that the New Pension Plan does not receive a favorable determination letter due to a defect in the terms of the New Pension Plan.

                  (b)      401(k) Plan.

                    (i) For each individual (participant, beneficiary or other) who is entitled to a benefit from the 401(k) Plan and who, after and subject to Closing, will be entitled to a benefit from the plan to be implemented by the Purchaser to receive assets and liabilities from the 401(k) Plan (the "New 401(k) Plan"), SCHEDULE 9.15(b) shall contain the following:

                                   (A) the amount of the assets and liabilities
                           to be transferred from the 401(k) Plan to the New 401(k) Plan for the account of each individual;

                                   (B) the various types of contributionsand
                           subaccounts (e.g., employer and before-tax and after-tax employee contributions), each subaccount balance, earnings attributable to each type of contribution and subaccount, the cost basis for any investments in employer stock and the other data, if any, supporting the calculations in (A);

                                   (C) the name, date of birth, date of hire,
                           date and reason for termination, Social Security Number, most current address, marital status, years of service and any other data used to compute vesting percentages, plan entry dates and benefit accruals, the most current beneficiary designation and QPSA waiver, if any, and any other information reasonably necessary for the proper administration of the New 401(k) Plan.

                           (ii) As of the Closing Date the Purchaser shall
establish the New 401(k) Plan, a new 401(k) plan which is qualified under
Section 401(a) of the Code, for the benefit of those individuals listed on
SCHEDULE 9.15(b) attached hereto. To the extent permitted under the Code's nondiscrimination and controlled group rules and without materially changing the Purchaser's current employee benefit plans, the provisions of the New 401(k) Plan shall be substantially similar to the provisions of the 401(k) Plan. The New 401(k) Plan shall grant service credit for service performed with the Seller prior to the Closing Date, based on the service information provided in SCHEDULE 9.15(b). The Purchaser shall provide the Seller with a copy of the New 401(k) Plan for review and approval by the Seller (which approval shall not be unreasonably withheld) prior to the Purchaser filing an application for a determination letter from the Internal Revenue Service with respect to the qualification of the New 401(k) Plan under Section 401(a) of the Code.

                           (iii) At Closing or as soon as practicable
thereafter, the Seller shall cause the trustees of the Seller's 401(k) Plan to transfer to the New 401(k) Plan the account balances and the amounts of assets listed on SCHEDULE 9.15(b) (including, as applicable, all employee and employer contributions, all earnings attributable to such contributions and participant promissory notes), such balances to be determined as of the date of such transfer. In consideration of the transfer of assets hereunder, the Purchaser shall cause the New 401(k) Plan to assume the liabilities of the 401(k) Plan for benefits to the current and former employees of the Seller to the extent assets were transferred, provided that Purchaser shall have applied to the IRS for a favorable determination letter stating that the New 401(k) Plan is qualified under Section 401(a) of the Code and agreed to hold Seller harmless in the event that the New 401(k) Plan does not receive a favorable determination letter due to a defect in the terms of the New 401(k) Plan.

                           (iv) Each of the parties hereto shall pay its own
expenses in connection with the transactions described in this Section 9.15.

                           (v) Continuing past the Closing Date, the Seller
shall be responsible for the administration and all related costs of administering the Defined Benefit Plan and the 401(k) Plan. The Seller agrees to administer such plans in compliance with the plan and trust documents and all applicable laws, including but not limited to ERISA and the Code.

                   (c) Assumed Pension Liabilities. The obligations and liabilities under the Defined Benefit Plan and the 401(k) Plan which are listed in SCHEDULES 9.15(a) and 9.15(b) are collectively referred to as the "Assumed Pension Liabilities". The Seller or its plans (pension, health and welfare, etc.) shall remain responsible for all liabilities other than those expressly listed in SCHEDULE 9.15(a) or 9.15(b) and those expressly assumed by the Purchaser pursuant to Section 3.1(i). Neither the Purchaser nor any of its plans shall be responsible for any liabilities other than those expressly listed in
SCHEDULE 9.15(a) or 9.15(b) or expressely assumed by the Purchaser pursuant to
Section 3.1(i).

                   (d) Health and Welfare. As of the Closing Date or as soon as practicable thereafter, the Purchaser shall establish employee welfare benefit plans (the "New Health and Welfare Plans") within the meaning of Section 3(l) of ERISA for the benefit of those current employees of the Seller listed on
SCHEDULE 9.15(d). The provisions of the New Health and Welfare Plans shall be substantially similar to the provisions of the Health and Welfare Plans listed in SCHEDULE 6.14(a) and maintained by the Seller and/or by KDI D/H for the benefit of the Seller's employees. The New Health and Welfare Plans shall, as applicable, waive any preexisting condition clause as may exist under the plan terms. Neither the Purchaser nor any New Health and Welfare Plan shall be responsible to provide any health or other welfare benefits or for any liabilities other than those expressly stated in the New Health and Welfare Plans for those employees listed in SCHEDULE 9.15(d) and those assumed by the Purchaser pursuant to Section 3.1(i).

                  The Seller or its Health and Welfare Plans shall remain responsible for all costs and treatments incurred prior to the Closing Date, regardless of when the claim is presented. The Purchaser or its Health and Welfare Plans shall be responsible only for costs and treatments incurred on or after the Closing Date. The Seller and/or its Health and Welfare Plans, at Closing or as soon as practicable thereafter, shall pay to the Purchaser, for the benefit of the affected participants, any amounts withheld from an employee's compensation for any period of coverage extending after the

Closing Date, any premium rebates attributable or allocable to premiums or other costs paid by any plan participants listed on SCHEDULE 9.15(d), and any other amount properly attributable or allocable to those participants.

         9.16 Use of Name. In the event that the Closing does not occur, the Purchaser agrees to change its name to some other name which is dissimilar to, and cannot be confused with, "KDI/triangle Electronics, Inc."

         9.17 Office Space. During the period beginning on the Closing Date and ending on the sooner to occur of one hundred eighty (180) days thereafter or the sale, lease or other disposition of the Seller's facilities located at East Hanover, New Jersey, the Purchaser agrees to provide office space at such facilities to Roger Byer and reasonable access thereto and to basic office equipment.

         9.18 Defined Benefit Plan Freeze Date. The Seller shall provide to the Purchaser at the Closing an opinion of Rosenman & Colin LLP, with all supporting documentation and certificates relied upon by such law firm, which opines that benefit accruals under the Defined Benefit Plan were frozen as of December 31, 1993, in accordance with 204(h) of ERISA, such that no additional benefits accrued under the Defined Benefit Plan.


         X.       CONDITIONS TO OBLIGATIONS OF THE SELLER AND KDI D/H.

         The obligations of the Seller and KDI D/H to go forward on the Closing Date with the consummation of the purchase and sale transactions contemplated herein is subject to the satisfaction, or waiver by the Seller and KDI D/H, of each of the following conditions precedent:

         10.1 Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement or in the Purchaser Delivered Documents shall be true in all material respects at the Closing Date as though such representations and warranties were made at the Closing Date.

         10.2 Performance of Covenants. The Purchaser shall have performed and complied in all material respects with all of the covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

         10.3 Officer's Certificate. The Seller and KDI D/H shall, at the Closing, have been furnished with a certificate executed by an authorized officer of the Purchaser, dated as of the Closing Date, certifying the fulfillment of the conditions set forth in Sections 10.1 and 10.2 above.

         10.4 Absence of Litigation. No action, suit or proceeding shall have been instituted or threatened and no labor dispute shall have occurred which challenges the validity or legality of any transaction contemplated hereby, or which threatens to enjoin any such transaction or which seeks damages on account of consummation hereof or which would have a Material Adverse Effect.

         10.5 Opinion of Counsel for the Purchaser. The Purchaser shall have delivered to the Seller and KDI D/H, at the Closing, the opinion of counsel for the Purchaser in substantially the form attached hereto as EXHIBIT 10.5.

          10.6 Required Consents. The Seller and KDI D/H shall have received the consents required under the Chemical Bank Credit Agreement and required in order for the Purchaser to assume the Mortgage Obligations.


         XI.      CONDITIONS TO OBLIGATIONS OF THE PURCHASER.

         The obligations of the Purchaser to go forward on the Closing Date with the consummation of the purchase and sale transactions contemplated herein is subject to the satisfaction, or waiver by the Purchaser, of each of the following conditions precedent:

         11.1 Representations and Warranties. The representations and warranties of the Seller and KDI D/H contained in this Agreement or in the Seller Delivered Documents and the KDI D/H Delivered Documents, respectively, shall be true in all material respects at the Closing Date as though such representations and warranties were made at the Closing Date.

         11.2 Performance of Covenants. The Seller and KDI D/H shall have performed and complied in all material respects with all of their respective covenants and agreements required by this Agreement to be performed or complied with by them prior to or as at the Closing.

         11.3 Due Diligence. The Purchaser and MFI shall have completed a due diligence review of the Seller within the scope and results of review acceptable to the Purchaser and to the Purchaser's financing sources as determined in their sole discretion. Satisfaction of this condition shall include, but not be limited to, receipt by the Purchaser and MFI of an opinion letter from Alexander & Alexander in the form attached hereto as EXHIBIT 6.14(b) on or prior to the Closing Date, and completed SCHEDULES 6.14(b), 9.15(a), 9.15(b) and 9.15(d) within 10 days prior to the Closing Date.

          11.4 ShadowNet System Product Line Investigation. The Purchaser shall be satisfied, in its sole discretion, with the results of the ShadowNet System product line investigation, described in Section 9.5.

         11.5 Receipt of All Consents, Governmental and Regulatory Approvals. Except with respect to the consent of the United States federal government relative to security clearances, the parties shall have received all necessary governmental and regulatory approvals or waivers, as well as all necessary consents, assignments, novations, approvals, or other authorizations from third parties, necessary to consummate the transactions contemplated by this Agreement and any approvals required under the

Contracts listed on SCHEDULE 2.2(i).

         11.6 Release from Holders of the Seller's Secured Indebtedness. The Purchaser shall have received a release from the Secured Creditors releasing the Purchaser from any obligation or liability relating to the secured indebtedness of the Seller (other than the Mortgage Obligations), which release shall be in substantially the form attached hereto as EXHIBIT 11.6 (the "Release").

         11.7 The Seller and KDI D/H Officer's Certificate. The Purchaser shall, at the Closing, have been furnished with a certificate executed by a proper officer of the Seller and with a certificate executed by a proper officer of KDI D/H, both dated as of the Closing Date, certifying the fulfillment of the conditions set forth in Sections 10.1 and 10.2 above with respect to the Seller and KDI D/H, respectively.

         11.8 Absence of Litigation. No action, suit or proceeding shall have been instituted or threatened and no labor dispute shall have occurred which challenges the validity or legality of any transaction contemplated hereby, or which threatens to enjoin any such transaction or which seeks damages on account of consummation hereof or which would have a Material Adverse Effect.

         11.9 No Adverse Change. There shall not have occurred any event which had or might have a material adverse change with respect to the Seller's Business, the Purchased Assets, properties, results of operations, condition (financial or otherwise) or prospects.

         11.10 Opinion of Counsel for Seller and KDI D/H. The Seller and KDI D/H shall have delivered to the Purchaser, at the Closing, the opinion of counsel of Rosenman & Colin LLP in substantially the form attached hereto as EXHIBIT 11.10.

         11.11 Opinion of Counsel for Seller. The Seller shall have delivered to the Purchaser, at the Closing, an opinion of Kevan Langner, Esq. in substantially the form attached hereto as EXHIBIT 11.11.


         11.12 ISRA. The Purchaser shall have received a No Further Action Letter, an NJDEP-approved Negative Declaration, or NJDEP-approved Remedial Action Workplan, or in the alternative, shall have obtained from NJDEP a Remediation Agreement in form satisfactory to the Purchaser.

         11.13 Purchaser Management Severance Agreements. Each of Messrs. Hartwig, Kaminsky, Pelrin, Schrafnagl and Snyder shall have entered into a Purchaser Management Severance Agreement with the Purchaser, or the Seller shall have included in the Accruals a provision for severance payments which respect to any of the foregoing persons who have not entered into a Purchaser Management Severance Agreement.

 XII.     CLOSING.

         12.1 Closing and Closing Date. There shall be a closing of the purchase and sale contemplated herein (the "Closing"), which shall be held at the offices of Rosenman & Colin, 575 Madison Avenue, New York, New York 10022-2585 (212-940-8800; fax 212-940-3815), at 10:00 a.m. on June 28, 1996 or at such other date and time as the parties hereto may mutually agree upon (the "Closing Date"), to be effective as of the close of business on the Closing Date.

         12.2 Actions and Deliveries at Closing. At the Closing, the parties hereto shall take the following actions and make the following deliveries to be effective as of the Closing Date:

                  (a) Purchased Assets. The Seller shall convey the Purchased Assets to the Purchaser (including, without limitation, the assignment of the Contract Rights and Intellectual Property) by delivery of an Assignment and Bill of Sale, a Patent Assignment, a Copyright Assignment and a Trademark Assignment, as the case may be, each in substantially the form attached hereto as EXHIBIT 12.2(a)-1, and, with respect to the Owned Real Estate, the Deeds in substantially the form attached hereto as EXHIBIT 12.2(a)-2 in recordable form duly executed and acknowledged by the Seller. The Seller and KDI D/H shall cooperate with the Purchaser to put the Purchaser in actual possession and operating control of the Purchased Assets.

                  (b) Initial Purchase Price. The Purchaser shall pay to the Seller the initial Purchase Price in the manner described in Section 4.4 of this Agreement.

                  (c) Assumption Agreement. The Purchaser and the Seller shall execute and deliver an assumption agreement in substantially the form attached hereto as EXHIBIT 12.2(c) relative to the Purchaser's assumption of the Assumed Liabilities.

                  (d) Consents. Except for the consent of the United States federal government relative to security clearances (which is addressed above in Section 9.9), the Seller shall deliver to the Purchaser, in writing, all necessary consents, assignments, novations, approvals, orders, qualifications, licenses, permits or other authorizations, and waivers from any governmental entity or other third parties necessary to permit the consummation of the transactions contemplated by this Agreement, all in form and substance satisfactory to the Purchaser and its counsel.

                  (e) Officer's Certificates.

                            (i) From Purchaser. The Purchaser shall deliver to
the Seller and KDI D/H the certificate as described in Section 10.3 hereof.

                            (ii) From Seller and KDI D/H. The Seller and KDI D/H
shall deliver to the Purchaser the certificates as described in Section 11.7 hereof.

                  (f) Secretary's Certificate.

                      (i) From Purchaser. The Purchaser shall deliver to the Seller and KDI D/H a certificate of its secretary certifying the incumbency of the officer(s) executing this Agreement and the Purchaser Delivered Documents and certifying the due adoption of corporate resolutions of the Purchaser authorizing and approving the execution, delivery and performance of this Agreement and the Purchaser Delivered Documents and of all of the transactions contemplated herein and therein.

                      (ii) From Seller. The Seller shall deliver to the Purchaser a certificate of its secretary certifying the incumbency of the officer(s) executing this Agreement and the Seller Delivered Documents and certifying the due adoption of corporate resolutions of the Seller authorizing and approving the execution, delivery and performance of this Agreement and the Seller Delivered Documents and of all of the transactions contemplated herein and therein.

                  (g) Certificates of Good Standing. The Purchaser shall deliver to the Seller and KDI D/H, and the Seller shall deliver to the Purchaser, a certificate of good standing issued by the appropriate officials of the state in which the Purchaser and the Seller are incorporated and, in the case of the Seller, the states in which the Seller is qualified to do business as a foreign corporation, dated not more than 3 business days prior to the Closing Date, attesting to the fact that the Purchaser and the Seller, as the case may be, is in good standing and is duly authorized to transact business or conduct affairs in such state.

                  (h) Change of the Seller's Name. The Seller shall deliver to the Purchaser a duly adopted and executed certificate of amendment to the Certificate of Incorporation of the Seller, and amendment to the Seller's certificates of authority to do business in all jurisdictions in which it is qualified to do business, relative to the change of the Seller's name in accordance with Section 13.2 hereof.

                  (i) Ancillary Agreements. The Purchaser, the Seller, KDI D/H and the other persons described herein, as the case may be, shall execute and deliver the following ancillary agreements: (i) the Seller Non-Competition Agreement; (ii) the KDI D/H Non-Competition Agreement; (iii) the Release; (iv) the Escrow Agreement; and (v) the Purchaser Management Severance Agreements.

                  (j) Other. All other documents and instruments contemplated by this Agreement to be delivered at the Closing and all other actions contemplated by this Agreement to be taken at the Closing shall be delivered and taken, including, without limitation, any statements such as transfer or conveyance tax forms or returns required by applicable state or local law to be executed by the Seller in order to effect the Closing.


         XIII.    POST CLOSING.

         13.1 Further Assurances. The parties hereto agree that each of them will, from time to time after the Closing Date when so requested by the other, perform, execute, acknowledge or deliver or cause to be performed, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for (a) the better assigning, transferring, granting, conveying, selling, assuring and confirming to the Purchaser and its successors and assigns, and for aiding and assisting in reducing to possession, the Purchased Assets transferred to the Purchaser as herein contemplated (including, without limitation, assistance and cooperation in connection with transferring to the Seller the exclusive use of the name "KDI/Triangle Electronics" and "KDI/Triangle" and the non- exclusive use of the name "KDI" with respect to the Seller's Business as conducted as of December 31, 1995 (i.e., the date referenced in Section 19 of the KDI PPI Stock Purchase Agreement) and with any registration of patents and trademarks comprising the Intellectual Property in the United States Patent and Trademark Office) and any transfer of permits necessary to continue the Seller's Business, and (b) the better assuming, assuring and confirming to the Seller and its successors and assigns, the due assumption by the Purchaser of all of the Assumed Liabilities (including any and all service records, compensation and other data that is or may be necessary to calculate benefits, account balances, vesting percentages and distributions under the New Pension Plan or the New 401(k) Plan).

         13.2 Change of Name. On the Closing Date, the Seller shall deliver to the Purchaser a certificate of amendment to the Certificate of Incorporation of the Seller, fully authorized and executed by the Seller, for purposes of filing same with the Delaware Secretary of State so as to change its name to some other name which is dissimilar to, and cannot be confused with, "KDI/triangle Electronics, Inc." or "KDI/Triangle Corporation". The Purchaser expressly acknowledges and agrees to the use by the Seller of the name "IDK Tri-El Corp." on and after the Closing Date.

         13.3 Accounts Receivable. After the Closing Date, the Purchaser shall use its reasonable best efforts to collect the Accounts Receivable on a timely basis and shall follow all reasonable collection procedures recommended by KDI D/H. All payments made by a customer shall be deemed to apply to the invoice(s) specified by such customer with respect to each payment, provided that, if no such specification is made, all payments shall be deemed to apply against the earliest unpaid invoice issued by the Seller.

          13.4 Luciani Litigation. The Seller shall set aside $100,000 of the initial Purchase Price to pay any legal fees, court costs, witness fees, expenses, judgments and/or amounts necessary to settle the litigation described in Item 2 on SCHEDULE 6.16 (the "Luciani Litigation"). If the Seller is not able to resolve the Luciani Litigation for $100,000 or less, the Seller shall be entitled to a distribution or distributions from the Escrow Fund established under the Escrow Agreement to cover its documented out- of-pocket expenses in excess of $100,000 to settle or otherwise resolve the Luciani Litigation to the extent that: (i) the aggregate amount of such claim or claims for payment from the Escrow Fund do not exceed $175,000 and (ii) there are unclaimed amounts comprising the Escrow Fund which are available to pay a claim at the time that the claim is submitted; provided that to the extent that unclaimed amounts of the Escrow Fund are insufficient to fully pay a claim as of the date the claim is first submitted, such claim will be payable at such time, if any, as additional unclaimed amounts of the Escrow Fund become available as if such unclaimed amounts were available on the date the claim was first submitted.


         XIV.      TERMINATION.

         14.1      Methods.  This Agreement may be terminated as follows:

                   (a) By mutual consent of the Purchaser, the Seller and KDI
D/H;

                   (b) By any party, if the Closing fails to occur on or before June 28, 1996; or

                   (c) By written notice of the Purchaser to the Seller and KDI D/H if any condition to the obligations of the Purchaser set forth in Article XI is not satisfied on the Closing Date or by written notice of the Seller and KDI D/H to the Purchaser if any condition to the obligations of the Seller and KDI D/H set forth in Article X is not satisfied on the Closing Date; provided, however, that either the Seller and KDI D/H, on the one hand, or the Purchaser, on the other hand, may at any time waive in writing compliance with any such condition to their respective obligations, and in such circumstances, the election to terminate herein provided shall no longer exist with respect to that particular condition.

In the event of termination as provided above, this Agreement shall terminate without further action by any of the parties hereto.

         14.2 Liability; Liquidated Damages. None of the parties shall be obligated to the other parties for any expense, cost or liability which may be incurred by such party in connection with the negotiation or due diligence of the transactions contemplated in this Agreement. In the event that the transactions contemplated in this Agreement fail to close because the Seller or KDI D/H has breached the provisions of Section 9.6 herein or refuses to continue with the due diligence process in good faith, however, the Seller will pay a minimum of $100,000 to the Purchaser or the amount of Purchaser's actual expenses (whichever is greater).


         XV.      SURVIVAL.

         The representations, warranties, covenants, indemnities and agreements contained herein shall terminate one (1) year plus twelve (12) business days after the Closing Date; provided that the obligations of the Seller and/or KDI D/H with respect to the covenants made by Seller and KDI D/H in the Seller Non-Competition Agreement and the KDI D/H Non-Competition Agreement shall survive the Closing Date for the term of such agreements; and provided further that the obligations of the Purchaser with respect to the Assumed Liabilities and with respect to the Net Working Capital

Adjustment shall survive the Closing Date indefinitely.


         XVI.     INDEMNIFICATION.

         16.1 Indemnification by the Seller. The Seller agrees to indemnify and hold harmless the Purchaser, its successors and assigns, and its officers, directors, employees, shareholders, and representatives, against and with respect to any and all loss, injury, liability, claim, assessment, damage (including, without limitation, actual and consequential damages) or expense (including, without limitation, reasonable attorneys' fees), court costs and amounts paid in settlement of claims, of any kind or character arising out of or in any manner incident, relating or attributed to, any of the following:

                  (a) Any inaccuracy in, or breach or violation of, the representations and warranties made by the Seller and KDI D/H and the covenants undertaken by them pursuant to this Agreement or the Seller Delivered Documents, whether or not such inaccuracy or breach or violation was known to, or should have been known by, any of the parties hereto on the Closing Date, it being the acknowledged intention of the parties hereto that the Seller shall be completely responsible for, and the Purchaser shall be conclusively deemed to have relied upon, such representations, warranties and covenants in the consummation of the purchase and sale transactions herein contemplated.

                   (b) Any liability arising as a result of any obligations or liabilities not expressly assumed by the Purchaser hereunder (i.e., any liability arising as a result of the Excluded Liabilities described in
Section 3.2 hereof).

                   (c) Except to the extent accrued as part of the Accruals, any liability arising with respect to the COBRA rights, whether arising by operation of law or otherwise, to which any of the Seller's employee are entitled as a result of the consummation of the transaction contemplated herein.

                   (d) Any liability of the Seller or relating to the conduct of the Seller's Business, the Purchased Assets or the operation of the Real Estate arising out of transactions entered into or events or conditions (including, without limitation, events or conditions associated with the Hazardous Materials or violations of or liabilities pursuant to the Environmental Laws) occurring on or prior to the Closing Date, except with respect to any Assumed Liabilities.

                   (e) Any liability arising from any accrual of benefits under the Defined Benefit Plan after the Freeze Date and any liability arising from any inaccuracy in the service records, compensation, or other data from which the amounts in SCHEDULE 9.15(a) and/or SCHEDULE 9.15(b) were calculated or any omission in data which is necessary for the calculation of any amount which is listed or which should have been listed in either SCHEDULE 9.15(a) or SCHEDULE 9.15(b).

                   (f) Any liability arising from the Assumed Litigation in excess of the amounts accrued for such litigation in the Accruals.

         16.2 Indemnification by the Purchaser. The Purchaser agrees to indemnify and hold harmless the Seller and KDI D/H, and their respective successors and assigns, from, against and with respect to any and all loss, injury, liability, claim, damage (including, without limitation, actual and consequential damages) or expense (including, without limitation, reasonable attorneys' fees), court costs and amounts paid in settlement of claims, of any kind or character arising out of or in any manner incident, relating or attributed to, any of the following:

                   (a) Any inaccuracy in, or breach or violation of, the representations and warranties made by the Purchaser and the covenants undertaken by it pursuant to this Agreement or the Purchaser Delivered Documents, whether or not such inaccuracy or breach or violation was known to, or should have been known by, any of the parties hereto on the Closing Date, it being the acknowledged intention of the parties hereto that the Purchaser shall be completely responsible for, and the Seller and KDI D/H shall be conclusively deemed to have relied upon, such representations, warranties and covenants in the consummation of the purchase and sale transactions herein contemplated.

                   (b) Any liability arising from the Assumed Liabilities.

         16.3 Claims and Defense Procedures.

                   (a) Notification. If any action, claim or demand shall be brought or asserted against any party in respect of which indemnity may be sought pursuant to this Article XVI, the party seeking indemnification shall promptly notify the party(ies) from whom indemnification is to be sought, stating the name and address of any claimant and of counsel to any claimant (if known), the amount claimed to be due and payable, the basis of the claim as alleged by any claimant and the provision or provisions of this Agreement under which such claim for indemnity is asserted. The notice shall be accompanied by copies of any documents relied on by any claimant and furnished to the party seeking indemnification.

                   (b) Response. Within thirty (30) days after receipt of such notice, the party(ies) from whom indemnification is sought shall by written notice either:

                            (i) concede liability in whole as to the amount
claimed in such notice;

                            (ii) deny liability in whole as to such amount; or

                            (iii) concede liability in part and deny liability
in part.

                    (c) Settlement or Compromise. Any settlement or compromise of a claim shall be agreed upon by all parties, except that, with respect to third party claims, the party seeking indemnification need not receive the agreement of any other party if suit shall have been instituted against it and the parties from whom indemnification is sought shall not have taken control of such suit after notification thereof as provided in subsection
(d) below. If the party seeking indemnification declines to accept a bona fide offer of settlement which is recommended by the party from whom indemnification is sought, the maximum liability of the parties from whom indemnification is sought shall not exceed that amount which it would have been liable for had such settlement been accepted. If the party from whom indemnification is sought declines to accept a bona fide offer of settlement recommended by the party seeking indemnification, the party from whom indemnification is sought shall be liable for whatever outcome results from such third party claim.

                    (d) Defense by Indemnifying Party in Third Party Claim.

                            (i) In connection with any claim giving rise to
indemnification hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the party from whom indemnification is sought, at its sole cost and expense, may, upon written notice to the party seeking indemnification, assume the defense of any such claim or legal proceeding if it acknowledges to the party seeking indemnification in writing its obligation to indemnify the party seeking indemnification with respect to all elements of such claim. The indemnified party shall be entitled to participate in, but not control, the defense of any such action, with its counsel and at its own expense.

                            (ii) If the party from whom indemnification is
sought does not assume the defense of any such claim or litigation arising therefrom, and if the notice required hereunder is properly given, (A) the indemnified party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving written notice of same to the indemnifying party, upon such terms and conditions as the indemnified party may deem appropriate, (B) the indemnity obligations of the parties from whom indemnification is sought shall extend to whatever outcome results from such claim or litigation, (C) the indemnifying party shall be responsible for paying the reasonable attorneys' fees, court costs, and other expenses relative to the defense of such claim or litigation, and (D) the indemnifying party shall be entitled to participate in, but not control, the defense of any such action, with its counsel and at its own expense.

         16.4     Limitation.

                   (a) Any amounts payable by Seller to Purchaser pursuant to this Article XVI shall be paid out of and shall be capped at an amount equal to the then balance of the Escrow Fund held pursuant to the Escrow Agreement, as adjusted from time to time as provided in the Escrow Agreement; provided that none of the obligations of the Seller with respect to any breach of the representations and warranties in Sections 4.3, 4.5(a) or 6.26 hereof shall be subject to the limitations set forth in this Section 16.4; and provided further that the limitations provided in this Section 16.4 shall not apply to any breach by the Seller or KDI D/H of the Seller Non-Competition Agreement or the KDI D/H Non-Competition Agreement.

                   (b) Any amounts payable by the Purchaser to the Seller or KDI D/H pursuant to this Article XVI shall be capped at an amount equal to the Escrow Fund, as adjusted from time to time as provided in the Escrow Agreement, provided that the obligations of the Purchaser with respect to the Assumed Liabilities, with respect to the Net Working Capital Adjustment and with respect to a breach of any of its covenants in Sections 9.3 (regarding New Hires) and
9.7 (regarding WARN) hereof shall not be subject to the limitations set forth in this Section 16.4.

         16.5 Remedies Exclusive. If the Closing occurs, the remedies provided in this Article XVI shall be the exclusive remedy for monetary damages (whether in law or in equity) with respect to this Agreement and the transactions contemplated herein; provided, however, that this Article XIV shall not be the exclusive remedy for a breach by the Seller or KDI D/H of the Seller Non-Competition Agreement or the KDI D/H Non-Competition Agreement, as any such breach shall entitle the Purchaser to all remedies available to it in law or in equity.


         XVII.  FEES AND EXPENSES.

         Except as otherwise provided herein, each of the parties hereto shall bear any and all fees and expenses (including, without limitation, legal, accounting, consulting and other professional fees and expenses) incurred by it in connection with the negotiation and the consummation of this Agreement and the transactions contemplated herein.


         XVIII. CONFIDENTIALITY MATTERS.

         The parties hereto agree not to disclose, directly or indirectly, the terms of or reveal the existence of the Letter of Intent, this Agreement or any of the Seller Delivered Documents or the Purchaser Delivered Documents to any person, firm or entity, other than to a party's attorneys, accountants, lenders or other representatives who are entitled to be informed thereof in connection with their approval of or their representation of a party in connection with the consummation of the transactions contemplated herein or employees or agents of the parties on a need-to-know basis. Without limiting the generality of the foregoing, no press release, governmental notification, report or other filing by the Seller or KDI D/H shall be made without the Purchaser's prior written consent.

         XIX. MISCELLANEOUS.

         19.1 Entire Agreement; Amendment. This Agreement (including the Exhibits and Schedules hereto and the Seller Delivered Documents and the Purchaser Delivered Documents) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties with respect to the subject matter hereof (including, without limitation, the Letter of Intent). No representation, inducement, agreement, promise or understanding altering, modifying, amending, taking from or adding to the terms and conditions hereof shall have any force and effect unless the same is in writing and validly executed by the parties hereto.

         19.2 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) if physically delivered, (ii) if telephonically transmitted by telecopier or other similar means, (iii) seven (7) days after having been deposited in the United States Mail, as certified mail with return receipt requested and with postage prepaid, or (iv) one (1) business day after having been transmitted to a third party providing delivery services in the ordinary course of business which guarantees delivery on the next business day after such transmittal (e.g., via Federal Express), all of which notices or other communications shall be addressed to the recipient as follows:

                  (a)      If to the Purchaser, to:

                           c/o Merchant Financial, Inc.
                           15450 East Jefferson
                           Grosse Pointe Park, Michigan  48230
                                    (313-331-2563; fax 313-331-3921)
                           Attention: John L. Smucker

                           and, after the Closing, to:

                           KDI/Triangle Corporation
                           60 South Jefferson Road
                           Whippany, New Jersey  07981
                                    (201-887-8100; fax 201-887-4645)
                           Attention: President

                           with courtesy a copy to:

                           Dykema Gossett PLLC
                           400 Renaissance Center
                           Detroit, Michigan  48243-1668
                                    (313-568-6800; fax 313-568-6915)
                           Attention: J. Michael Bernard

                  (b)      If to the Seller or KDI D/H, to:

                           31 Farinella Drive
                           East Hanover, New Jersey  07936
                                    (201-884-0990; fax 201-887-4484)
                           Attention: Roger Byer
                           and to:

                           3975 McMann Road
                           Cincinnati, Ohio  45245
                                    (513-943-2000; fax 513-943-2438)
                           Attention: Kevan Langner

                           with a courtesy copy to:

                           Rosenman & Colin LLP
                           575 Madison Avenue
                           New York, New York  10022-2585
                                    (212-940-8580; fax 212-940-3815)
                           Attention: Edward H. Cohen

The addresses so indicated for any party may be changed by similar written notice.

          19.3 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns, heirs and personal representatives.

          19.4 Assignment. The rights and obligations provided by this Agreement shall not be assignable by either party without the prior written consent of the other parties, which consent shall not be unreasonably withheld.

          19.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be treated as an original but all of which, collectively, shall constitute a single instrument.

          19.6 Severability. In the event that any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          19.7 Captions. The captions and headings of the sections and the subsections have been inserted as a matter of convenience and reference only and shall not control or affect the meaning or construction of this Agreement.

          19.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                           KDI/TRIANGLE CORPORATION,
                                                         the Purchaser


                                           By: /s/ John L. Smucker
                                               -------------------
                                           John L. Smucker, President



                                           KDI D/H CORPORATION,
                                               KDI D/H


                                           By:  /s/ P. Roger Byer
                                                -----------------
                                           P. Roger Byer, Vice President



                                           KDI/triangle ELECTRONICS, INC.,
                                                     the Seller


                                           By:  /s/ Michael D. Snyder
                                                ---------------------
                                           Michael D. Snyder, President & CEO


Merchant/KDI Asset
Purchase Agreement
Execution Copy

                            ASSET PURCHASE AGREEMENT


                                      dated

                                  May 31, 1996




                                      among

                            KDI/TRIANGLE CORPORATION,
                             a Michigan corporation,

                              KDI D/H CORPORATION,
                             a Delaware corporation,

                                       and

                         KDI/triangle ELECTRONICS, INC.,
                             a Delaware corporation

                                TABLE OF CONTENTS
                                -----------------


                  I.       DEFINITIONS

                  II.      AGREEMENT TO PURCHASE AND SELL

                  III.     OBLIGATIONS AND LIABILITIES

                  IV.      PURCHASE PRICE

                  V.       REPRESENTATIONS AND WARRANTIES OF KDI D/H

                  VI.      REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  VII.     REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  VIII.    REAL ESTATE MATTERS

                  IX.      COVENANTS

                  X.       CONDITIONS TO OBLIGATIONS OF THE SELLER AND KDI D/H

                  XI.      CONDITIONS TO OBLIGATIONS OF THE PURCHASER

                  XII.     CLOSING

                  XIII.    POST CLOSING

                  XIV.     TERMINATION

                  XV.      SURVIVAL

                  XVI.     INDEMNIFICATION

                  XVII.    FEES AND EXPENSES

                  XVIII.   CONFIDENTIALITY MATTERS

                  XIX.     MISCELLANEOUS



                                      (64)


EXHIBITS

         (initially to be prepared by Purchaser/Purchaser's counsel)

         4.4(b)            Escrow Agreement
         4.7               Estimated Allocation
         9.3               Purchaser Management Severance Agreements; Purchaser
                           Non-Management Arrangements
         9.11              Seller Noncompetition Agreement
         9.12              KDI D/H Noncompetition Agreement
         10.5              Opinion of Counsel for the Purchaser
         11.6              Release of Secured Indebtedness
         11.10             Opinion of Rosenman & Colin LLP, Counsel for the
                           Seller and KDI D/H
         11.11             Opinion of Kevan Langner, counsel for the Seller
         12.2(a)-1         Assignment and Transfer Documents -- Assignment and
                           Bill of Sale; Patent Assignment; Copyright
                           Assignment; Trademark Assignment
         12.2(a)-2         Deeds
         12.2(c)           Assumption Agreement

SCHEDULES

         (initially to be prepared by Purchaser/Purchaser's Counsel)

         4.3               Preliminary Working Capital Adjustment Computation -
                           Example

         4.4               Calculation of Initial Purchase Price Payable at
                           Closing - Example
         (initially to be prepared by Seller/Seller's counsel)

         2.2(e)            Personal Property
         2.2(g)            Intellectual Property
         2.2(i)            Contracts
         3.1(e)            Mortgage Obligations
         3.1(f)            Assumed Environmental Liabilities
         5.4               KDI D/H - Litigation and Investigations
         6.3               Financial Statements
         6.5               Purchased Assets -- General
         6.6               Owned Real Estate
         6.8               Accounts Receivable
         6.9               Inventory
         6.12              Relationship with Customers and Suppliers
         6.14(a)           Health and Welfare Plans


                                      (65)

         6.14(b)           Alexander & Alexander Opinion Letter
         6.15              Permits
         6.16              Seller's Litigation and Investigations
         6.17              Warranties and Product Liability
         6.18              Labor and Employee Matters
         6.19              Environmental Matters
         6.21              Tax Matters
         6.22              Insurance
         6.24              Material Adverse Change
         6.25              Insider Interests
         9.15(a)           Defined Benefit Plan Assets and Liabilities
         9.15(b)           401(k) Plan Account Balances
         9.15(d)           Employees to be Covered by New Health and Welfare
                           Plans

                                      (66)

                                  SCHEDULE 4.3


          Preliminary Working Capital Adjustment Computation - Example


                                                                   03/31/96
                                                                --------------
         Working Capital Base:                                  (In thousands)

         Cash                                                         447
         Receivables                                                4,568
         Inventory                                                  7,318
         Prepaids                                                      79
         Accounts Payable                                          (3,275)
         Accruals                                                  (1,860)
                                                                   -------
                  Subtotal                                        $ 7,276


Adjustments*:
         Less:  Accounts Payable                                     (233)**
         Less:  Additional Severance                                 ( 87)
         Add:   Bonus Accrual                                         120
                                                                     -----
         Mortgage Obligations Adjustment                               -- ***
                                                                     -----


3/31/96 Adjusted Working Capital                                    7,076
                                                                    =====

12/31/95 Adjusted Working Capital                                   8,012
                                                                    =====

Preliminary Working Capital Adjustment                            $ (936)
                                                                     ===





                                      (67)

* In determining the Preliminary Working Capital Adjustment, the Seller shall adjust the net working capital to add back the Shadownet System accrual.

** Adjusted for cash borrowed from KDI D/H by the Seller to pay interest expense. This entry was incorrectly accounted for in the March interim statement.

*** As set forth in Section 4.3, the working capital base will be credited to the extent that the principal amount of the Mortgage Obligations is less than $865,000 or shall be debited to the extent that the principal amount of the Mortgage Obligations is greater than $865,000.




                                       (68)

                                  SCHEDULE 4.4



                             Calculation of Initial
                   Purchase Price Payable at Closing - Example


Initial Purchase Price
  Cash (Section 4.4(a))
                  Cash (Section 4.4(a)(i))                     $12,756
                           3/31/96 Preliminary Working
                              Capital Adjustment (Section
                                         4.4(a)(ii))              (936)*
                                                               -------
                  Cash Paid to the Seller                      $11,820
                                                               =======


  Escrow (Section 4.4(b))
                  Escrow Fund                                  $ 1,500
                                                               -------

  Total                                                        $13,320 **
  -----                                                        =======



----------

*          Preliminary Working Capital Adjustment (as of 3/31/96). See Schedule
           4.3.

** The sum of $13,320,000 (i.e., the Initial Purchase Price), plus $936,000 (i.e., the Preliminary Working Capital Adjustment (as of 3/31/96)) equals $14,256,000 (i.e., the Purchase Price described in
           Section 4.1).

                                      (69)

                                SCHEDULE 6.14(a)

                            Health and Welfare Plans



         1.       Health Insurance

         2.       Dental Insurance

         3.       Accident Insurance

         4.       Disability Insurance

         5.       Long Term Disability

         6.       Life Insurance









                                      (70)

                                SCHEDULE 6.14(b)
                                [DRAFT - 5/23/96]


                          FORM OF ALEXANDER & ALEXANDER
                          CONSULTING GROUP, INC. LETTER


May ____, 1996




KDI/Triangle Corporation, a Michigan Corporation

KDI/triangle Electronics, Inc.

Microwave Components Enterprises, Inc.

Defined Benefit Plan for Former Employees of KDI Corporation - KDI/triangle
 Electronics, Inc.

Fiduciaries of the Defined Benefit Plan for Former Employees of KDI Corporation
 - KDI/triangle Electronics, Inc.

Fiduciaries of Any Other Plan Created to Receive the Assets and Liabilities of the Defined Benefit Plan for Former Employees of KDI Corporation - KDI/triangle Electronics, Inc.


Dear Sirs:

We understand that KDI/Triangle Corporation, a Michigan corporation ("Triangle"), has entered into an Asset Purchase Agreement, dated May , 1996, among Triangle, KDI D/H Corporation, a Delaware corporation, and KDI/triangle Electronics, Inc., a Delaware corporation (the "Asset Purchase Agreement"). We further understand that receipt of this letter is a condition precedent to Triangle implementing a defined benefit plan and agreeing to have the defined benefit plan accept the assets and liabilities listed and/or to be listed in
Schedule 9.15(a) of the Asset Purchase Agreement. We understand from Triangle that Triangle is a wholly-owned subsidiary of Microwave Components Enterprises, Inc., a Michigan corporation.

We are actuarial consultants to General Aquatics, Inc. and KDI D/H Corporation, successors in interest to KDI Corporation, by whom we also were engaged as actuarial consultants. In such capacity, we have rendered actuarial services with respect to the KDI Corporation Defined Benefit Plan (the "Plan") and, more specifically (a) the merger, effective as of December 31, 1992, of the assets and liabilities of certain plans, including the

KDI/triangle Electronics, Inc. Employees' Pension Plan (the "triangle Plan") into the Plan (the "Merger"), and (b) the spinoff of assets and liabilities from the Plan to separate plans, including the Defined Benefit Plan for Former Employees of KDI Corporation - KDI/triangle Electronics, Inc. (the "KDI Triangle Plan"), effective as of January 1, 1996 (the "Spinoff"). We have continued to render actuarial services with respect to the Defined Benefit Plan for Former Employees of KDI Corporation, the successor plan that reflects said spinoffs and certain unrelated amendments.

In our capacity as actuarial consultants and enrolled actuaries, the latter within the meaning of Section 7701(a)(35) of the Internal Revenue Code of 1986, as amended (the "Code"), and as required by Section 6058(b) of the Code, we prepared an actuarial statement of certification with respect to the Merger, evidencing compliance with the requirements of Sections 401(a)(12) and 414(1) of the Code (the "Merger Statement"). The Merger Statement certified to the plan administrator of the Plan that, in accordance with Section 1.414(l)-1(i) and (j) of Treasury Regulations, employee data would be maintained for a period of up to five years from December 31, 1992 in order to create the special schedule of benefits specified in Section 1.414(l)-1(f) of the Regulations in the event of a subsequent spinoff or merger within the five-year period. The Merger Statement certified that as a result of the Merger and based upon the employee data referred to above, each participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the Merger equal to or greater than the benefit he would have been entitled to receive immediately before the Merger (if the Plan and the triangle Plan had then terminated). The Merger Statement was included as part of each Notice of Merger, Consolidation or Transfer of Plan Assets or Liabilities (Form 5310-A) filed with the Internal Revenue Service on November 20, 1992 and pertaining to the merger of the Plan and the triangle Plan. A copy of each such Form 5310-A (including the Merger Statement and all other attachments) as filed with the IRS is attached hereto as
Exhibit 1 and incorporated herein.

In our opinion, the Merger was accomplished in accordance with the requirements of applicable law, including Sections 401(a)(12) and 414(1) of the Code and the applicable Treasury Regulations, and did not adversely affect the tax-qualified status of the triangle Plan, the Plan, or any other plan involved in the Merger under Section 401(a) of the Code or the tax-exempt status of any of the related trusts under Section 501(a) of the Code.

In our capacity as actuarial consultants and enrolled actuaries and as required by Section 6058(b) of the Code, we prepared an actuarial statement of certification in connection with the

Spinoff, evidencing compliance with the requirements of Sections 401(a)(12) and 414(l) of the Code (the "Spinoff Statement"). The Spinoff Statement certified that because the market value of assets of the Plan was less than the present value of accumulated plan benefits on a termination basis (as defined in Section 1.414(l)-1(b)(5) of Treasury Regulations), the amount of assets to be transferred to the KDI Triangle Plan and the other seven (7) plans receiving assets and liabilities as a result of the Spinoff would be determined under the asset allocation rules of Section 4044 of the Employee Retirement Income Security Act of 1974, as amended, including the special schedule of benefits created as the result of the Merger. The asset allocations for all plans involved in the Spinoff (the "Spinoff Allocations") were determined in accordance with the requirements of Section 1.414(l)-1(n)(1) of Treasury Regulations. The Spinoff Statement was included as part of the Notice of Plan Merger or Consolidation, Spinoff, or Transfer of Plan Assets or Liabilities; Notice of Qualified Separate Lines of Business (Form 5310-A) filed with the Internal Revenue Service on December 1, 1995. A copy of each Form 5310-A (including the Spinoff Statement and all other attachments) as filed with the IRS is attached hereto as Exhibit 2 and incorporated herein.

In our opinion the Spinoff and the Spinoff Allocations were performed in accordance with the requirements of applicable law, including Sections 401(a)(12) and 414(l) of the Code and the applicable Treasury Regulations, and did not adversely impact the tax-qualified status of the Plan, the tax-qualified status of the KDI Triangle Plan, or the tax-qualified status of any other plan involved in the Spinoff under Section 401(a) of the Code, or the tax-exempt status of any of the related trusts under Section 501(a) of the Code.

In our capacity as actuarial consultants and advisors, we make the following representations:

           1. We affirm our professional responsibility for preparation of the Merger Statement, the Spinoff Statement, and the Spinoff Allocations and for our opinions that neither the Merger, the Spinoff nor the Spinoff Allocations had any adverse effect on the tax-qualified status of the triangle Plan, the Plan, the KDI Triangle Plan, or any other plan involved in the Merger or the Spinoff under Section 401(a) of the Code or any adverse impact on the tax-exempt status of any of the related plan trusts under Section 501(a) of the Code.

           2. Upon receipt by us of written determination of the Internal Revenue Service that the triangle Plan, the Plan, the KDI Triangle Plan or any other plan involved in the Merger or Spinoff fails to satisfy or may not have satisfied the qualification requirements of Section 401(a) of the Code because any one or more of the Merger, the Spinoff, or the Spinoff Allocations were not in compliance with the requirements of applicable law, including Sections 401(a)(12) and 414(l) of the Code and the applicable Treasury Regulations, or upon written objection to the Merger, Spinoff or the Spinoff Allocations by any other governmental department or agency, by any participant in the triangle Plan, the Plan or the KDI Triangle Plan or by any other individual or entity, we shall provide to Triangle a copy of such determination or objection and afford to Triangle an opportunity to participate in the response thereto and/or the assertion of any defenses to such failure or proposed failure of qualification, challenge or the consequences thereof.

           3. We acknowledge that all above-named addressees, and any other plan, trust, fund, or program that may be created to receive the assets and liabilities of the KDI Triangle Plan ("Other Plan") and any fiduciaries of the Other Plan, whether now in existence or not ("Other Plan Fiduciaries"), and their respective successors, assignees and/or appointees, are entitled to rely upon the opinions and statements contained herein. We acknowledge that the fiduciaries of the KDI Triangle Plan may not have been named or appointed, that the Other Plan has not been formed, and that the Other Plan Fiduciaries have not been named or appointed. Upon acceptance of their appointment as fiduciaries, the fiduciaries of the KDI Triangle Plan and/or the Other Plan Fiduciaries, and upon its formation the Other Plan, will be entitled to rely on the opinions and representations contained in this letter to the same extent as if currently appointed as such or currently formed.

           4. We agree to keep the terms of this letter in strict confidence and protected from disclosure to third parties, except as may otherwise be required by law.

           5. Any proceeding seeking enforcement of the terms of this letter shall be brought in the State of Michigan or, at the option of Triangle, in any other state in which is located the principal place of business or the principal contacts of any of the above-named addressees (including their successors, assignees and/or appointees).

In making the above representations, we are acting solely in our capacity as actuarial consultants and advisors and do not thereby undertake to assume any fiduciary or other capacity or any other legal relationship with respect to the Plan or the KDI Triangle Plan.

Very truly yours,
ALEXANDER & ALEXANDER CONSULTING GROUP INC.




A. David Degann
Managing Director and Enrolled Actuary (No. 96-0025)

Enclosures

                                SCHEDULE 9.15(a)

                   Defined Benefit Plan Assets and Liabilities





         To be prepared by Seller in accordance with Section 9.15(a) and furnished to Purchaser at least ten (10) days prior to Closing.

                                SCHEDULE 9.15(b)

                          401(k) Plan Account Balances





         To be prepared by Seller in accordance with Section 9.15(b) and furnished to Purchaser at least ten (10) days prior to Closing.

                                SCHEDULE 9.15(d)

                           Employees to be Covered by
                          New Health and Welfare Plans





         At least ten (10) days prior to Closing, Seller shall furnish to Purchaser the names of its current employees to be covered by the Health and Welfare Plans, along with any other data requested by Purchaser and that is reasonably necessary for the implementation of the New Health and Welfare Plans.

                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT


            This AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT ("Amendment No. 1") is made as of June 28, 1996 among KDI/TRIANGLE CORPORATION, a Michigan corporation (the "Purchaser"), a wholly-owned subsidiary of MICROWAVE COMPONENTS ENTERPRISES, INC., a Michigan corporation ("Enterprises"), KDI D/H CORPORATION, a Delaware corporation ("KDI D/H"), and KDI/triangle ELECTRONICS, INC., a Delaware corporation and wholly-owned subsidiary of KDI D/H (the "Seller").

                                    Recitals

            1. Prior to the date hereof, the parties hereto entered into . that certain Asset Purchase Agreement dated May 31, 1996 (the "Agreement"). Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

            2. The Closing is subject to certain conditions which are not expected to be satisfied until on or about July 12, 1996. It is the intention of the parties that, subject to the terms and conditions of the Agreement and of this Amendment No. 1 and subject to occurrence of the Closing, the several adjustments to the Purchaser Price, namely the Accounts Receivable Adjustment, the Net Working Capital Adjustment and the Inventory Adjustment, shall be finally determined as of the close of business on June 30, 1996 in lieu of the Closing Date.

            3. In light of the foregoing and in light of certain other reasons, the parties hereto desire to amend the Agreement.


                                    Agreement

            NOW, THEREFORE, in consideration of these premises and subject to the terms and conditions contained herein and for the other consideration provided herein, the parties agree to amend the Agreement as follows:

            A.      Mortgage Obligations.

                    1. The definition of "Mortgage Obligations" in Section I of the Agreement is amended and restated in its entirety as follows:

                    "Mortgage Obligations" means the obligations and liabilities related to the mortgages described on SCHEDULE 3.1(e) attached hereto, which, as of March 31, 1996, are estimated to have an outstanding balance of $938,626 (the "Mortgage Obligations") and are secured by the Real Estate described in SCHEDULE 3.1(e).

                 2. Section 3.1(e) of the Agreement is amended and restated in its entirety as follows:

                 (e)  THIS SECTION HAS BEEN INTENTIONALLY LEFT BLANK.

                 3. A new Section 3.4 is added to the Agreement in its entirety as follows:

                 3.4 Mortgage Obligations. Notwithstanding the provisions in Section 3.2 of the Agreement to the contrary, effective as of the Closing Date, the Purchaser shall either assume the Mortgage Obligations (in which case the Mortgage Obligations shall be deemed to be included in the Assumed Liabilities) or make payment in full of the Mortgage Obligations.

         B.      Certain Definitions.

                 1. 6/30/96 Net Working Capital Adjustment. The definition of and all references to the "Closing Date Net Working Capital Adjustment" in Sections I and 4.5(a) of the Agreement and in all other sections and provisions of the Agreement and in the KDI D/H Delivered Documents, the Purchaser Delivered Documents and the Seller Delivered is amended Documents and restated in its entirety to read and mean "6/30/96 Net Working Capital Adjustment".

                 2. 6/30/96 Net Working Capital Base. The definition of and all references to the "Closing Date Net Working Capital Base" in Sections I and 4.2(b)(ii) of the Agreement and in all other sections and provisions of the Agreement and in the KDI D/H Delivered Documents, the Purchaser Delivered Documents and the Seller Delivered Documents is amended and restated in its entirety to read and mean "6/30/96 Net Working Capital Base".

                 3. 6/30/96 Net Working Capital Balance Sheet. The definition of and all references to the "Closing Date Net Working Capital Balance Sheet" in Sections I and 4.5(a) of the Agreement and in all other sections and provisions of the Agreement and in the KDI D/H Delivered Documents, the Purchaser Delivered Documents end the Seller Delivered Documents is amended and restated in its entirety to read and mean "6/30/96 Net Working Capital Balance Sheet".

         C. Delinquent Accounts. Section 4.2(a)of the Agreement is amended and restated in entirety as follows:

                      (a) Delinquent Accounts Receivable. The Purchase Price
                 shall be adjusted downward in an amount equal to any delinquent Accounts Receivable in excess of the reserve therefor set forth on the 6/30/96 Working Capital Balance Sheet (as defined below) and calculated in a manner consistent with past practices of the Seller (the "Accounts Receivable Adjustment"); provided that the aggregate amount of all adjustments shall be paid solely out of and capped at an amount equal to the balance of the then Escrow Fund held pursuant to the Escrow Agreement. Accounts Receivable shall be considered to be delinquent if they are outstanding at June 30, 1996 and are not collected - within the twelve (12) month period following the close of business on June 30, 1996.

         D. 6/30/96 Net Working Capital Base Section 4.2(b)(ii) of the Agreement is amended and restated in its entirety as follows:

                           (ii) 6/30/96 Net Working Capita1 Base. As used
                 herein, the "6/30/96 Net Working Capital Base" means the net working capital base of the Seller as at the close of business of June 30, 1996, with such base to be in an amount equal to the sum of the following items as at the close of business on June 30, 1996: (A) the Cash; (B) plus, the Accounts Receivable;
                 (C) plus, the sum of the Inventory (which shall be valued in the same manner as previously used by the Seller); (D) plus, the Prepaids; (E) less, the Accounts Payable: and (F) less, the Accruals.

         E. Inventory Adjustment. Section 4.2(c)of the Agreement is amended and restated in its entirety as follows:

                           (c) Inventory Adjustment. The Purchase Price shall be
                 adjusted downward in an amount equal to any obsolete or damaged Inventory in excess of the reserve therefor set forth on the 6/30/96 Working Capital Balance Sheet and calculated in a manner consistent with past practices of the Seller (the "Inventory Adjustment"). Inventory shall be deemed to be obsolete if such Inventory is more than two (2) years old as of the close of business on June 30, 1996 and if such items are not budgeted for sale in the twelve (12) month period following the close of business on June 30, 1996; Inventory also shall be deemed to be obsolete if such Inventory is more than two (2) years old at the close of business on June 30, 1996, and though budgeted for sale in the twelve (12) month period following the close of business on June 30, 1996, remains unsold at the end of such year when run against such twelve (12) month period's sales budget. Inventory shall be deemed to be damaged if such Inventory is reasonably determined by the Purchaser, acting in good faith and consistently with the past practices of the Seller, not to be saleable and merchantable in the ordinary course of business.

         F. Determination of Preliminary Net Working Capital Adjustment. The first sentence of Section 4.3 of the Agreement is amended and restated in its entirety as follows:

                 The preliminary determination of the Net Working Capital Adjustment shall be made as of May 31, 1996 by the Chief Financial Officer of the Seller based upon the financial information of the Seller consistent with past practices of the Seller and based on his reasonable good faith estimate of the difference between the 12/31/95 Adjusted Net Working Capital Base and the Seller's net working capital base as of May 31, 1996 (with such net working capital base to be determined in accordance with the Section 4.2(b)(ii), substituting May 31, 1996 for the close of business on June 30, 1996, and crediting such net working capital base to the extent that the principal amount of the Mortgage Obligations is less than $865,000 at May 31, 1996 or debiting the net working capital base to the extent that the principal amount of the Mortgage Obligations is greater than $865,000 at May 31, 1996) and shall be delivered to the Purchaser at the Closing (the "Preliminary Net Working Capital Adjustment").

         G. Preparation of 6/30/96 Working Capital Balance Sheet; Determination of 6/30/96 Net Working Capital Adjustment. The first sentence of
Section 4.5(a) of the Agreement is amended and restated in its entirety as follows:

                 (a) As soon as practicable, but in any event no later than forty-five (45) days after the Closing Date, the Seller shall prepare and deliver to the Purchaser the following (i) a balance sheet relative to the Seller's 6/30/96 Net Working Capital Base (the "6/30/96 Working Capital Balance Sheet"); and
                 (ii) a determination of the Net Working Capital Adjustment as of the close of business on June 30, 1996 based upon the criteria described above in Section 4.2(b), with the Seller receiving a credit for any reduction in the principal amount of the Mortgage Obligations between May 31, 1996 and the date of determination of the 6/30/96 Net Working Capital Base (the "6/30/96 Net Working Capital Adjustment").

         H. Post Closing Date Inventory Adjustment. Section 4.6(b) of the Agreement is amended and restated in its entirety as follows:

                 (b). Post Closing Date Inventory Adjustment. On the tenth
                 (10th) business day after June 30, 1997, the Purchaser shall prepare and deliver to the Seller a certificate describing the Inventory Adjustment determined in accordance with Section 4.2(c) above; provided that the amount of such adjustment shall be paid solely out of, and capped at an amount equal to, the then balance of the Escrow Fund held pursuant to the Escrow Agreement; and provided further that such claim for adjustment shall be submitted for consideration and payment in accordance with the terms and conditions of the Escrow Agreement. In the event of any such Inventory Adjustment, the actual damaged or obsolete Inventory, as the case may be, shall be reassigned to the Seller.

         I. Accounts Receivable Adjustment. Section 4.6(c) of the Agreement is amended and restated in its entirety as follows:

                 (c) Accounts Receivable Adjustment. Within ten (10) business days after June 30, 1997, the Purchaser shall prepare and deliver to the Seller a certificate describing the Accounts Receivable Adjustment determined in accordance with Section 4.2(a) above; provided that the Accounts Receivable Adjustment shall be paid solely out of, and capped at an amount equal to, the then balance of the Escrow Fund held pursuant to the Escrow Agreement; and provided further that such claim for adjustment shall be submitted for consideration and payment in accordance with the terms and conditions of the Escrow Agreement. In the event of any such Accounts Receivable Adjustment, delinquent Accounts Receivable in the principal amount equal to such Accounts Receivable Adjustment (as mutually selected by the Purchaser and the Seller) shall be reassigned to the Seller.

         J. Operation of Business. Section 9.4 of the Agreement is amended and restated in its entirety as follows:

                 9.4 Operation of Business.

                 (a) From and after the date hereof and through the Closing Date, the Seller shall operate the Seller's Business consistent with past operations and practices and shall use its best efforts to maintain the Seller's Business intact, retain the present employees of the Seller's Business and preserve the confidence of suppliers, distributors, dealers, representatives and customers related thereto. Without limiting the generality of the foregoing, neither the Seller nor KDI D/H shall (i) enter into any contracts that could have a material adverse impact on the business, assets, properties, financial conditions, results of operations, cash flows or relate in any adverse way to the transactions contemplated in this Agreement,
                 (ii) materially increase the compensation or employee benefits of any executive employee of the Seller, (iii) transfer, sell, or dispose of any of the Purchased Assets, or enter into any agreements relative to the foregoing, except in the ordinary course of business, (iv) amend the Seller's Articles of Incorporation, or (v) merge, consolidate, participate in a share exchange or otherwise transfer the stock or assets of the Seller to any other party, or enter into any agreements relative to the foregoing.

                 (b) From and after the close of business on June --30, 1996 through the Closing Date (the "Period"), and in addition to and without limiting the generality of the provisions set forth above in Section 9.4(a), neither the Seller nor KDI D/H shall, without the prior consent of the Purchaser acting through John
                 L. Smucker
                 or Colleen M. Spencer (which consent shall not be unreasonably withheld), (i) pay, distribute or otherwise transfer any cash or cash equivalents or other assets or properties to KDI D/H, to the Secured Creditors, to the beneficial owners of the Seller in connection with any management or related fees or expenses, (ii) subject to subsection (i) above, distribute or otherwise transfer any cash or cash equivalents out of the Seller to KDI D/H, to the Secured Creditors, to any affiliates of the foregoing or to any third party, or enter into any agreements relative to the foregoing, except in the ordinary course of business, (iii) purchase or commit to purchase any fixed assets, or enter into any agreements relative to the foregoing, except in the ordinary course of business, (iv) purchase or commit to purchase any inventory in an aggregate amount during the Period in excess of $250,000, or greater into any agreements relative to the foregoing, except in the ordinary course of business, (v) increase the compensation or employee benefits of any employee of the Seller or enter into any agreements relative to the foregoing, or (vi) take any actions which would materially effect the amount or scope of the Purchased Assets or the Assumed Liabilities. In addition, during the Period, the Seller shall, and KDI D/H shall cause the Seller to, prepare and distribute to the Purchaser, on a daily basis (except as otherwise described below), a report relative to the Seller's Business describing in reasonable detail the following information with respect to the Seller, with such report to be transmitted via telecopier no later than the close of business on the following business day (except as otherwise described below): (1) cash collections for such day;
                 (2) the cash distributions for such day (3) the balance of accounts receivable as of the last business day of each week during the Period (with such information to be provided to the Purchaser of the next business day following the last business day of such week); (4) the balance of accounts payable as of the last business day of each week during the Period (with such information to be provided to the Purchaser on the next business day following the last business day of such week); (5) the sales reported for such day; (6) the purchase commitments made during such day; and (7) the "bookings" made during such day. Finally, without limiting the generality of Section 9.1 of the Agreement, the Purchaser shall have the right, during the Period, to have a representative on the premises of the Seller during normal business hours and after prior reasonable notice for purposes of monitoring the Seller's Business in general and the provisions of this Section 9.4 in particular.

         K. Closing and Closing Date. Section 12.1 of the Agreement is amended and restated in its entirety as follows:

                 12.1 Closing and Closing Date. There shall be a closing of the purchase and sale contemplated herein (the "Closing"), which shall be held at the offices of Rosenman & Colin, 575 Madison Avenue, New York, New York 10022-2585 (212-940-8800; fax
                 212-940-3815), at 10:00 a. m. on July 12, 1996 or at such other date and time as the parties hereto may mutually agree upon (the "Closing Date"), to be effective as of the close of business on the Closing Date.

         L. Termination - Methods. Section 14.1(b)of the Agreement is amended and restated in its entirety as follows:

                 (b) By any party, if the Closing fails to occur on or before July 12, 1996; or

         M. Survival. Section XV of the Agreement is amended and restated in its entirety as follows:

                 XV.      SURVIVAL.

                 The representations, warranties, covenants, indemnities and agreements contained herein shall terminate one (1) year plus twelve (12) business days after June 30, 1997; provided that the obligations of the Seller and/or KDI D/H with respect to the covenants made by Seller and KDI D/H in the Seller Non-Competition Agreement and the KDI D/H Non-Competition Agreement shall survive the Closing Date for the term of such agreements; and provided further that the obligations of the Purchaser with respect to the Assumed Liabilities and with respect to the Net Working Capital Adjustment shall survive the Closing Date indefinitely.

         N. Effective Date. The effective date of this Amendment No. 1 is as of the date first written above.

         0. Continuation of Agreement. Except as expressly modified or amended hereby, all of the terms and conditions of the Agreement shall continue and remain in full force and effect.

         P. Counter Parts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be treated as an original but all of which, collectively, shall constitute a single instrument.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 of the day and year first above written.

                                     KDI/TRIANGLE CORPORATION.
                                              the purchaser


                                     By:      /s/ John L. Smucker
                                              ----------------------------------
                                              John L.  Smucker, President


                                     KDI D/H CORPORATION,
                                           KDI D/H


                                     By:      /s/ P. Roger Byer
                                              ----------------------------------
                                     Its:     Vice President

                                     KDI/TRIANGLE ELECTRONICS, INC.,
                                           the Seller

                                     By:      /s/ Michael D. Snyder
                                              ----------------------------------
                                     Its:     President

                   AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT



         This AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT ("Amendment No. 2") is made as of July 12, 1996 among KDI/TRIANGLE CORPORATION, a Michigan corporation (the "Purchaser"), a wholly-owned subsidiary of MICROWAVE COMPONENTS ENTERPRISES, INC., a Michigan corporation (" Enterprises"), KDI D/H CORPORATION, a Delaware corporation ("KDI D/H"), and KDI/triangle ELECTRONICS, INC., a Delaware corporation and wholly-owned subsidiary of KDI D/H (the "Seller").

                                    RECITALS

         1. Prior to the date hereof, the parties hereto entered into that certain Asset Purchase Agreement dated May 31, 1996 (the "Agreement") and Amendment No. 1 to Asset Purchase Agreement dated June 28, 1996 ("Amendment No. 1"). Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement, as revised by Amendment No. 1, to the extent not redefined herein.

         2. The parties desire to revise the Agreement and Amendment No. 1 to change the Purchase Price and terms of payment of the Purchase Price, eliminate the Escrow Agreement attached as Exhibit 4.4(b) to the Agreement, revise
Schedule 4.4 to the Agreement and make certain other changes as set forth herein.

         3. In light of the foregoing and in light of certain other reasons, the parties hereto desire to amend the Agreement and Amendment No. 1.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of these premises and subject to the terms and conditions contained herein and for the other consideration provided herein, the parties agree to amend the Agreement and Amendment No. 1 as follows:

         The definitions of "Escrow Agreement" and "Escrow Fund" are deleted from Article I.

         The definitions of "Escrow Agent" and "New Jersey Taxes Escrow Amount" set forth in Article I of the Agreement are amended and restated as follows:

                  "Escrow Agent" means Comerica Bank, a Michigan banking corporation.

                  "New Jersey Taxes Escrow Amount" has the meaning set forth in
         Section 6.21(b), and has been determined by the State of New Jersey to be in an amount equal to $10,500.

         The following definitions are added to Article I of the Agreement:

                  "Escrow Funds" shall have the meaning. set forth in Article XVI-A, subsection (b)(ii).

                  "Notes" means, collectively, the Six-Month Note and the Twelve-Month Note.

                  "Six-Month Note" means the promissory note referenced in
         Section 4.4(b) and attached as EXHIBIT 4.4(b) to Amendment No. 2.

                  "Twelve-Month Note" means the promissory note referenced in
         Section 4.4(c) and attached as EXHIBIT 4.4(c) to Amendment No. 2.

         B. Litigation. Section 3.1(h) of the Agreement is emended and restated in its entirety as follows:

                           (h) Litigation. The obligations and liabilities of
                  the Seller with respect to the proceedings set forth in Items 1 and 5 on SCHEDULE 6.16; provided that the Purchaser shall be entitled to set-off from its obligations under the Notes on a dollar-for-dollar basis, following the procedures set forth in
                  Article XVI-A, an amount equal to its liability for either or both of Items 1 and 5 on SCHEDULE 6.16 to the extent that Purchaser's liability for such litigation exceeds the amount accrued for such litigation in the Accruals (the "Assumed Litigation").

         C. Purchase Price. Section 4.1 of the Agreement is emended and restated in its entirety as follows:

                           Purchase Price. Subject to the adjustments described
                  herein, the purchase price shall be an amount equal to $14,216,000 (the "Purchase Price").

         D. Delinquent Accounts Receivable. Section 4.2(a) of the Agreement and paragraph C of Amendment No. 1 is amended and restated in its entirety as follows:

                           (a) Delinquent Accounts Receivable. The Purchase
                  Price shall be adjusted downward in an amount equal to any delinquent Accounts Receivable in excess of the reserve therefor set forth on the 6/30/96 Working Capital Balance Sheet (as defined below) and calculated in a manner consistent with past practices of the Seller (the "Accounts Receivable Adjustment"); provided that, the aggregate amount of all adjustments shall be satisfied solely by Purchaser's right of set-off from its obligations under the Notes on a dollar-for-dollar basis, following the procedures set forth in
                  Article XVI-A. Accounts Receivable shall be considered to be delinquent if they are outstanding at June 30, 1996 and are not collected within the twelve (12) month period following the close of business on June 30, 1996.

         E. Payment of Initial Purchase Price. Section 4.4 of the Agreement is amended and restated in its entirety as follows:

                           4.4 Payment of Initial Purchase P rice. The initial
                  Purchase Price shall be paid to the Seller at the Closing as follows:

                           (a) Cash. The Purchaser shall pay, in cash in accordance with joint payment instructions issued by the Seller and Chemical Bank (by wire transfer of immediately available federal funds or by other mutually agreeable manner), an amount equal to the sum of the following:

                                            (i) $13,216,000; and

                                            (ii) In the event that the
                           Preliminary Net Working Capital Adjustment is positive, an amount equal to such increase shall be added to the $13,216,000 cash payment described above, but, in the event that the Preliminary Net Working Capital Adjustment is negative, an amount equal to such decrease shall be subtracted from the $13,216,000 cash payment described above.

                           (b) Six-Month Note. At the Closing, the Purchaser shall execute and deliver to the Seller a promissory note in the principal amount of Five Hundred Thousand Dollars ($500,000), which promissory note shall bear simple interest at the per annum rate of 9.25%, shall mature six months from the Closing Date, shall provide for one lump-sum payment of principal and interest at maturity and shall otherwise be in substantially the form attached hereto as EXHIBIT 4.4(b) (the "Six-Month Note"). The Purchaser's obligations under the Six-Month Note shall be subject to certain rights of set-off referenced and described in Article XVI-A.

                           (c) Twelve-Month Note. At the Closing, the Purchaser shall execute and deliver to the Seller a promissory note in the principal amount of Five Hundred Thousand Dollars ($500,000), which promissory note shall bear simple interest at the per annum rate of 9.25%, shall mature 12 months from the Closing Date, shall provide for one lump-sum payment of principal and interest at maturity and shall otherwise be in substantially the form attached hereto as EXHIBIT 4.4(c) (the "Twelve-Month Note"). The Purchaser's obligations under the Twelve-Month Note shall be subject to certain rights of set-off referenced and described in Article XVI-A below.

                           SCHEDULE 4.4 attached hereto sets forth an example of the calculation of the initial Purchase Price payable at Closing using the financial information available to the parties at March 31, 1996.

         F. Determination of 6/30/96 Net Working Capital Adjustment. Section 4.5(d) of the Agreement is amended and restated in its entirety as follows:

                           (d) The parties acknowledge and agree that, in the event that the Purchaser discovers a breach or breaches of the Seller's representations and warranties set forth in Sections 4.3 or 4.5(a) after the final determination of the 6/30/96 Net Working Capital Adjustment as described in Section 4.5(c), then the Purchaser shall be entitled to its rights and remedies as provided herein with respect to any damages arising as a result thereof, provided that any such damages would be satisfied solely by Purchaser's right of set-off from its obligations under the Notes on a dollar-for-dollar basis, following the procedures set forth in Article XVI-A.

         G. Payment of Adjustments to Purchase Price. Section 4.6 of the Agreement (including the amendments thereto set forth in paragraphs H and I of Amendment No. 1) is amended and restated in their entirety as follows:

                           (a) 6/30/96 Net Working Capital Adjustment. If the 6/30/96 Net Working Capital Adjustment as finally determined pursuant to Section 4.5 above is different than the Preliminary Net Working Capital Adjustment, then the parties shall, within seven (7) days of determination thereof (through the use of immediately available funds and after taking into account the Preliminary Net Working Capital Adjustment) take such actions as are necessary to comply with the provisions of Section 4.2(b) for purposes of effecting the Net Working Capital Adjustment, which actions shall include either: (i) a payment by the Seller to the Purchaser to be capped at the amount outstanding under the Notes and satisfied solely by Purchaser's right of set-off from its obligations under the Notes on a dollar-for-dollar basis, following the procedures set forth in Article XVI-A; or (ii) a payment by the Purchaser to the Seller in cash.

                           (b) Post-Closing Date Inventory Adjustment. On the tenth (10th) business day after June 30, 1997, the Purchaser shall prepare and deliver to the Seller a certificate describing the Inventory Adjustment determined in accordance with Section 4.2(c) above; provided that the amount of such adjustment shall be satisfied solely by Purchaser's right of set-off from its obligations under the Notes on a dollar-for-dollar basis, following the procedures set forth in
                           Article XVI-A. In the event of any such Inventory Adjustment, the actual damaged or obsolete Inventory, as the case may be, shall be reassigned to the Seller.

                           (c) Accounts Receivable Adjustment. Within ten (10) business days after June 30, 1997, the Purchaser shall prepare and deliver to the Seller a certificate describing the Accounts Receivable Adjustment determined in accordance with Section 4.2(a) above; provided that the Accounts Receivable Adjustment shall be satisfied solely by Purchaser's right of set-off from its obligations under the Notes on a dollar-for-dollar basis, following the procedures set forth in Article XVI-A. In the event of any such Accounts Receivable Adjustment, delinquent Accounts Receivable in the principal amount equal to such Accounts Receivable Adjustment (as mutually selected by the Purchaser and the Seller) shall be reassigned to the Seller.

         H. Escrow Agreement. Section 9.13 of the Agreement is amended and restated in its entirety as follows:

                  9.13 THIS SECTION HAS BEEN INTENTIONALLY LEFT BLANK.

         I. Employee Benefit Plans. Section 6.14(i) is amended and restated in its entirety as follows:

                           (i) As of January 1, 1996, the fair market value of the assets of the Defined Benefit Plan to be transferred to the New Pension Plan equaled $545,700, and the present value of accrued benefit liabilities (vested or non-vested) to be transferred from the Defined Benefit Plan to the New Pension Plan equaled $1,790,366, based on the method for calculating accrued benefits and the methods and actuarial assumptions for calculating present value that are stated in the Defined Benefit Plan and in SCHEDULE 9.15(a).

         J. Motor Vehicle Lease. A new Section 9.19 shall be added to the Agreement as follows:

                  9.19 Motor Vehicle Lease. The Purchaser shall use its best commercially reasonable efforts to cooperate with Seller in obtaining a consent to the assignment of the Motor Vehicle Lease between the Seller and New Concepts Leasing, Inc. dated March 11, 1992, or to enter into a new Motor Vehicle Lease with New Concepts Leasing, Inc. on substantially the same terms contained in the existing lease on the Closing Date or as soon as is practicable thereafter.

         K. Closing and Closing Date. Section 12.1 of the Agreement and paragraph K of Amendment No. 1 is amended and restated in its entirety as follows:

                           Closing and Closing Date. There shall be a closing of
                  the purchase and sale contemplated herein (the "Closing"), which shall be held at the offices of Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022-2585 (212-940-8800; fax 212-940-3815), at 10:00 a.m. on July 18,
                  1996 or at such other date and time as the parties hereto may mutually agree upon (the "Closing Date"), to be effective as of the close of business on the Closing Date. The parties shall hold a pre-Closing meeting to assemble, review and execute Closing documents on the date preceding the Closing Date at the same location.

         L. Ancillary Agreements. Section 12.2(i) of the Agreement is amended and restated to read in its entirety as follows:

                  (i) Ancillary Agreements. The Purchaser, the Seller, KDI D/H and the other persons described herein, as the case may be, shall execute and deliver the following ancillary agreements:
                  (i) the Seller Non-Competition Agreement; (ii) the KDI D/H Non-Competition Agreement; (iii) the Release; and (iv) the Purchaser Management Severance Agreements.

         M. Luciani Litigation. Section 13.4 of the Agreement is amended and restated in its entirety as follows:

                  The Seller shall set aside $158,000 of the initial Purchase Price to pay any legal fees, court costs, witness fees, expenses, judgments and/or amounts necessary to settle the litigation described in Item 2 on SCHEDULE 6.16 (the "Luciani Litigation"). If the Seller is not able to resolve the Luciani Litigation for $158,000 or less, the Purchaser shall not be entitled to exercise its right of set-off under the Six-Month Note or the Twelve-Month Note, as the case may be, to the extent that the Seller has previously submitted documented out-of-pocket expenses in excess of the $158,000 the Seller had set aside to settle or otherwise resolve the Luciani Litigation; provided that the limitation on Purchaser's right to exercise its right of set-off shall not apply to more than $117,000 of such excess documented out-of-pocket expenses; and provided further that in the event that the principal amount outstanding under the Notes is insufficient to pay any claim of the Seller for excess documented out-of-pocket expenses as of the date the claim is first submitted, such claim will be payable at such time, if any, as additional principal becomes payable under the Notes as if such principal were payable on the date the claim was first submitted.

         N. Termination - - Methods. Section 14.1(b) of the Agreement and paragraph of Amendment No. 1 is amended and restated in its entirety as follows:

                           (b) By any party, if the Closing fails to occur on or
                  before July 19, 1996; or

         O. Limitation. Section 16.4 of the Agreement is amended and restated in its entirety as follows:

                  (a) Any amounts payable by Seller to Purchaser pursuant to this Article XVI shall be satisfied solely by Purchaser's right of set-off from its obligations under the Notes on a dollar-for-dollar basis, following the procedures set forth in
                  Article XVI-A; provided that none of the obligations of the Seller with respect to any breach of the representations and warranties in Sections 4.3, 4.5(a) or 6.26 hereof shall be subject to the limitations set forth in this Section 16.4; and provided further; that the limitations provided in this
                  Section 16.4 shall not apply to any breach by the Seller or KDI D/H of the Seller Non-Competition Agreement or the KDI D/H Non-Competition Agreement.

                  (b) Any amounts payable by the Purchaser to the Seller or KDI D/H pursuant to this Article XVI shall be capped at an amount equal to the principal amount outstanding under the Notes, as adjusted for claims made by the Purchaser under Article XVI-A and for claims made by the Seller pursuant to Section l3.4, provided that the obligations of the Purchaser with respect to the Assumed Liabilities, with respect to the Net Working Capital Adjustment and with respect to a breach of any of its covenants in Sections 9.3 (regarding New Hires) and 9.7 (regarding WARN) hereof shall not be subject to the limitations set forth in this Section 16.4.

         P. Set-Off. Article XVI-A shall be added to the Agreement as follows:

                  XVI-A. Purchaser's Right of Set-Off.

                  (a) General. The Purchaser shall be entitled to set-off from its obligations first under the Six-Month Note and then under the Twelve-Month Note, on a dollar-for-dollar basis, an aggregate amount equal to the sum of: (i) the Purchaser's liability for Assumed Litigation in excess of the amount accrued for such litigation in the Accruals, as provided in
                  Section 3.1(h): (ii) the Accounts Receivable Adjustment, as provided in Sections 4.2(a) and 4.6(a); (iii) breach of the Seller's representations and warranties in Sections 4.3 or 4.5(a), as provided in Section 4.5(d); (iv) the Inventory Adjustment, as provided in Section 4.6(b); and (v) Seller's indemnification obligations to the Purchaser, as provided in
                  Section 16.1; provided that Purchaser shall not exercise its right of set-off in violation of the limitations set forth in
                  Section 13.4.

                  (b) Procedures. In the event the Purchaser elects to make such a set-off, the parties hereto shall comply with the following procedures:

                           (i) Notification. The Purchaser shall notify the
                  Seller and the Escrow Agent of its intention to use the set-off procedures described in this Article XVI-A by delivery of a written notice to the Seller which (A) certifies that a claim is being asserted pursuant to Article XVI-A of this Agreement, (B) describes the amount and nature of such claim in reasonable detail, (C) specifies which of the Notes is being set-off pursuant to the procedures set forth in this
                  Article XVI-A, and (D) indicates whether, and the extent to which, future payments to become due with respect to the Notes shall be the subject of such claim (a "Claim"); in the event that the amount of the Claim is not reasonably ascertainable by the Purchaser at the time notice is given, the Purchaser shall specify in its notification a reasonable estimate of the amount of the Claim and shall promptly notify the Seller of the actual amount of the Claim as soon as such amount becomes reasonably ascertainable by the Purchaser.

                           (ii) Escrow. The Purchaser shall deposit into escrow,
                  with Comerica Bank, a Michigan banking corporation (the "Escrow Agent"), an aggregate amount determined by the Purchaser, in good faith, to be due and owing to it pursuant to Article XVI-A, subsection (a), which deposit shall be made upon the maturity of the Six-Month Note or the Twelve-Month Note, as the case may be, from the amount due and owing under such Note. The

                  Purchaser shall give the Seller prompt written notice of the amount deposited with the Escrow Agent. The Escrow Agent shall, except as otherwise agreed by the Purchaser and the Seller in writing, invest any funds deposited in escrow (the "Escrow Funds") in interest bearing savings accounts, money market funds, or similar investments, provided that all investments comprising such Escrow Funds shall have unrestricted rights of withdrawal. The Purchaser, on the one hand, and the Seller on the other hand, shall each bear one-half (1/2) of the fees and expenses charged by the Escrow Agent in connection with the matters contemplated by this
                  Article XVI-A.

                           (iii) Procedures for Distribution of Escrow Funds.
                  The Seller shall have thirty (30) days after delivery by the Purchaser of a Claim within which to object in writing to same (which period shall, for purposes of counting, begin the first day after such delivery of notice). If the Seller fails to notify the Purchaser and any Escrow Agent in writing that a Claim is disputed on or before such thirtieth (30th) day, the Escrow Agent shall distribute to the Purchaser the amount specified in such notice of Claim if the Purchaser has made the deposit specified in subsection (ii) above, or the Purchaser shall be entitled to set-off from its obligations under the relevant Note at maturity the amount of the Claim if the Purchaser has not made the deposit specified in subsection
                  (ii) above. If the Seller notifies the Purchaser and any Escrow Agent in writing that a Claim is disputed on or before such thirtieth (30th) day: (A) the Purchaser shall not be entitled to set off from its obligations under the relevant Note or Notes at maturity the amount of the Claim, until the Claim has been settled as set forth in subsection (iv) below; and (B) the Escrow Agent shall not make any distribution to the Purchaser pending receipt of a written notice that the amount of the Claim has been settled as set forth in subsection (iv) below and, upon receipt of such written notice of settlement, the Escrow Agent shall distribute the amount of the settled Claim, if any, in accordance therewith.

                           (iv) Settlement of Disputes. Any dispute which may
                  arise under this Agreement with respect to the rights of the Purchaser or the Seller to the Escrow Funds or any part thereof, shall be settled as follows:

                           (A) By mutual agreement of the parties concerned
                  (evidenced by appropriate notice of settlement and instructions in writing to the Escrow Agent, signed by both the Purchaser and the Seller); or

                           (B) If the parties concerned mutually agree to
                  submit the  dispute to arbitration, by  binding arbitration;
                  or


                           (C) By a final order, decree or judgment of a court
                  of competent jurisdiction in the United States of America (the time for appeal having expired and no appeal having been perfected). The Escrow Agent shall be under no duty to institute or defend any such proceedings.

         Q. Remedies. Section 16.5 of the Agreement shall be deleted in its entirety, and replaced with Article XVI-B as follows:

                  XVI-B. Remedies Exclusive.

                           If the Closing occurs, the remedies provided in this
                  Articles XVI and XVI-A shall be the exclusive remedies for monetary damages (whether in law or in equity) with respect to this Agreement and the transactions contemplated herein; provided, however, that the remedies in Articles XVI and XVI-A shall not be the exclusive remedy for a breach by the Seller or KDI D/H of the Seller Non-Competition Agreement or the KDI D/H Non- Competition Agreement, as any such breach shall entitle the Purchaser to all remedies available to it in law or in equity.

         R. Exhibit 4.4(b). EXHIBIT 4.4(b), is hereby amended and restated in its entirety as set forth on EXHIBIT 4.4(b) to this Amendment No. 2.

         S. Exhibit 4.4(c). A new EXHIBIT 4.4(c) is added to the Agreement as set forth on EXHIBIT 4.4(c) to this Amendment No. 2.

         T. Schedule 4.4. SCHEDULE 4.4 is hereby amended and restated in its entirety as set forth on SCHEDULE 4.4 to this Amendment No. 2.

         U. Effective Date. The effective date of this Amendment No. 2 is as of the date first written above.

         V. Continuation of Agreement. Except as expressly modified or amended hereby, all of the terms and conditions of the Agreement and of Amendment No. 1 shall continue and remain in full force and effect.

         W. Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be treated as an original but all of which, collectively, shall constitute a single instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 2 as of the day and year first above written.

                                       KDI/TRIANGLE CORPORATION,
                                            the Purchaser


                                       By:      /s/ John L. Smucker
                                                --------------------------------
                                                John L. Smucker, President


                                       KDI D/H CORPORATION,
                                              KDI D/H



                                       By:      /s/ P. Roger Byer
                                                --------------------------------
                                       Its:     Vice President


                                       KDI/triangle ELECTRONICS, INC.,
                                            the Seller

                                       By:      /s/ Michael D. Snyder
                                                --------------------------------
                                       Its:     President

                                [EXHIBIT 4.4(b)]

                            $500,000 PROMISSORY NOTE
                              (SIX-MONTH MATURITY)
                                (NON-NEGOTIABLE)

                                                   $500,000.00 Detroit, Michigan
                                                                   July   , 1996

         FOR VALUE RECEIVED, the undersigned, KDI/TRIANGLE CORPORATION, a Michigan corporation whose address is 60 South Jefferson Road, Whippany, New Jersey 07981 (the "Purchaser"), hereby promises to pay to KDI/TRIANGLE ELECTRONICS, INC., a Delaware corporation whose address is (3975 McMann Road, Cincinnati, Ohio 452451 (the "Seller"), in lawful money of the United States, the principal amount of Five Hundred Thousand Dollars ($500,000.00). The unpaid principal amount due under this promissory note (this "Six-Month Note")shall bear (i) simple interest at the rate of 9.25% per annum, and (ii) from and after the failure of the Purchaser to pay the principal and accrued interest when due or the occurrence of an Event of Default, simple interest at the rate of 11.25% per annum.

         This Six-Month Note is referred to in, and issued pursuant to, that certain Asset Purchase Agreement, dated May 31, 1996, among the Purchaser, the Seller and KDI D/H Corporation, as amended by Amendment No. 1 to Asset Purchase Agreement dated June 28, 1996 and Amendment No. 2 to Asset Purchase Agreement dated July 12, 1996 (the "Asset Purchase Agreement"). Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement. This Note is subject to and governed by the terms and conditions of the Asset Purchase Agreement. Without limiting the generality of the foregoing, the indebtedness evidenced by this Note shall be subject to set-off pursuant to Article XVI-A of the Asset Purchase Agreement.

         The principal amount and accrued interest due under this Six-Month Note shall be due in one, lump-sum payment on January 17, 1997. This Six-Month Note may be prepaid in part or in full, with accrued interest, without penalty at any time.

         The Purchaser hereby represents, warrants and covenants the following:

         1. The Purchaser shall not sell all or substantially all of its assets without payment of this Six-Month Note and the Twelve-Month Note in the principal amount of $500,000 of even date herewith made by the Purchaser to the Seller (the "Twelve-Month Note"), with accrued interest.

         2. This Six-Month Note and the Twelve-Month Note each are and shall be: (i) junior and subordinate to the Purchaser's obligations under .the notes issued pursuant to the Loan Agreement by and between the Purchaser and Comerica Bank dated July , 1996, or any renewal thereof (the "Comerica Debt"); and (ii) senior to any obligations now or hereafter existing to Microwave Components Enterprises, Inc., which obligations shall at all times be unconditionally subordinated to the Purchaser's obligations under this Six-Month Note and the Twelve-Month Note.

         3. A default in the payment of the Purchaser's obligations under the Comerica Debt will constitute an Event of Default under this Six-Month Note.

         Upon a breach of any representation, warranty or covenant contained in the three enumerated paragraphs above or Purchaser's failure to pay this Six-Month Note at maturity (each an "Event of Default"), amounts then remaining due and unpaid under this Six-Month Note shall become or may be declared to be, immediately due and payable.

         In addition to all principal and accrued interest due under this Six-Month Note, the Purchaser agrees to pay (a) for reasonable costs and expenses incurred by the Seller in collecting the amounts due under this Six-Month Note through reorganization or other proceedings; and (b) all reasonable attorneys' fees and disbursements when and if this Six-Month Note is placed in the hands of an attorney for collection. The payment of all principal and interest and such costs, expenses, fees and disbursements shall not be subject to the limitations contained in Section 16.4 of the Asset Purchase Agreement.

         The payments due hereunder are to be made to the Seller at the address referenced above, or at such other place or places as the Seller shall designate from time to time in writing to the Purchaser.

         The Purchaser hereby waives presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Six-Month Note.

         This Six-Month Note, and the rights and obligations hereunder, are non-negotiable and non- assignable.

         This Six-Month Note shall be governed by and construed, interpreted and the rights of the parties determined in accordance with, the laws of the State of Michigan.

                                               KDI/TRIANGLE CORPORATION,
                                                    the Purchaser


                                               By:
                                                        ------------------------
                                               Its:
                                                        ------------------------

ACCEPTED:

KDI/TRIANGLE ELECTRONICS, INC.
   the Seller

By:
     ----------------------------
Its:
       --------------------------
Dated:
       ---------------

                                [EXHIBIT 4.4(c)]

                            $500,000 PROMISSORY NOTE
                             (Twelve-Month Maturity)
                                (Non-Negotiable)

                                                   $500,000.00 Detroit, Michigan
                                                                   July   , 1996


         FOR VALUE RECEIVED, the undersigned, KDI/TRIANGLE CORPORATION, a Michigan corporation whose address is 60 South Jefferson Road, Whippany, New Jersey 07981 (the "Purchaser"), hereby promises to pay to KDI/TRIANGLE ELECTRONICS, INC., a Delaware corporation whose address is (3975 McMann Road, Cincinnati, Ohio 452451 (the "Seller"), in lawful money of the United States, the principal amount of Five Hundred Thousand Dollars ($500,000.00). The unpaid principal amount due under this promissory note (this "Twelve-Month Note") shall bear (i) simple interest at the rate of 9.25% per annum, and (ii) from and after the failure of the Purchaser to pay the principal and accrued interest when due or the occurrence of an Event of Default, simple interest at the rate of 11.25% per annum.

         This Twelve-Month Note is referred to in, and issued pursuant to, that certain Asset Purchase Agreement, dated May 31, 1996, among the Purchaser, the Seller and KDI D/H Corporation, as amended by Amendment No. 1 to Asset Purchase Agreement dated June 28, 1996 and Amendment No. 2 to Asset Purchase Agreement dated July 12, 1996 (the "Asset Purchase Agreement"). Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement. This Note is subject to and governed by the terms and conditions of the Asset Purchase Agreement. Without limiting the generality of the foregoing, the indebtedness evidenced by this Note shall be subject to set-off pursuant to Article XVI-A of the Asset Purchase Agreement.

         The principal amount and accrued interest due under this Twelve-Month Note shall be due in one lump-sum payment on [insert date one year and 12 days after June 30, 1996]. This Twelve-Month Note may be prepaid in part or in full, with accrued interest, without penalty at any time.

         The Purchaser hereby represents, warrants and covenants the following:

         1. The Purchaser shall not sell all or substantially all of its assets without payment of this Twelve-Month Note and the Six-Month Note in the principal amount of $500,000 of even date herewith made by the Purchaser to the Seller (the "Six-Month Note"), with accrued interest.

         2. This Twelve-Month Note and the Six-Month Note each are and shall be: (i) junior and subordinate to the Purchaser's obligations under the notes issued pursuant to the Loan Agreement by and between the Purchaser and Comerica Bank dated July , 1996, or any renewal thereof (the "Comerica Debt"); and (ii) senior to any obligations now or hereafter existing to

Microwave Components Enterprises, Inc., which obligations shall at all times be unconditionally subordinated to the Purchaser's obligations under this Twelve-Month Note and the Six-Month Note.

         3. A default in the payment of the Purchaser's obligations under the notes issued pursuant to the Comerica Debt will constitute an Event of Default under this Twelve-Month Note.

         4. A default in the payment of the Purchaser's payment obligations under the Six-Month Note for a period of 30 or more days.

         Upon a breach of any representation, warranty or covenant contained in the four enumerated paragraphs above or Purchaser's failure to pay this Twelve-Month Note at maturity (each an "Event of Default"), amounts then remaining due and unpaid under this Twelve-Month Note shall become or may be declared to be, immediately due and payable.

         In addition to all principal and accrued interest due under this Twelve-Month Note, the Purchaser agrees to pay (a) for reasonable costs and expenses incurred by the Seller in collecting the amounts due under this Twelve-Month Note through reorganization or other proceedings; and (b) all reasonable attorneys' fees and disbursements when and if this Twelve-Month Note is placed in the hands of aa attorney for collection. The payment of all principal and interest and such costs, expenses, fees and disbursements shall not be subject to the limitations contained in Section 16.4 of the Asset Purchase Agreement.

         The payments due hereunder are to be made to the Seller at the address referenced above, or at such other place or places as the Seller shall designate from time to time in writing to the Purchaser.

         The Purchaser hereby waives presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Twelve-Month Note.

         This Twelve-Month Note, and the rights and obligations hereunder, are non-negotiable and non-assignable.

         This Twelve-Month Note shall be governed by and construed, interpreted and the rights of the parties determined in accordance with, the laws of the State of Michigan.

                                                 KDI/TRIANGLE CORPORATION,
                                                      the Purchaser


                                                 By:
                                                          ----------------------

                                                 Its:
                                                          ----------------------



ACCEPTED:

KDI/TRIANGLE ELECTRONICS, INC.
   the Seller


By:
     --------------------------

Its:
       ------------------------

Dated:
       ---------------

                                  SCHEDULE 4.4

                             CALCULATION OF INITIAL
                   PURCHASE PRICE PAYABLE AT CLOSING - EXAMPLE



Initial Purchase Price
----------------------

Cash (Section 4.4(a))
----

         Cash (Section 4.4(a)(i))                                               $13,216
         3/31/96 Preliminary Working
              Capital Adjustment
              (Section 4.4(a)(ii))                                                 (936)*
                                                                                --------
         Cash Paid to the Seller                                                $12,284
                                                                                ========

Notes (Sections 4.4(b), 4.4(c))
-----
              Six-Month Note                                                    $   500
              Twelve-Month Note                                                     500
                                                                                --------

Total                                                                           $13,280**
-----                                                                           ========



---------------------

*    Preliminary Working Capital Adjustment (as of 3/31/96). See Schedule 4.3.

** The sum of $13,280,000 (i.e., the Initial Purchase Price), plus $936,000 (i.e., the Preliminary Working Capital Adjustment (as of 3/31/96)) equals $14,216,000 (i.e., the Purchase Price described in Section 4.1).

                   AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT



     This AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT ("Amendment No. 3") is made as of July 19, 1996 among KDI/TRIANGLE CORPORATION, a Michigan corporation (the "Purchaser"), a wholly-owned subsidiary of MICROWAVE COMPONENTS ENTERPRISES, INC., a Michigan corporation ("Enterprises"), KDI D/H CORPORATION, a Delaware corporation ("KDI D/H"), and KDI/triangle ELECTRONICS, INC., a Delaware corporation and wholly-owned subsidiary of KDI D/HE (the "Seller").

                                    RECITALS

     1. Prior to the date hereof, the parties hereto entered into that certain Asset Purchase Agreement dated May 31, 1996 (the "Agreement"), Amendment No. 1 to Asset Purchase Agreement dated June 28, 1996 ("Amendment No. 1") and Amendment No. 2 to Asset Purchase Agreement dated July 12, 1996 (" Amendment No. 2"). Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement, as revised by the later of Amendment No. 1 or Amendment No. 2, to the extent not redefined herein.

     2. The parties desire to revise the Agreement, as amended, to extend the Closing Date. In addition, the parties desire to amend the Agreement, as amended, to provide that the Purchaser will assume the Assumed Pension Liabilities of the Defined Benefit Plan when the assets of such plan are transferred to the New Pension Plan, and will assume the Assumed Pension Liabilities of the 401(k)Plan when the assets of such plan are transferred to the New 401(k)Plan.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of these premises and subject to the terms and conditions contained herein and for the other consideration provided herein, the parties agree to amend the Agreement, as amended, as follows:

     A.   Assumed Pension Liabilities.

          1. Section 3.1(g) of the Agreement is amended and restated in its entirety as follows:

               (g)  THIS SECTION HAS BEEN INTENTIONALLY LEFT BLANK.

          2. A new Section 3.1.A is added to the Agreement to read in its entirety as follows:

               3.1.A Assumed Pension Liabilities. The Purchaser shall assume the Assumed Pension Liabilities as follows:

               (a) The Purchaser will assume the Assumed Pension Liabilities of the Defined Benefit Plan when the assets of such plan are transferred to the New Pension Plan.

               (b) The Purchaser will assume the Assumed Pension Liabilities of the 401(k) Plan when the assets of such plan are transferred to the New 401(k) Plan.

          B. Closing and Closing Date. Section 12.1 of the Agreement, paragraph K of Amendment No. 1 and paragraph K of Amendment No. 2 is amended and restated to read in its entirety as follows:

               12.1 Closing and Closing Date. There shall be a closing of the purchase and sale contemplated herein (the "Closing"), which shall be held at the offices of Rosenman 6 Colin LLP, 575 Madison Avenue, New York, New York 10022- 2585 (212-940-8800; fax 212-940-3815), at
            10:00 a. m. on July 23, 1996 or at such other date and time as the parties hereto may mutually agree upon (the "Closing Date"), to be effective as of the close of 'business on the Closing Date. The parties shall hold a pre-Closing meeting to assemble, review and execute Closing documents on the date preceding the Closing Date at the same location.

     C. Closing Deliveries. Section 12.2(c) of the Agreement is hereby amended to change the references to the date of good standing certificates to be delivered on the Closing Date to a "date not more than 10 business days prior to the Closing Date."

     D. Termination --Methods. Section 14.1(b) of the Agreement, paragraph L of Amendment No. 1 and paragraph N of Amendment No. 2 is amended and restated in its entirety as follows:

               (b) By any party, if the Closing fails to occur on or before July 23, 1996; or

     E. Effective Date. The effective date of this Amendment No. 3 is as of the date first written above.

     F. Continuation of Agreement. Except as expressly modified or amended hereby, all of the terms and conditions of the Agreement, as amended, shall continue and remain in full force and effect.

     G. Counterparts. This Amendment No. 3 may be executed in any number of counterparts, each of which shall be treated as an original but all of which, collectively, shall constitute a single instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 3 as of the day and year first above written.

                        KDI/TRIANGLE CORPORATION,
                             the Purchaser


                        By:  /s/ John L. Smucker
                             -----------------------------------------
                             John L. Smucker, President


                        KDI D/H CORPORATION,
                             KDI D/H



                        By:  /s/ P. Roger Byer
                             -----------------------------------------
                        Its: Vice President


                        KDI/triangle ELECTRONICS, INC.,
                             the Seller



                        By:  /s/ Michael D. Snyder
                             ------------------------------------------
                        Its: President

                   AMENDMENT NO. 4 TO ASSET PURCHASE AGREEMENT


         This AMENDMENT NO. 4 TO ASSET PURCHASE AGREEMENT (" Amendment No. 4") is made as of August 1, 1996 among KDI/TRIANGLE CORPORATION, a Michigan corporation (the "Purchaser"), a wholly-owned subsidiary of MICROWAVE COMPONENTS ENTERPRISES, INC., a Michigan corporation ("Enterprises"), KDI D/H CORPORATION, a Delaware corporation (" KDI D/H"), and KDI/triangle ELECTRONICS, INC., a Delaware corporation and wholly-owned subsidiary of KDI D/H (the "Seller").


                                    Recitals

         1. Prior to the date hereof, the parties hereto entered into that certain Asset Purchase Agreement dated May 31, 1996 (the "Agreement"), Amendment No. 1 to Asset Purchase Agreement dated June 28, 1996 ("Amendment No. 1") Amendment No. 2 to Asset Purchase Agreement dated July 12, 1996 ("Amendment No. 2") and Amendment No. 3 to Asset Purchase Agreement dated July 19, 1996. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement, as revised by the later of Amendment Nos. 1, 2 or 3, to the extent not redefined herein.

         2. The parties desire to revise the Agreement, as amended, to provide for the assumption by the Purchaser of the assets and liabilities of the Seller's 401(k) Plan on August 1, 1996.

                                    Agreement

         NOW, THEREFORE, in consideration of these premises and subject to the terms and conditions contained herein and for the other consideration provided herein, the parties agree to amend the Agreement, as amended, as follows:

         A.       Assumed Pension Liabilities.


                  1. The definition of "New 401(k) Plan" is hereby deleted from
Article I of the Agreement.

                  2. Section 3.1. A(b) of the Agreement is amended and restated in its entirety as follows:

                     (b) THIS SECTION HAS BEEN INTENTIONALLY LEFT
                  BLANK.

               3. Section 9.15(b)of the Agreement is amended and restated in its entirety as follows:

                  (b) 401(k) Plan.

                                    (i) On August 1, 1996 (A) the Purchaser
                  shall adopt and assume and become substituted as sponsor for the 401(k) Plan (including its assets and the Assumed Pension Liabilities thereof) for the benefit of the individuals (participants, beneficiaries or others) listed on SCHEDULE 9.15(b) attached hereto and shall be entitled to and shall have the sole right to amend w the 401(k) Plan, (B) the Purchaser shall adopt and assume all of the Seller's rights and obligations under the Trust Agreement Between KDI D/H Inc. and Fidelity Management Trust Company KDI D/H Inc. Employee Retirement Benefit Plan Trust ("Fidelity Trust") and shall have the sole right to appoint and remove the trustee(s) under the 401(k) Plan and to amend the Fidelity Trust or to enter into a new trust agreement, and (C) the Purchaser shall adopt and assume all of the Seller's rights and obligations under the KDI Employee Retirement Benefit Plan Trust Agreement, under which The Fifth Third Bank is the trustee ("Fifth Third Trust"), and shall have the sole right to appoint and remove the trustee(s)under the 401(k) Plan and to amend the Fifth Third Trust or to enter into a new trust agreement. Upon the Purchaser's adoption and assumption of the 401(k) Plan, the Fidelity Trust, or the Fifth Third Trust, as the case may be, and subject to the Purchaser's compliance with Section 9.15(b)(v), Seller shall have no further rights with respect thereto or any assets held thereunder.

                                     (ii) Following its adoption and assumption
                  by the Purchaser, the 401(k) Plan shall provide credit for service performed with the Seller prior to the Closing Date, based on the information provided in SCHEDULE 9.15(b). Whether in connection with a pending request for a favorable determination letter from the IRS or for some other reason, the Seller shall execute such other documents and take such other action as may be requested by the Purchaser and as may be reasonably necessary for the ongoing administration of the 401(k) Plan, the Fidelity Trust, or the Fifth Third Trust. With respect to any pending request for a favorable determination letter pertaining to the 401(k) Plan, and provided that Seller shall have supplied to Purchaser the documentation pertaining thereto, Purchaser shall diligently and within the prescribed time frames (as may be extended) pursue obtaining the favorable determination letter from the IRS.

                                   (iii) For each individual (participant,
                           beneficiary or other) who is entitled to a benefit from the 401(k)Plan, SCHEDULE 9.15(b) shall contain the following:

                           (A) the amount of the assets and liabilities held under the 401(k) Plan for the account of each individual;

                           (B) the various types of contributions and subaccounts (e. g., employer and before-tax and after- tax employee contributions), each subaccount balance, earnings attributable to each type of contribution and subaccount, the coat basis for any investments in employer stock and the other data, if any, supporting the calculations in (A);

                           (C) the name, date of birth, date of hire, date and reason for termination, Social Security Number, most current address, marital status, years of service and any other data used to compute vesting percentages, plan entry dates and benefit accruals, the most current beneficiary designation and QPSA waiver, if any, and any other information reasonably necessary for the proper administration of the 401(k) Plan.

                  (iv) Each of the parties hereto shall pay its own expenses in connection with the transactions described in this Section 9.15.

                  (v) Prior to August 1, 1996, the Seller shall be responsible for the administration and all related costs of administering the 401(k) Plan to the extent that such expenses are not paid from the 401(k) Plan, provided, however, that any reasonable costs of administering the 401(k) Plan that may, under the Code and ERISA, be paid from the assets of the 401(k) Plan, and that historically have been paid out of the forfeiture account, a part of the 401(k) Plan, (the "Forfeiture Account"), whether incurred before, on or after August 1, 1996, shall continue to be paid out of the

                  Forfeiture Account up to the amount allocated to the Forfeiture Account as of August 1, 1996, including, without limitation, the costs of required audits, IRS filings (e. g., Form 5500's), and other reasonable services that are necessary for the establishment or operation of the Plan, in order that such costs shall not be the responsibility of the Seller. Notwithstanding, Seller shall be responsible for any and all costs properly incurred prior to August 1, 1996, to the extent that such costs cannot be paid out of the balance of the Forfeiture Account on August 1, 1996, and Purchaser may adopt alternative methods of payment for any expenses incurred on or after August 1, 1996. The Seller agrees to administer the 401(k) Plan in compliance with the plan and trust documents and all applicable, laws, including but not limited to ERISA and the Code. After the Closing Date and prior to the transfer of the assets of the Defined Benefit Plan to the New Pension Plan, the Seller shall be responsible for the administration and all related costa of administering the Defined Benefit Plan. The Seller agrees to administer the Defined Benefit Plan in compliance with the plan and trust documents and all applicable laws, including but not limited to ERISA and the Code.

         B. Effective Date. The effective date of this Amendment No. 4 is as of the date first written above.

         C. Continuation of Agreement. Except as expressly modified or amended hereby, all of the terms and conditions of the Agreement, as amended, shall continue and remain in full force and effect.

         D. Authority. The parties represent that a duly authorized officer is executing this Amendment No, 4 on its behalf.

         E. Counterparts. This Amendment No. 4 may be executed in any number of counterparts, each of which shall be treated as an original but all of which, collectively, shall constitute a single instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 4 as of the day and year first above written.


                              KDI/TRIANGLE CORPORATION,
                               the Purchaser


                              By:     /s/ John L. Smucker
                                      ---------------------------------------
                              Its:    President


                              KDI D/H CORPORATION,
                                     KDI D/H



                              By:      /s/ P. Roger Byer
                                       --------------------------------------
                              Its:     Vice President

                              KDI/triangle ELECTRONICS, INC.,
                                   the Seller



                              By:      /s/ Michael D. Snyder
                                       --------------------------------------
                              Its:     President